UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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Chico’s FAS, Inc.

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■

2022 PROXY STATEMENT
And Notice of Annual Meeting of Shareholders To be held June 23, 2022

CHICO’S FAS, INC.
May 6, 2022
TO OUR SHAREHOLDERS:

It is my pleasure to invite you to attend our 2022 Annual Meeting of Shareholders at 9:00 A.M., ET, on Thursday, June 23, 2022 to be held virtually via the Internet for the safety of all of our stakeholders, including our shareholders, in light of the ongoing public health concerns associated with the coronavirus, or COVID-19, pandemic. The meeting will begin with a discussion and voting on the proposals described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement, followed by a report on Chico’s FAS, Inc.’s (the “Company”) financial performance.
This booklet includes the Notice of Annual Meeting of Shareholders and the Proxy Statement. The Proxy Statement is a critical element of the corporate governance process. Its purpose is to provide you with information about the Company’s Board of Directors and executive officers and the proposals that require your vote. Please read these materials so you will understand what business will be transacted and voted upon at the meeting.
We are pleased to rely on Securities and Exchange Commission (“SEC”) rules that allow companies to furnish their proxy materials via the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) instead of a printed copy of our proxy materials (i.e., the Notice of Annual Meeting of Shareholders, the Proxy Statement, our 2021 Annual Report, and a form proxy card or voting instruction form). The Notice of Internet Availability contains instructions on how to access those documents via the Internet and how to submit your proxy via the Internet. The Notice of Internet Availability also contains instructions on how to request a printed copy of our proxy materials. Shareholders who do not receive a Notice of Internet Availability will receive a printed copy of the proxy materials by mail. This process allows us to provide our shareholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.
Our Board and management team are committed to our vision of driving a world where women never have to compromise by providing solutions, building communities and creating memorable experiences to bring women confidence and joy. Notwithstanding these unprecedented times, including the continuing COVID-19 pandemic and supply chain challenges, we delivered robust sales growth across all three of our brands and closed fiscal 2021 with strong momentum. We are supported by the power of our three brands and our loyal, expanding customer base. Our teams also continue to have an unwavering focus on being a digital-first, customer-led company. The Board remains fully confident in the future success of Chico’s FAS, which is underpinned by the Company’s solid strategy, compelling product, operational excellence, outstanding executive leadership team and talented associates.
On behalf of our associates and directors, I thank you for your continued support and confidence in our Company.

BONNIE R. BROOKS
Executive Chair of the Board

CHICO’S FAS, INC.
11215 Metro Parkway
Fort Myers, Florida 33966
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 23, 2022
To the shareholders of Chico’s FAS, Inc.:
■    TIME
9:00 A.M., ET, on Thursday, June 23, 2022
■    ACCESS*
Our Annual Meeting can be accessed virtually at: www.virtualshareholdermeeting.com/CHS2022
*In light of the ongoing public health concerns associated with the COVID-19 pandemic, for the safety of all of our stakeholders, including our shareholders, and taking into account federal, state and local guidance that has been issued, we have determined that the 2022 Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. If you plan to attend the virtual meeting, please see Information About the 2022 Annual Meeting and Voting. Shareholders will be able to attend, vote and submit questions (both before, and for a portion of, the meeting) from any location via the Internet.
■    ITEMS OF BUSINESS
1.	To elect nine directors, each to serve for a one-year term;
2.	To approve an advisory resolution approving the compensation of our named executive officers;
3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent certified public accountants for the fiscal year ending January 28, 2023 (fiscal 2022); and
4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
■    RECORD DATE
You can vote if you were a shareholder of record as of the close of business on April 25, 2022.
■    ANNUAL REPORT
Our 2021 Annual Report, which is not a part of the proxy soliciting material, is available online or enclosed, as further discussed below.
■    PROXY VOTING
It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You are urged to date, sign and promptly return the proxy card in the envelope provided to you, if you receive a printed copy of the proxy materials, or to use the telephone or Internet method of voting described on your proxy card, voting instruction form, or Notice of Internet Availability even if you plan to attend the Annual Meeting, so that if you are unable to attend the Annual Meeting, your shares can be voted. Voting now will not limit your right to change your vote or to attend the Annual Meeting. If you attend the meeting and desire to vote during the meeting, you may withdraw your prior vote or proxy.
The proxy materials are first being mailed or made available to shareholders on or about May 6, 2022.
By Order of the Board of Directors,

Wendy L. Hufford
Corporate Secretary

■	PROXY STATEMENT SUMMARY
This summary highlights certain information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
2022 Annual Meeting of Shareholders
June 23, 2022	Chico’s FAS, Inc.
9:00 A.M. ET	www.virtualshareholdermeeting.com/CHS2022
Voting Matters
Your vote is very important to us. Whether or not you plan to attend the 2022 Annual Meeting, we urge you to vote and submit your proxy on all of the proposals to ensure that your shares are represented.
Proposal	Board Recommendation	For more information, see page
Proposal 1 - Election of Directors	FOR each nominee	10
Proposal 2 - Proposal to approve an advisory resolution approving the compensation of our named executive officers	FOR	37
Proposal 3 - Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent certified public accountants for the fiscal year ending January 28, 2023 (fiscal 2022)	FOR	65
Financial Highlights for 2021
Income per diluted share for fiscal 2021 was $0.37 compared to loss per diluted share of $3.11 in fiscal 2020. Results for fiscal 2021 include the unfavorable impact of litigation settlement charges of approximately $4 million, after-tax. Results for fiscal 2020 include approximately $200 million in significant after-tax non-cash charges as a result of the pandemic. Return on net assets (“RONA”) RONA achieved in fiscal 2021 was 17.3%. RONA is defined as (a) net income divided by (b) the “five-point average” (based on balances at the beginning of the first quarter plus the final balances for each quarter of the fiscal year) of net working capital less cash and marketable securities plus fixed assets.
6	- 2022 Proxy Statement

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Director Nominees
Our board of directors is elected annually. The board of directors has nominated nine directors for election at the 2022 Annual Meeting, as outlined in the table below, for one-year terms expiring at the Annual Meeting of Shareholders to be held in 2023.
Name	Age	Gender	Tenure	Independent	Primary Occupation	Committees
Bonnie R. Brooks	68	F	5 yrs., 9 mos.		Executive Chair of the Board of Chico’s FAS, Inc.	Chair of the Executive Committee
					Former Chief Executive Officer and President of Chico’s FAS, Inc.	Member of the Merchant Committee

Janice L. Fields	66	F	9 yrs., 0 mos.	√	Retired President of McDonald’s USA, LLC	Chair of the Corporate Governance and Nominating Committee
						Member of the Executive Committee
Deborah L. Kerr	50	F	4 yrs., 10 mos.	√	Managing Director of Warburg Pincus	Member of the Corporate Governance and Nominating Committee
						Member of the Environmental, Social and Governance Committee
						Member of the Human Resources, Compensation and Benefits Committee
Eli M. Kumekpor	47	M	0 yrs., 2 mos.	√	Vice President, Global General Manager of Jordan Men’s Brand at NIKE, Inc.
Molly Langenstein	58	F	1 yr., 10 mos.		Chief Executive Officer and President of Chico’s FAS, Inc.	Member of the Executive Committee
John J. Mahoney	70	M	14 yrs., 8 mos.	√	Retired Vice Chairman of Staples, Inc.	Chair of the Human Resources, Compensation and Benefits Committee
						Member of the Audit Committee
						Member of the Executive Committee
Kevin Mansell	69	M	1 yr., 0 mos.	√	Retired Chairman, Chief Executive Officer and President of Kohl’s Corporation	Lead Independent Director
						Member of the Executive Committee
						Member of the Human Resources, Compensation and Benefits Committee
Kim Roy	63	F	3 yrs., 2 mos.	√	Former Group President of Ralph Lauren North America	Chair of the Environmental, Social and Governance Committee
						Chair of the Merchant Committee
						Member of the Audit Committee
David F. Walker	68	M	16 yrs., 10 mos.	√	Former Director of the Accountancy Program at the University of South Florida	Chair of the Audit Committee
						Member of the Environmental, Social and Governance Committee
						Member of the Executive Committee
- 2022 Proxy Statement	7

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Corporate Governance Highlights
Our Board operates within a strong set of governance principles and practices, which reflect discussions with our shareholders and monitoring of suggestions by recognized governance experts and the governance practices of other public companies. Our governance policies generally align with the corporate governance principles for U.S. companies developed by the Investor Stewardship Group (“ISG”). Some of our key governance principles and practices include:
Board Accountability to Shareholders
■	Incumbent directors who fail to receive a majority of the votes cast must tender their resignation.
■	Our Board is elected annually.
■	Our Bylaws include a proxy access provision.
■	Shareholders have the right to call special meetings.
■	Our governance documents and Code of Ethics are disclosed on the Company’s website.
■	We have a mechanism for shareholders to communicate with the Board.
Shareholders’ Voting Rights
■	Each common share is entitled to one vote.
■	Shares of common stock are the only outstanding voting securities of the Company.
■
Amendments to our Articles do not require a super majority vote, except for changes to the provisions regarding the election and removal of directors and shareholder meetings. Our Bylaws may be amended by a vote of the shareholders and shareholders may prescribe in any bylaw approved by them that such bylaw may not be amended by the Board.

Independent Leadership Structure
■	Eight of ten current directors are independent.
■	Seven of nine director nominees are independent.
■	We have a separate Board Chair and CEO.
■
The Board currently has a Lead Independent Director. The Board approved a leadership transition plan, effective immediately following the Annual Meeting, pursuant to which the Board will have an independent Chair.

■	Key committees of the Board have all independent members and independent chairs.
■	Our leadership structure is reviewed annually by our Governance Committee.
■	Independent directors meet in executive session at regularly scheduled board meetings.
■
Our Audit Committee conducts executive sessions with independent auditors, internal audit, the Senior Vice President - General Counsel & Corporate Secretary (“General Counsel”), and the Chief Financial Officer (“CFO”).

Structures and Practices that Enhance Board Effectiveness
■	Our Board reflects, and we focus on in any search for new directors, a diverse and appropriate mix of experience, skills and background.
■	The Board oversees and reviews at least annually the Company’s Enterprise Risk Management program.
■	Individual directors are required to offer their resignation on certain triggers, including changes in professional circumstances or the attainment of the age of 75.
■	The Board and its committees engage in a robust annual evaluation process. Beginning in 2021, each director also completed a director peer and self-assessment.
■
Our directors must limit service on other boards of directors, committees, and business activities that result in significant time commitments or may create conflict of interest or independence issues.

■	Our directors may be removed only for cause by shareholders.
■	Our Governance Guidelines which contain many of our governance policies, are reviewed annually and provided on our website.
8	- 2022 Proxy Statement

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Compensation and Incentive Structure Alignment with Company Goals and Strategy
■	The Company has stock ownership guidelines for our directors and our senior officers.
■	The Company’s Insider Trading Policy prohibits officers and directors from engaging in certain speculative transactions and certain stock pledges.
■	We have an incentive compensation clawback policy.
■	An independent third party evaluates the level of compensation provided to our executive officers.
■	We have incentive compensation practices to ensure alignment with long-term goals.
■
The 2020 Omnibus Plan generally requires a minimum of one-year vesting on grants, prohibits the “recycling” of shares related to stock option exercises, and limits the annual amount of cash and equity compensation that can be granted to non-employee directors for their service as directors. Our annual long-term performance equity grants have a 3-year performance period based on Company performance against specific goals.

■    Compensation Risk Mitigation and Governance Highlights
The following table summarizes certain executive compensation practices that we have implemented to reward performance without encouraging inappropriate or excessive risk taking and to align executives’ interests with shareholders’ interests, as well as practices that we avoid because we do not believe they would serve the long-term interest of the shareholders.
	WHAT WE DO		WHAT WE DON’T DO
✔	Align Pay to Performance: Our compensation program for NEOs emphasizes variable pay over fixed pay to ensure a linkage to the Company's short and long-term financial performance.	✗	Offer Significant Perquisites: We do not provide significant perquisites or personal benefits to NEOs.
✔
Retain Meaningful Stock Ownership Requirements: We require senior executives and non-employee directors to maintain Company stock ownership levels to align their interests with those of our shareholders.
✗
Offer Supplemental Executive Retirement Plans: As part of our emphasis on performance-based compensation plans, we do not provide supplemental executive retirement plans or other retirement benefits to the NEOs, other than the tax-qualified 401(k) defined contribution plan available to all associates and a deferred compensation plan available to certain highly compensated associates. As of December 31, 2021, the deferred compensation plan has been frozen and partially terminated.

✔
Provide Formal Clawback Policy: We have a compensation clawback policy for adjustment, cancellation or recovery of incentive-based awards or payments to our executive officers in the event of a financial restatement, regardless of fault, to ensure that incentive-based compensation is based on accurate financial data.
✗
Permit Hedging or Pledging: NEOs and directors are not permitted to hedge their economic exposures to the Company stock and are also prohibited from trading our stock on margin and pledging our stock as collateral for a loan.

✔
Mitigate Undue Risk: We conduct an annual risk assessment of all of our compensation policies and practices. After reviewing the 2021 compensation risk assessment, the Human Resources, Compensation and Benefits Committee (the “Compensation Committee”) determined that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company.
		✗	Provide Excise Tax Gross-Ups: We do not provide excise tax gross-ups on change-in-control severance payments.
✔	Maintain Committee Oversight: The Compensation Committee has the authority to determine, and reduce if appropriate, compensation provided to our NEOs.
✔	Retain an Independent Compensation Consultant: The Compensation Committee retains an outside independent compensation consultant.
✔
Conduct Regular Shareholder Outreach: We conduct regular shareholder outreach regarding our executive compensation practices, including our alignment of pay to performance, to ensure that our practices are aligned with shareholder expectations and interests.

- 2022 Proxy Statement	9

■	PROPOSAL 1. ELECTION OF DIRECTORS
Our Chico’s FAS, Inc. (the “Company,” “we,” or “us”) Board of Directors (the “Board of Directors” or the “Board”) is comprised of directors with exceptional leadership and governance expertise. This includes fashion merchandising, vertical retail, product development, marketing, omnichannel retail, operations (including supply chain, sourcing and distribution), ERM (including information technology and cybersecurity), real estate, executive compensation/human resources/human capital management, finance, and environmental, social and governance. We are fortunate to have the leadership skills, broad-based knowledge and experience of previously seated public company chief executive officers and chief financial officers. At least half of our directors have also served on the corporate governance committees of other public companies and therefore have extensive expertise in this area. Our Board further employs a very hands-on review of our major corporate initiatives, operations and strategy on an ongoing basis.
Our Board has been steadily refreshed and has what we believe is an optimal range of tenures. The current average director tenure is approximately seven years; 40% have nine or more years of service and 60% have less than six years of service. Our more tenured directors provide important historical insights into our Company’s operations, in addition to their strong governance experience. Notably, the six new directors added since 2016 provide significant fashion merchandising, marketing, retail store operations, supply chain and technology expertise to our Board. Our Board currently consists of ten directors, all of whose terms of office will expire at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”). Based on the recommendation of our Corporate Governance and Nominating Committee (the “Governance Committee”), each of Bonnie R. Brooks, Janice L. Fields, Deborah L. Kerr, Eli M. Kumekpor, Molly Langenstein, John J. Mahoney, Kevin Mansell, Kim Roy and David F. Walker has been nominated by the Board and has agreed to stand for re-election (or election in the case of Mr. Kumekpor) as a director of the Company to hold office until the 2023 Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified. Mr. Kumekpor, who joined the Board on February 21, 2022, was initially recommended to the Governance Committee by a third-party search firm. Stephen E. Watson is not standing for re-election to the Board at the Annual Meeting. Mr. Watson has served on the Board since 2010 and currently serves as a member of the Governance Committee. The Board of Directors greatly appreciates Mr. Watson’s deep commitment, leadership and many contributions to the Board and to the Company’s growth and progress during his years of service.
Our Restated Articles of Incorporation (“Articles”) provide that a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election in an uncontested election (in other words, the votes cast “For” the election of such director nominee must exceed the votes cast “Against” his or her election as a director). Although you may abstain from voting with respect to a particular nominee, that abstention will not be considered a vote cast “For” or “Against” that nominee and, as a result, will not impact the election result. Under our Corporate Governance Guidelines (the “Governance Guidelines”), if an incumbent director does not receive the required number of votes in an uncontested election, that director is required to submit an irrevocable offer to resign from the Board.
In that situation, our Governance Committee would consider the resignation, evaluate the circumstances, and make a recommendation to the Board about whether to accept or reject the resignation or whether to take other action. The Board would act promptly on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it. The Board only will approve as nominees those director candidates who agree to tender such resignation promptly following the certification of the shareholder vote.
The Company’s Governance Guidelines require non-management directors who will turn 75 prior to the next annual meeting of shareholders to submit an offer to resign from the Board, subject to Board acceptance, to be considered at the first Governance Committee meeting following the immediately preceding annual meeting. The Governance Committee is then required to make a recommendation to the Board as to whether to accept or reject the director’s resignation offer. In accordance with this requirement, as he did following the 2020 Annual Meeting of Shareholders, Mr. Watson, who turned 75 in January 2020, provided to Ms. Brooks notice of his offer, subject to Board acceptance, to resign from the Board, effective as of the Annual Meeting. After considering the mix of tenured and newer directors, the Company’s progress on various strategic matters, and the appointment of Mr. Kumekpor, the Company’s Governance Committee recommended to the Board that it accept Mr. Watson’s offer to resign, which the Board approved.
At the Annual Meeting, shareholders will be asked to elect the aforementioned nine director nominees to our Board for the ensuing year.
The following information is provided for each person our Board has nominated and recommended for election at the Annual Meeting. It includes the experience, qualifications, attributes, and skills that our Governance Committee and the Board believe are most important to our sustainable success and led them to conclude that the person should be nominated to serve as one of our directors.
10	- 2022 Proxy Statement

PROPOSAL 1 Election of Directors	■
Nominees for Election

Nominees for Election
Bonnie R. Brooks, 68

Skills and Qualifications:
 •  Executive Chair of the Board of Chico’s FAS, Inc.
 •  Former CEO and President of Chico’s FAS, Inc.
 •  Former Vice Chair, President and CEO of Hudson’s Bay
 •  Former President of Lane Crawford Joyce Group
 •  Former Global Merchandise Manager of Dickson Concepts (International) Limited
 •  Former EVP and General Merchandise Manager
of Holt Renfrew & Company
Current Directorships:
 •  Chico’s FAS, Inc., Executive Committee Chair and Merchant Committee
 •  RioCan Real Estate Investment Trust, Trustee, Investor Committee and Nominating & Governance Committee
Former Directorships: • Abercrombie & Fitch Co. • Empire Company Limited • Rogers Communications Inc. • Hudson’s Bay Company
Bonnie R. Brooks is the Executive Chair of the Board and has been a director since 2016. She served as Chief Executive Officer (“CEO”) and President of the Company from July 30, 2019 to June 24, 2020, after serving as Interim CEO and President beginning April 24, 2019. In connection with the Company’s leadership transition, she became Executive Chair, effective June 24, 2020. She has more than 30 years of global retail executive leadership experience and most recently (January 2014 to December 2016) served as the Vice Chair of Hudson's Bay Company, a fashion retail group operating through multiple banners, including Hudson's Bay, Lord & Taylor, Saks Fifth Avenue, Saks Off Fifth and Kaufhof. Ms. Brooks joined Hudson's Bay in 2008 as Chief Executive Officer and President. From 2012 to 2014, Ms. Brooks served as President of Hudson's Bay Company, responsible for both Hudson's Bay and Lord & Taylor department stores USA. From 1997 to 2008, Ms. Brooks was based in Hong Kong serving as an executive officer, including as President of the Lane Crawford Joyce Group, a women's fashion retailer with over 500 stores in Asia, and as Global Merchandise Manager for Dickson Concepts (International) Limited, a luxury retail group and owner of Harvey Nichols, UK. Prior to that, Ms. Brooks spent over a decade at Holt Renfrew & Company, a Canada-based fashion department store, in roles that included Executive Vice President and General Merchandise Manager. Ms. Brooks also previously served on the board of directors of Abercrombie & Fitch Co., a teen apparel retailer, Rogers Communications Inc., a Canadian diversified communications and media company, and Empire Company Limited, one of Canada’s largest food retailers. Ms. Brooks currently serves as a trustee of RioCan Real Estate Investment Trust, a North American real estate owner and developer. She is a member of the Order of Canada.
Ms. Brooks' significant experience in the retail industry, including her experience as a Chief Executive Officer and President of the Company and Hudson’s Bay, has provided her with operational expertise and extensive public company board experience that qualify her to serve on our Board.
- 2022 Proxy Statement	11

■	PROPOSAL 1 Election of Directors
Nominees for Election

Janice L. Fields, 66

Skills and Qualifications:
 •  Retired President, EVP and COO of McDonald’s USA, LLC
Current Directorships:
 •  Chico’s FAS, Inc., Corporate Governance and Nominating Committee Chair and Executive Committee
 •  Welbilt, Inc., Compensation Committee and Corporate Governance Committee
 •  Alimentation Couce-Tard
Former Directorships: • Taubman Centers, Inc. • Buffalo Wild Wings, Inc. • Monsanto Company
Janice L. Fields has been a director since 2013. She served as President of McDonald's USA, LLC, a subsidiary of McDonald's Corporation (“McDonald’s”), a quick service chain operator and franchiser with $38 billion in sales per year, from January 2010 until her retirement in November 2012. Ms. Fields held numerous other roles at McDonald's, having started her career as a crew member. Prior to serving as President, she held several executive positions within McDonald's USA, including U.S. Division President for the Central Division from 2003 through 2006 and Executive Vice President and Chief Operating Officer from 2006 through January 2010.
From 2008 to 2018, Ms. Fields served on the board of directors of Monsanto Company, a leading global provider of agricultural products, and played a key role in navigating Bayer’s acquisition of the company in 2018. From 2017 until 2018, Ms. Fields also served on the board of directors of Buffalo Wild Wings, Inc. where she was appointed Chairperson in August of 2017. As Chairperson, Ms. Fields played a pivotal role in the acquisition of the company by Arby’s Restaurant Group in 2018.
In 2018, Ms. Fields was appointed to the board of directors of Welbilt, Inc., a leading global provider of commercial food service equipment. Ms. Fields also served on the board of directors of Taubman Centers, Inc., a real estate investment trust that invests in luxury malls, from 2019 to 2020. In 2020, she was appointed to the board of Alimentation Couche-Tard, a Canadian multinational operator of convenience stores.
In addition to her public company service, Ms. Fields serves on the board of directors of Ronald McDonald House Charities, a global nonprofit organization focused on families and children. Previously, Ms. Fields also served on the boards of directors of The Field Museum, a natural history museum, from 2010 through 2012, and United Cerebral Palsy, an international nonprofit service provider for individuals with disabilities, from 2005 through 2013.
Through her numerous executive roles at a Fortune 500 company and board service, Ms. Fields has gained broad financial and operational experience and has demonstrated significant leadership and management skills through her successful implementation of various strategic initiatives. She has developed expertise related to marketing, strategic planning, risk management, production, human resources and mergers and acquisitions, which provides her with valuable insights on operational and strategic matters reviewed by our Board. Ms. Fields’ extensive operational, financial, and strategic planning experience qualifies her to serve on our Board.
12	- 2022 Proxy Statement

PROPOSAL 1 Election of Directors	■
Nominees for Election

Deborah L. Kerr, 50

Skills and Qualifications:
 •  Managing Director of Warburg Pincus
 •  Former Executive Vice President, Chief Product & Technology Officer of Sabre Corporation and FICO
 •  Former Chief Technology Officer of Hewlett-Packard Company
 •  Former Manager, Mission Operations at NASA Jet Propulsion Laboratory
Current Directorships:
 •  Chico’s FAS, Inc., Corporate Governance and Nominating Committee, Environmental, Social and Governance Committee and Human Resources, Compensation and Benefits Committee
 •  Vodafone Group Plc., Audit Committee
 •  NetApp, Inc., Audit Committee
Former Directorships: • International Consolidated Airlines Group, S.A. • D+H Corporation • Mitchell International, Inc. • ExlService Holdings, Inc.
Deborah L. Kerr has been a Director since June 2017. Ms. Kerr also serves on the boards of directors of NetApp, Inc. and Vodafone Group Plc. Ms. Kerr serves as a Managing Director of Warburg Pincus, an American private equity firm with offices in the United States, Europe, Brazil, China and India. She previously served on the board of directors of International Consolidated Airlines Group, S.A., an Anglo-Spanish multinational airline holding company and on the board of directors of ExlService Holdings, Inc., a company that provides business process solutions, integrating operations management, decisions analytics and technology platforms. She also previously served on the board of directors of D+H Corporation, a Canadian company that provides global payments and lending technology, and on the board of directors of Mitchell International, Inc., a company that develops software used by the automotive industry.
From 2013 to 2017, Ms. Kerr was the Executive Vice President, Chief Product & Technology Officer for Sabre Corporation, a software and services technology provider to the travel and transportation industry. From 2009 to 2012, Ms. Kerr served as Executive Vice President and Chief Product & Technology Officer at FICO. Previous roles included leadership roles at Hewlett-Packard Company and at NASA Jet Propulsion Laboratory.
Ms. Kerr is a global operating executive, recognized for executing successful transformations, accelerating growth and innovation, and managing risk and change in complex environments. She is also an experienced private and public company director. Her extensive skill set, particularly her product and technology experience, qualifies her to serve on our Board.
- 2022 Proxy Statement	13

■	PROPOSAL 1 Election of Directors
Nominees for Election

Eli M. Kumekpor, 47

Skills and Qualifications:
 •  Vice President, Global General Manager of Jordan Men’s Brand at Nike, Inc.
 •  Former Vice President, Global Chief Financial Officer of Jordan Brand
 •  Former Vice President of Global Nike Women
 •  Former Chief Financial Officer, CVMD of AstraZeneca
 •  Former Chief Financial Officer, US Oncology at AstraZeneca
Current Directorships:
 •  Chico’s FAS, Inc.

Eli M. Kumekpor has been a director since 2022. Since March 2019, Mr. Kumekpor has been employed by Nike, Inc., a designer, marketer and distributor of athletic footwear, apparel, equipment and accessories, serving as Vice President, Global General Manager, Jordan Men’s Brand since March 2021, and as Vice President, Global Chief Financial Officer, Jordan Brand and Vice President, Global Nike Women prior to that. From April 2015 until February 2018, Mr. Kumekpor held posts with multinational pharmaceutical and biotechnology company AstraZeneca, first as Chief Financial Officer, CVMD (Cardiovascular, Renal and Metabolic Diseases) U.S., and then as Chief Financial Officer, US Oncology. Prior to AstraZeneca, Mr. Kumekpor held various senior financial and corporate development leadership roles with medical company Alcon, including Chief Financial Officer and Head of Finance, US Surgical. He gained prior experience at Life Technologies and Deloitte Consulting. Mr. Kumekpor is a veteran of the United Stated Armed Forces.
Mr. Kumekpor is a global business leader with more than 20 years of financial, strategic, commercial and operational leadership experience across multiple industries, which we are confident will be beneficial to the Company’s future. This experience qualifies him to serve on our Board.
14	- 2022 Proxy Statement

PROPOSAL 1 Election of Directors	■
Nominees for Election

Molly Langenstein, 58

Skills and Qualifications:
 •  CEO and President of Chico’s FAS, Inc.
 •  Former President, Apparel Group of Chico’s FAS, Inc.
 •  Former General Business Manager, Ready-to-Wear at Macy’s
 •  Former Chief Private Brands Officer at Macy’s Inc. and Bloomingdale's
 •  Former Executive Vice President of Private Brands for Men’s and Children’s Wear at Macy’s Inc. Private Brands
Current Directorships:
 •  Chico’s FAS, Inc., Executive Committee

Molly Langenstein is CEO and President of the Company and has been a director since 2020. She joined the Company in August 2019 as the Company’s President, Apparel Group. She transitioned to the role of CEO and President on June 24, 2020. Before joining the Company, she served as General Business Manager, Ready-to-Wear at Macy’s, Inc. (“Macy’s”) from 2017 to 2019. Prior to that, she served as Chief Private Brands Officer of Macy’s and Bloomingdale's from 2015 to 2017. Prior to that role, Ms. Langenstein served as Executive Vice President of Private Brands for Men’s and Children’s Wear at Macy’s Private Brands from 2013 to 2014. In 2012, she was named Executive Vice President, Group Merchandise Manager of Millennial at Macy’s. Earlier, her career at Macy’s included assignments as General Merchandise Manager for Men’s and Kids at Macy’s Florida (Miami), for Millennial at Macy’s West (San Francisco) and for Ready-to-Wear at Macy’s North (Minneapolis). She began her work in the apparel retail industry as a buyer at Burdines. Ms. Langenstein also has served on the Kent State University Advisory Board since 2017.
Ms. Langenstein is a 30-year retail industry veteran with a proven track record of building multiple successful brands. She is an experienced strategist, manager and merchant with a record of success revitalizing sales and profitability in the retail fashion industry. We believe Ms. Langenstein’s expertise in the retail industry and leadership skills qualify her to serve on our Board.
- 2022 Proxy Statement	15

■	PROPOSAL 1 Election of Directors
Nominees for Election

John J. Mahoney, 70

Skills and Qualifications:
 •  Retired CFO and Vice Chairman of Staples, Inc.
 •  Former Partner Global Accounting Firm
 •  Certified Public Accountant
Current Directorships:
 •  Chico’s FAS, Inc., Human Resources, Compensation and Benefits Committee Chair, Audit Committee and Executive Committee
 •  Bloomin’ Brands, Inc., Audit Committee Chair and Nominating and Governance Committee
 •  Burlington Stores, Inc., Board Chair
Former Directorships: • Advo, Inc. • Zipcar, Inc. • The Michael’s Companies, Inc.
John J. Mahoney has been a director since 2007. He retired as Vice Chairman of Staples, Inc. (“Staples”), an office supply retail chain, where he also served as Chief Financial Officer from 1996 through 2012. Prior to 1996, Mr. Mahoney was a partner at the accounting firm Ernst & Young LLP. He currently serves on the boards of directors of Bloomin’ Brands, Inc., a company that owns dining restaurant chains and Burlington Stores, Inc., a national off-price apparel retailer. Mr. Mahoney served on the board of directors of Advo, Inc., a leading direct mail marketing services company, from 2001 to 2007, Zipcar, Inc., one of the world’s leading car-sharing services, from 2010 to 2012, and The Michael’s Companies, Inc., an arts and crafts retail chain, from 2013 to 2021. Mr. Mahoney has been deemed by the Board to be an Audit Committee Financial Expert.
Mr. Mahoney’s extensive experience in several important areas, including finance and strategic planning, public company governance and executive compensation, as well as his deep knowledge of the various issues that retail companies currently face, qualify him to serve on our Board.
16	- 2022 Proxy Statement

PROPOSAL 1 Election of Directors	■
Nominees for Election

Kevin Mansell, 69

Skills and Qualifications:
 •  Retired Chairman, CEO and President of Kohl’s Corporation
Current Directorships:
 •  Chico’s FAS, Inc., Lead Independent Director, Human Resources, Compensation and Benefits Committee and Executive Committee
 •  Fossil Group, Inc., Lead Independent Director and Compensation Committee Chair
 •  Columbia Sportswear Company, Audit Committee and Nominating and Corporate Governance Committee
Former Directorships: • Kohl’s Corporation
Kevin Mansell is the Lead Independent Director of the Board and was appointed a director in April 2021. Mr. Mansell retired in May 2018 as Chairman, CEO and President of Kohl’s Corporation, one of the largest department store retail chains in the United States. Mr. Mansell joined Kohl’s in 1982 as a Divisional Merchandise Manager and held numerous roles at Kohl’s during his more than 35 year career with the company, including serving as Executive Vice President and General Merchandise Manager from 1987 to 1998, as Senior Executive Vice President of Merchandising and Marketing from 1998 to 1999, and as President from 1999, Chief Executive Officer from 2008, and Chairman of the Board of Directors from 2009 until his retirement in May 2018. Prior to joining Kohl’s, Mr. Mansell spent seven years in the Venture Store division of The May Department Stores Company, an American department store holding company, where he held a variety of positions in buying and merchandising. He currently serves on the boards of directors of Fossil Group, Inc., a design, innovation and distribution company specializing in consumer fashion accessories, where he is Lead Independent Director and Chairman of the Compensation Committee, and Columbia Sportswear Company, a global leader in designing, sourcing, marketing, and distributing outdoor, active and everyday lifestyle apparel, footwear, accessories, and equipment products, where he serves on the Audit Committee and Nominating and Corporate Governance Committee. He previously served on the board of directors of the Children’s Hospital of Wisconsin. Subject to his election at the Annual Meeting, the Board has appointed Mr. Mansell to serve as the Chair of the Board effective as of the conclusion of the Annual Meeting.
Mr. Mansell’s more than 40 years of experience in the retail industry, including his experience leading a publicly traded retail Fortune 500 company with a significant omnichannel presence, and strategic, merchandising and financial expertise qualify him to serve on our Board.
- 2022 Proxy Statement	17

■	PROPOSAL 1 Election of Directors
Nominees for Election

Kim Roy, 63

Skills and Qualifications:
 •  Former Group President of Ralph Lauren North America
 •  Former Group President of Ralph Lauren, Lauren Brands
Current Directorships:
 •  Chico’s FAS, Inc., Environmental, Social and Governance Committee Chair, Merchant Committee Chair and Audit Committee
Former Directorships: • Weight Watcher’s International, Inc. (now WW International, Inc.)
Kim Roy has been a director since February 2019. Ms. Roy brings more than 30 years of experience in the retail industry developing and leading iconic American brands.
Ms. Roy is currently President of Kim Roy Consulting LLC, a consulting advisory firm established by Ms. Roy to provide professional consulting services to businesses. Previously, Ms. Roy held several senior leadership positions at Ralph Lauren Corporation. As Group President, North America she was responsible for Polo, Lauren and Chaps brands for men, women, children and home from 2014 to 2016. Prior to that, Ms. Roy was Group President Lauren Brands, leading the company’s portfolio of women’s brands from 2008 to 2014. Ms. Roy joined Ralph Lauren in 2003 to launch its first owned women’s brand, Lauren, and was Lauren President until 2008.
Prior to her years at Ralph Lauren, Ms. Roy was President of Ann Taylor, Group President, Liz Claiborne, Inc. and SVP General Merchandise Manager at Associated Merchandising Corporation. Ms. Roy began her career at Abraham & Straus. Ms. Roy served as a member of the board of directors of Weight Watchers International, Inc. (now WW International, Inc.) and was a member of its Audit Committee. She has been a trustee for Skidmore College, her alma mater, since 2008. Ms. Roy currently serves on its Executive Committee, is Co-Chair for the Compensation Committee and is a member of its Marketing and Communications Committee. Ms. Roy is also a director for Catholic Guardian Services, serving on its Strategic Planning and Finance Committees.
Ms. Roy led several industry leading multi-brand portfolios, particularly in women’s apparel. She has significant strategic, branding, merchandising, and operating expertise. Ms. Roy's expertise in the retail industry, particularly in women’s apparel and merchandising, and leadership skills qualify her to serve on our Board.
18	- 2022 Proxy Statement

PROPOSAL 1 Election of Directors	■
Nominees for Election

David F. Walker, 68

Skills and Qualifications:
 •  Former Partner Global Accounting Firm
 •  Advanced Degree
 •  Certified Public Accountant
 •  Certified Fraud Examiner
 •  Former NACD Board Leadership Fellow
 •  Former Director Accountancy Program at the University of South Florida
Current Directorships:
 •  Chico’s FAS, Inc., Audit Committee Chair, Environmental, Social and Governance Committee and Executive Committee
 •  CommVault Systems, Inc., Audit Committee Chair
Former Directorships: • CoreLogic, Inc. • Paradyne Networks • Technology Research Corporation • First Advantage Corporation
David F. Walker has been a director since 2005. He served as Board Chair from 2015 to 2020. He also serves on the board of directors of CommVault Systems, Inc., a data management software company, and Mr. Walker formerly served on the boards of CoreLogic, Inc., Paradyne Networks, Technology Research Corporation and First Advantage Corporation. In addition, he was the Director of the Accountancy Program at the University of South Florida from 2002 through 2009 and led the school’s Program for Social Responsibility and Corporate Reporting. Mr. Walker was a partner at Arthur Andersen LLP from 1986 until 2002 and led the firm’s assurance and business advisory services practice in the Florida/Caribbean region. Mr. Walker is a certified public accountant and certified fraud examiner. He has been deemed by the Board to be an Audit Committee Financial Expert and was recognized as an NACD Board Leadership Fellow from 2015 to 2021.
Mr. Walker’s experience on other public company boards, his distinguished former role in academia, his governance expertise, and his former service at a global accounting firm, provide the Board with significant leadership, financial and public company oversight experience and qualify him to serve on our Board.
If elected, Ms. Brooks, Ms. Fields, Ms. Kerr, Mr. Kumekpor, Ms. Langenstein, Mr. Mahoney, Mr. Mansell, Ms. Roy, and Mr. Walker will continue their service on the Board beginning after the Annual Meeting, and all will serve on the Board until the Annual Meeting in 2023, until their successors are duly elected and qualified, or until their earlier death, resignation or removal. Unless otherwise directed, the persons named as proxies intend to vote such proxy “FOR” the election of Ms. Brooks, Ms. Fields, Ms. Kerr, Mr. Kumekpor, Ms. Langenstein, Mr. Mahoney, Mr. Mansell, Ms. Roy and Mr. Walker as directors of the Company.
None of the nominees are related to any of the other directors, other nominees for director, or any executive officer of the
Company by blood, marriage or adoption. There are no arrangements or understandings between any director or director nominee and any other person pursuant to which such director or director nominee was or is to be selected as a director.
Each of the nominees for election as director has consented to serve if elected. If, as a result of circumstances not now known or foreseen, any of the nominees becomes unable or unwilling to serve as a director, it is intended that shares represented by the proxies voted for such nominee will be voted for such other person as our Board shall designate to replace such nominee. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve.
Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NINE NOMINEES.
- 2022 Proxy Statement	19

■	PROPOSAL 1 Election of Directors
Director Nominations and Qualifications

Director Nominations and Qualifications
Responsibility for Selection of Director Candidates
The Board is responsible for selecting director candidates. The Board has delegated the screening process to the Governance Committee, with the expectation that other members of the Board and executives take part in the process as appropriate. The Governance Committee identifies individuals qualified to become Board members and recommends such individuals to the Board for its consideration.
Director Criteria
The Governance Committee is responsible for initial review and assessment of the skills, experience and background required of each of the Company’s directors in the overall context of the business and current composition of the Board. When evaluating potential nominees, including incumbent directors, the Governance Committee and the Board take into account our requirement that a substantial majority of Board members be independent; the diversity of experiences and backgrounds represented on the Board; the need for financial, business, academic, public company and other expertise on the Board and its committees; and the need to have directors who will work diligently and collegially to represent the best interests of the Company and its shareholders, associates, customers and communities. While the focus and priorities may change from time to time, this assessment includes an evaluation of a potential nominee’s experience in areas relevant to our business and our strategy. Below is a summary of areas of experience our Board has determined are currently most relevant to our business and corresponding Board representation:
Summary of Director Expertise/Skill
Director	Audit Committee Experience / Audit Committee Financial Expert*	CEO / CFO Experience	Corporate Governance / Other Public Company Board Service	ESG	ERM (including IT & Cybersecurity)	Executive Compensation / Human Resources / Human Capital Management	Fashion Merchandising / Vertical Retail / Product Development	Omnichannel Retail (including Stores, Digital Commerce & Social Media)	Marketing (including Digital, Social & Direct Mail)	Operations (including Supply Chain, Sourcing & Distribution)	Real Estate
Bonnie R. Brooks		√	√	√		√	√	√	√		√
Janice L. Fields		√	√	√		√			√	√	√
Deborah L. Kerr			√	√	√	√			√	√
Eli M. Kumekpor	√	√		√		√		√	√	√
Molly Langenstein		√					√	√	√	√
John J. Mahoney	√*	√	√		√	√		√
Kevin Mansell	√	√	√	√	√	√	√	√	√	√	√
Kim Roy	√		√	√			√	√	√	√	√
David F. Walker	√*		√
Stephen E. Watson	√	√	√			√	√	√	√
*	indicates an Audit Committee Financial Expert in addition to Audit Committee Experience
Our Board is exceptionally diverse, which provides us a broad spectrum of experience and expertise to promote the presentation and consideration of differing points of view. By “diversity,” we mean differences of viewpoint, professional experience, education, international experience, skills and other individual qualities and attributes that contribute to board heterogeneity, including but not limited to, self-identified diversity characteristics such as gender, race, and ethnicity, as well as tenure on the Board and age. The Board and the Governance Committee believe that these varying perspectives are important to the effectiveness of the Board’s oversight of the Company. The Governance Committee does not assign specific weight to particular criteria, and no particular criterion is necessarily applicable to all potential nominees and continuing directors. Ultimately, decisions on director candidates are based on merit and the contributions each candidate can make to the Board, with due regard for the benefits of having a diverse Board.
20	- 2022 Proxy Statement

PROPOSAL 1 Election of Directors	■
Director Nominations and Qualifications

GENDER & RACIAL DIVERSITY
60%

6
4
Diverse
Other

DIRECTOR TENURE
Avg. 7
years

5
2
2
1
< 0 - 4 Years
5 - 9 Years
10 - 14 Years
> 15 Years

DIRECTOR AGE
Avg. 63.6
years

3
1
5
1
<60 Years
61-65 Years
66-70 Years
> 70 Years

BOARD SIZE AND INDEPENDENCE
8/10
Directors are independent

8
2
Independent
Not Indepenent

Directors should be able to provide insights and practical wisdom based on their experience and expertise. Directors are expected to prepare for, attend and participate in Board and Board Committee meetings, to ask direct questions and require straight-forward answers, and to meet as frequently and for as long as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other commitments do not materially interfere with the member’s service as a director. In accordance with our Governance Guidelines, service on other boards and other commitments are considered by the Governance Committee when reviewing candidates for election and re-election.
The Company does not have term limits for its directors. However, as noted above, under the Company’s Governance Guidelines, a non-management director who will attain the age of 75 prior to the next annual meeting of shareholders is required to submit a letter of resignation to the Board effective, if accepted, as of the next annual meeting of shareholders. The Governance Committee and the Board will consider the resignation in the context of whether such director’s continued service contributes to the right mix of tenured and newer directors in light of requirements of the Board at that time. If the Board determines not to accept the director’s resignation, the Governance Committee and the Board will reconsider the issue the following year, if necessary.
The Board and its Governance Committee believe the skills, qualities, attributes, and experience of our current directors provide the Company with the business acumen and diverse range of perspectives needed to engage each other and management, to address effectively the Company’s evolving needs, and to represent the best interests of the Company’s shareholders.
Identifying and Evaluating Nominees
The Governance Committee annually determines whether the current members of the Board continue to provide the appropriate mix of knowledge, skills, judgment, experience, diversity, differing viewpoints and other qualities necessary for the Board to direct the Company based on the list of relevant skills and expertise discussed above. Furthermore, the Governance Committee regularly engages in Board succession planning by assessing the need for additional Board members to fill vacancies or to expand the size or expertise of the Board and the likelihood that the potential nominee can satisfy the applicable criteria for directors. The Governance Committee engages third-party search firms to assist in identifying and evaluating potential Board nominees and also uses Board members’ contacts within the business community. When the Governance Committee seeks a new candidate for directorship, it seeks an individual whose skills and experience will complement the attributes and perspectives of the other members of the Board. The Governance Committee takes into consideration whether particular individuals satisfy the independence criteria established by the Company, which standards meet or exceed those set forth in the New York Stock Exchange (“NYSE”) listing standards, together with any special criteria applicable to serve on various committees of the Board. The Governance Committee also considers the diversity of particular individuals, including differences of viewpoint, professional experience, education, international experience, skills and other individual qualities and attributes that contribute to Board diversity, including but not limited to, self-identified diversity characteristics, such as gender, race, and ethnicity. The information learned
- 2022 Proxy Statement	21

■	PROPOSAL 1 Election of Directors
Committees of the Board

through the Board’s evaluation process, including any identified areas for development on the Board, is also used by the Governance Committee when considering the need for new directors and individual director nominees.
Once the Governance Committee has identified a potential nominee, it makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Governance Committee with the recommendation of the potential candidate, as well as the Governance Committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others.
If the Governance Committee determines, in consultation with the Lead Independent Director (or independent Chair of the Board) and other Board members, as appropriate, that additional consideration is warranted, it may ask Board members or engage third parties to gather additional information about the potential nominee’s background and experience and to report the findings to the Governance Committee. The Governance Committee then evaluates the potential nominee against the criteria set out in the Company’s Governance Guidelines.
In connection with this evaluation, the Governance Committee determines whether to interview the potential nominee. If warranted, the Chair of the Governance Committee, one or more of the independent directors, as well as the CEO and others as appropriate, interview the potential nominee. Thereafter, the Governance Committee deliberates and makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Governance Committee.
Shareholder Nominees
The policy of the Governance Committee is to consider written recommendations from shareholders for positions on the Board. A shareholder who wishes to recommend a potential nominee for the Board should notify the Corporate Secretary of the Company or any member of the Governance Committee in writing with supporting material the shareholder considers appropriate, including the nominee’s name and qualifications for Board membership. In evaluating the nominations, the Governance Committee uses the same criteria as for other candidates recommended by the committee, other Board members, or other persons. In addition, shareholders may nominate persons for election as directors at an annual shareholders’ meeting if such nominations are made in accordance with the procedures set forth in the Company’s Articles.
In addition, a shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of the Company’s stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in our proxy materials director nominees constituting up to 20% of our Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”). The Board believes that the provisions adopted in our Bylaws appropriately balance the benefits shareholders gain under proxy access against the potential disruption that could be created by regular proxy contests, the corresponding turnover of a number of Board seats, and the challenges of on-boarding and integrating new directors.
Committees of the Board
The Board has the following standing committees: (a) Corporate Governance and Nominating Committee, (b) Audit Committee, (c) Human Resources, Compensation and Benefits Committee, (d) Executive Committee, (e) Merchant Committee, and (f) Environmental, Social and Governance (“ESG”) Committee. Each of these Committees has a charter under which it operates. These charters are available at the Company’s website (www.chicosfas.com) by clicking on “About Us” and then “Governance Documents & Charters.” The members of the Board as of the date of this Proxy Statement, and the Committees of the Board on which they currently serve, are identified below:
Director	Corporate Governance and Nominating Committee	Audit Committee	Human Resources, Compensation and Benefits Committee	Executive Committee	Merchant Committee	ESG Committee
Bonnie R. Brooks					✗
Janice L. Fields				✗
Deborah L. Kerr	✗		✗			✗
Eli M. Kumekpor
Molly Langenstein				✗
John J. Mahoney		✗		✗
Kevin Mansell			✗	✗
Kim Roy		✗
David F. Walker				✗		✗
Stephen E. Watson	✗
✗ = Members    = Chair
22	- 2022 Proxy Statement

PROPOSAL 1 Election of Directors	■
Committees of the Board

Board Responsibilities
The primary responsibility of the Board is to provide oversight, counseling, and direction to the Company’s senior executive management with regard to the long-term interests of the Company and its shareholders. To the extent appropriate under Florida law, the Board, in carrying out its duties, also may consider other factors it deems relevant, including the social, economic, legal or other effects of the Company’s business and operations, and its constituents, which include associates, suppliers, customers and the communities in which we do business. The Board’s detailed responsibilities include: (a) selecting, establishing performance goals for, regularly evaluating the performance of, and approving the compensation of the CEO and other executive officers; (b) reviewing, monitoring, and, where appropriate, approving the Company’s major financial objectives, operating and capital plans, and other significant actions or operations; (c) overseeing the Company’s strategic, operational, legal, regulatory, and reputational risk, including management’s identification and assessment of major risks facing the Company, and assisting in developing mitigation strategies; (d) planning for succession with respect to the CEO, and monitoring management’s succession planning for other executive officers; (e) overseeing the conduct of the Company’s business to evaluate whether the business is being properly managed for long-term value and whether proper internal controls are in place and effective; (f) overseeing the Company’s ESG practices, and its processes for maintaining the Company’s integrity and ethical obligations with regard to its financial statements and other public disclosures, its compliance with law and ethical requirements and monitoring, through the ESG Committee and Human Resources, Compensation, and Benefits Committee; (g) monitoring, through the Governance Committee, possible conflicts of interest and related party transactions; and (h) planning for the succession of the Board’s own members, including leadership roles.
The Board has delegated to the CEO, working with the Company’s other executive officers, the authority and responsibility for managing the Company’s business in a manner consistent with the Company’s standards and practices, and in accordance with any specific plans, instructions or directions of the Board. The CEO and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board and/or its various Committees with respect to significant actions to be undertaken by the Company.
Corporate Governance and Nominating Committee
The Governance Committee held five meetings during fiscal 2021. This Committee is responsible for developing, assessing, maintaining, recommending and implementing policies and practices relating to corporate governance, including reviewing and monitoring compliance with the Company’s Governance Guidelines. In addition, as a nominating committee, its principal responsibilities also include interviewing, evaluating, nominating, and recommending individuals for membership on, and to serve as Chair of, the Company’s Board and each of its Committees. This Committee also coordinates the Board’s annual review of director independence and oversees the evaluation process for reviewing the performance of the Board, each of its members and its committees. The Governance Committee is also responsible for reviewing and overseeing any related party transactions (as defined in the Company’s Related Party Transactions Policy) and, after reviewing such related party transactions, for approving or disapproving the entry into such transaction. All of the members of this Committee are, and all of the members of this Committee during fiscal 2021 were, independent within the meaning of the NYSE listing standards and the Company’s Governance Guidelines.
Audit Committee
The Audit Committee held six meetings during fiscal 2021. The Audit Committee’s principal responsibilities are to assist the Board in its general oversight of our accounting, financial reporting, financial risk assessment, internal controls, and audit function. This Committee is directly responsible for: (a) the appointment, engagement, compensation, and oversight of the work of the Company’s independent certified public accountants; (b) reviewing the annual financial results and the annual audit of the Company’s financial statements; and (c) recommending whether the audited financial statements should be included in the Company’s Form 10-K and preparing the Audit Committee Report required under applicable securities laws. The Audit Committee also reviews the Company’s quarterly financial results and each Form 10-Q, and meets with the independent accountants and the Vice President of Internal Audit at least quarterly in order to review the Company’s internal controls and financial management practices. During each fiscal year, at least one (and usually more) of the meetings between this Committee and the independent accountants is held separately without management present. This Committee has established policies and procedures for the engagement of the independent accountants to provide permissible non-audit services, which includes pre-approval of all permissible non-audit services to be provided by the independent accountants.
All members of the Audit Committee are, and all of the members of this Committee during fiscal 2021 were, independent within the meaning of the listing standards of the NYSE, the Company’s Governance Guidelines, and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). SEC regulations also require the Board to determine if a member of its Audit Committee is an “Audit Committee Financial Expert.” According to these regulations, an audit committee member can be designated an Audit Committee Financial Expert
- 2022 Proxy Statement	23

■	PROPOSAL 1 Election of Directors
Committees of the Board

only when the audit committee member satisfies specified qualification requirements, including experience in (or “experience actively supervising” others engaged in) preparing, auditing, analyzing, or evaluating financial statements presenting a level of accounting complexity comparable to what is encountered in connection with the Company’s financial statements. The regulations further require such qualifications to have been acquired through specified means of experience or education. The Board has determined that Mr. Walker, the Chair of this Committee, and Mr. Mahoney each qualify as an Audit Committee Financial Expert within the meaning of the regulations of the SEC and that each of them has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. Although the Board has determined that Mr. Walker and Mr. Mahoney each has the requisite attributes defined under the rules of the SEC, their respective responsibilities are generally the same as those of the other Audit Committee members. The Audit Committee members are not auditors or accountants for the Company, do not perform “field work” and are not full-time associates of any audit firm. The SEC has determined that an audit committee member who is designated as an Audit Committee Financial Expert will not be deemed to be an “expert” for any purpose as a result of being identified as an Audit Committee Financial Expert. (See the Audit Committee Report on page 67 for further information.)
Human Resources, Compensation and Benefits Committee
The Human Resources, Compensation and Benefits Committee (also referred to as the “Compensation Committee”) held five meetings during fiscal 2021. The principal responsibilities of this Committee are to: (a) review and make recommendations to the Board concerning the Company’s compensation philosophy and compensation plans to ensure alignment with the Company’s corporate goals and objectives; (b) evaluate the CEO’s performance against corporate goals and objectives established for the CEO and to approve the compensation of the CEO in light of her or his performance; (c) periodically review and approve the compensation of the executive officers of the Company; (d) provide input and make recommendations to the Board on individuals selected to be executive officers of the Company; (e) oversee and evaluate management’s and, when applicable, the Company’s outside consultants’ assessment of the risks related to the Company’s compensation programs at least annually; (f) review and make recommendations with respect to, and administer, the Company’s existing and proposed annual and long-term incentive compensation and equity compensation plans; (g) oversee and periodically review the Company’s culture and policies and strategies related to attraction, development and retention of human resource talent and evaluate and monitor Company culture and leadership quality, morale and development; (h) oversee and periodically review the Company’s diversity and inclusion programs and policies, as well as the results of those programs and policies; and (i) review and discuss with management the Compensation Discussion and Analysis to be included in the Company’s annual proxy statement, recommend to the Board whether it should be included in such filing, and prepare the Compensation Committee Report required to be included in the
Company’s annual proxy statement. The Compensation Committee also participates in management succession planning processes with the Board and the CEO.
In addition, the Compensation Committee is responsible for evaluating and recommending compensation to be paid to our non-employee directors, including retainers, fees, benefits and perquisites. To support best practices in governance and transparency in connection with director compensation, under its charter, the recommendations of the Compensation Committee relating to director compensation must be reviewed by third parties as the Compensation Committee deems appropriate, which may include the Company’s independent compensation consultant, Chief Human Resources Officer and other human resources personnel and the Corporate Secretary. Furthermore, the Company’s 2020 Omnibus Stock and Incentive Plan (the “2020 Omnibus Plan”) includes an annual per director limit on cash and equity compensation paid to our directors for their service as directors. The Compensation Committee also reviews, makes recommendations with respect to, and monitors compliance with the Company’s Stock Ownership Guidelines.
All of the members of this Committee are, and all of the members of this Committee during fiscal 2021 were, independent within the meaning of the listing standards of the NYSE and the Company’s Governance Guidelines. (See the Human Resources, Compensation and Benefits Committee Report on page 54 for further information.)
Executive Committee
The Executive Committee did not meet during fiscal 2021. The Executive Committee serves primarily as a means for taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by Florida law solely to the Board. In practice, the Executive Committee’s actions have generally been limited to matters that the full Board specifically delegates to the Executive Committee, such as occasional action relating to the Company’s stock repurchase program.
24	- 2022 Proxy Statement

PROPOSAL 1 Election of Directors	■
Committees of the Board

Merchant Committee
The Merchant Committee held seven meetings during fiscal 2021. The Merchant Committee is primarily responsible for providing oversight and advice to the appropriate officers of each of the Company’s brands on matters concerning the Company’s products. This Committee provides advice and insight relating to merchandise and related matters, including product development and competitive and consumer insights, to the Company’s brands at each critical stage of product development.
ESG Committee
The ESG Committee held three meetings during fiscal 2021. The ESG Committee is primarily responsible for (a) assisting the Board in overseeing the Company’s stewardship of matters relating to ESG, including, but not limited to, health and safety, environmental sustainability, human rights, diversity and inclusion, corporate governance, philanthropy and other social and public matters of significance to the Company and (b) providing oversight of the Company’s policies and practices with respect to such matters, including, but not limited to, overseeing the Company’s charitable giving policies and programs. This Committee is also responsible for overseeing and reviewing any reports the Company prepares and publishes related to ESG matters.
Board, Committee and Individual Director Evaluations
Strengthening our Board’s effectiveness is a high priority and we conduct robust annual evaluations to assess our directors’ strengths and identify areas for improvement. Each year, the Board conducts an evaluation process coordinated by the Governance Committee Chair and delivered by the Chair of the Board and other Committee Chairs. A full Board evaluation is conducted to assess how well the Board functions and performs, and Committee evaluations are conducted to assess the membership, leadership, roles and performance of each Committee. Beginning in 2021, each director also completes a director peer and self-assessment pursuant to which the directors examine their peers’ and their own skill sets and contributions to the Board and Committees. The evaluations assess criteria that the Board and its advisors have determined to be important to the success of the Board and Company. In advance of the meeting in which the evaluation occurs, the Board and Committees collect materials and information to assist in their evaluation discussions. They review the qualifications and experience the Board has identified as important for Board effectiveness and how its membership stacks up against those criteria. They also review the number of Board and Committee meetings for the prior fiscal year and attendance records for individual directors. They consider the various responsibilities of the Board or the particular Committee set out in our governing documents, and they examine whether those responsibilities were met. They review a summary of their accomplishments, actions and areas of focus over the year, including any open items. Members of the Board and each Committee also complete a comprehensive questionnaire relating to the Board’s performance, each Committee’s performance, each director’s performance and their individual performance. The data collected from the Board and Committee questionnaires is tabulated, compared to the prior year and shared with the relevant Chairs (of the Board and each Committee) to use in the in-person evaluation discussions.
The Board or Committee, in private session, then engages in focused, candid and thoughtful discussion about their performance. Directors who may not feel comfortable raising an issue in open session are encouraged to speak privately with the relevant Chair (of the Board or Committee), the CEO or General Counsel. Following the evaluation process, the Chair of the Board or the relevant Committee Chair reports to the Board, the CEO and/or the General Counsel (as appropriate) regarding the assessments generally and any desired management or Board action, change in procedure, or required follow-up resulting from the discussion.
The data collected from director peer and self-assessment questionnaires is tabulated and shared with the Chair of the Board and the Governance Committee Chair to use in one-on-one discussions with individual directors as needed to discuss feedback regarding key areas, such as director performance, Board engagement and communication, strategic and operational matters, Board and Committee composition and structure, Board oversight, governance and meeting conduct.
Chair of the Board/Chief Executive Officer
The Board annually elects a Chair after taking into account the recommendation of the Governance Committee made following its annual review of the Company’s Board leadership structure. The Company does not require the separation of its Chair and CEO positions, but they are currently separate. The Company believes that, generally, separating the Chair and CEO roles is a strong governance practice and contributes to the Board’s independence from management. If the Chair of the Board is not independent, the independent directors elect a lead independent director (“Lead Independent Director”) to serve as the focal point for communicating with the CEO, facilitating information flow and communications among non-management directors, and
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■	PROPOSAL 1 Election of Directors
Environmental, Social and Governance Matters

coordinating feedback to the CEO on behalf of the non-management directors regarding business issues and Board management.
Currently, Ms. Brooks, our former CEO and President, is Executive Chair of the Board. Because she is not independent, the independent directors appointed a Lead Independent Director. Mr. Mansell currently serves as the Lead Independent Director. As Lead Independent Director, Mr. Mansell, among other things:
■	engages with the Executive Chair to debrief on decisions reached and suggestions made at Board meetings or independent director sessions;
■	acts as an advisor to the Executive Chair and CEO as requested or required;
■	facilitates communication between the independent directors and Executive Chair;
■	monitors the relationship between the Executive Chair and CEO, including facilitating communication between the Executive Chair and CEO;
■	engages with other independent directors to identify matters for discussion during independent director sessions;
■
provides leadership to the Board if circumstances arise in which the Executive Chair may be, or may be perceived to be, in conflict, in responding to any reported conflicts of interest, or potential conflicts of interest, arising for any director;

■	ensures that the independent directors of the Board meet in separate independent director sessions at Board meetings; and
■	leads independent director sessions and meetings.
The Board believes the role of Lead Independent Director enhances the Board’s oversight of management of the Company and helps to ensure that the Board is fully engaged with the Company’s strategy and its implementation.
As Executive Chair, Ms. Brooks provides additional leadership to enhance the effectiveness and performance of the Board and support to the CEO and senior management of the Company, particularly on strategic matters.
In connection with the Company’s Board leadership transition plan, approved by the Board on March 8, 2022, Ms. Brooks will step down as Executive Chair of the Board effective immediately following the Annual Meeting. Subject to her election at the Annual Meeting, Ms. Brooks will continue to serve as a director on the Board. Subject to his election at the Annual Meeting, the Board has appointed Mr. Mansell to serve as the Chair of the Board effective immediately following the Annual Meeting. With Mr. Mansell’s appointment, the Chair of the Board will again be an independent director, and consequently, Mr. Mansell will perform the functions of the Lead Independent Director in his capacity as independent Chair of the Board.
The Board has determined that moving to an independent Chair of the Board is in the best interests of the Company and its shareholders at this time. The Board believes that this structure will allow the CEO to focus on the day-to-day leadership, operations, and strategic matters of the Company, while helping to promote independent Board oversight, leadership, and engagement.
Environmental, Social and Governance Matters
The Board believes that effective oversight of ESG matters is core to its risk oversight function and is essential to driving sustainable practices and responsible stewardship, providing value to shareholders and benefiting the communities we serve. The Company and its family of brands, Chico’s®, White House Black Market® (“WHBM”) and Soma®, are committed to environmental sustainability, philanthropy, investing in our people, socially-responsible sourcing and sound corporate governance. Our ESG mission is to drive Company results through the lens of accountability, transparency and ESG stewardship by identifying and pursuing synergies between our brand DNA and ESG matters of public significance. To guide us in this mission, we have established four ESG pillars that are linked to our Company’s strategic goals: (1) be customer-led, (2) be product obsessed, (3) leverage digital first opportunities, and (4) deliver operational excellence. We have linked these pillars to mid-term and short-term ESG goals, which we intend to discuss in more detail on our forthcoming 2022 ESG Report.
Oversight of ESG Matters
The Board is committed to supporting the Company’s efforts to operate as a sound corporate citizen, as evidenced by the formation in 2021 of a new Board committee (the ESG Committee) with a dedicated focus on the Company’s ESG policies and practices. The ESG Committee regularly reports to, and advises, the full Board on these matters. In addition, the Company’s ESG Steering Committee works to ensure that ESG matters are appropriately considered and incorporated into our processes and procedures. The ESG Steering Committee is comprised of senior management and is overseen by the ESG Committee. The ESG Steering Committee oversees the Company’s ESG Task Force, our cross-functional associate-led team, which is responsible for driving our ESG efforts through the execution of short-term, mid-term and long-term initiatives and goals within and across each of our divisions.
The following summary highlights some of our policies, practices and initiatives in these areas:
Environmental Sustainability
The Company is committed to building a better world by reducing our environmental impact and increasing the use of sustainable practices throughout our supply chain, stores, distribution center and corporate headquarters. Over the years, we have implemented several programs to reduce our environmental footprint, including, for example: various eco-friendly upgrades to facility systems at our National Store Support Center (“NSSC”), distribution center and in our stores to reduce our energy consumption, expansion of and improvements in our various recycling programs and continued conversion to a paperless environment throughout our organization. The Company factors green optimization efforts into our logistics and sourcing programs to limit our environmental impact, reduce water and
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PROPOSAL 1 Election of Directors	■
Environmental, Social and Governance Matters

chemical usage, improve water quality and increase the use of recycled or sustainably-sourced raw materials in our overall supply chain.
Each of our brands regularly collect gently used products to either donate to women in need or repurpose, to increase the products’ useful life and reduce the amount of waste entering our landfills. To further reduce waste, the Company has been increasing its reliance on technology, including 3D sampling technology, in our design and manufacturing processes, permitting us to reduce the number of physical product development samples produced each season and decrease our reliance on chemical processes, among other benefits.
In addition, our brands have introduced fabric innovations, technology and other efficiencies that reduce our footprint across all our brands. Approximately 27% of our Soma bras are now made in an award winning, LEED Platinum®-certified manufacturing facility. Each of our brands have introduced collections containing Lenzing’s Tencel® fibers, which uses a closed loop process to recapture and reuse 99% of the solvent used to transform wood pulp into cellulosic fibers; and several of Soma’s WKNDTM products contain more than 40% recycled polyester, which is made from recycled PET, the same plastic used in water bottles. Each product that contains recycled polyester helps keep used plastics from entering our landfills and oceans. Our brands are excited to continue to offer our customers expanded assortments of responsibly-sourced products, allowing our customers to wear our products with confidence and joy.
Understanding our supply chain strengths and opportunities allows us to continue to develop sustainability strategies that are meaningful and impactful. Beginning in 2020, the Company now conducts an annual review of our Tier 1 suppliers, which helps the Company gain insight into our suppliers’ environmental and social practices in the following areas:
Environmental Risk and Opportunities	Human Rights
Carbon & Climate	Labor, Health & Safety
Natural Resources	Stakeholders & Society
Waste & Toxicity
Human Capital Management
As of January 29, 2022, we employed approximately 12,700 people, 33% of whom were full-time employees and the balance of whom were part-time employees. The number of part-time employees fluctuates during peak selling periods. As of the above date, approximately 89% of our employees worked in our boutique and outlet stores.
The Company strives to create a culture that attracts and retains qualified talent, with diverse backgrounds, experience and skills embodying our Cultural Values, to drive our strategic priorities forward and support the Company’s overall goals and objectives. Our Compensation Committee meets regularly to provide formal oversight and guidance related to the Company’s human capital management, including our culture, learning and development programs, human resources programs and policies, and competitive compensation and benefits programs as outlined in its charter. The Compensation Committee regularly receives updates on talent, succession planning, diversity and inclusion and other strategies related to our human capital management and provides periodic updates to the Board.
We believe the vigorous enthusiasm of our associates is one of the significant contributors to our success as a family of brands. Each and every day, we strive to create a welcoming and inclusive environment for our associates and customers.
Commitment to our Cultural Values
Our five core values shape the culture of our organization and define our Company’s character — they serve as the lens through which we make decisions for our customers, our associates and our company.
■	Passion for Fashion – We inhale fashion and exhale style. It’s what we love.
■	Continuously Improve and Follow Your Curiosity – Ask questions. Share something. Learn something.
■	Customer Centricity – Our Customer is at the center of everything we do, both internal and external.
■	Be Inspired and Inspire Others – Seek out diverse ideas and thoughts. Embrace new ways of thinking.
■	Be Accountable – We are accountable to metrics. We are recognized for results.
We truly believe that on our journey to thrive as a retail organization staying focused on these Cultural Values is critical because they help drive our daily decisions and actions.
Diversity and Inclusion
As a company, we value the diverse experiences, perspectives, and backgrounds of our associates and customers. We are committed to fostering an inclusive environment that celebrates individuality, influences our culture, and innovates the way we work. The Company continues to report annually on gender diversity in line with Equal Employment Opportunity Commission guidelines, and continues to focus on building a culture that supports fair compensation and advancement opportunities for all employees regardless of gender or race.
We have three main target areas within diversity and inclusion: Inclusion and Retention, Education and Training, and Customer Focus.
We believe that, to increase retention, associates must have a sense of belonging, not only on their individual teams but within the Company. We focus on campus events and celebrations, networking opportunities, recognition, and associate network groups to enhance our culture and provide a sense of belonging for associates. We also conduct training on unconscious bias, the impact of inclusion, cultural awareness, and racial equality. In addition, we have established a vision for the Company focused on our customers’ confidence and joy.
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■	PROPOSAL 1 Election of Directors
Environmental, Social and Governance Matters

We recognize the diversity of our associates and communities in which we live, work, and play and believe in fostering an inclusive environment that celebrates our individuality, influences our culture and innovates the way we work. Beginning in 2021, our Board, through the ESG Committee, further augmented its role in our diversity and inclusion efforts, including by aligning on corporate goals and receiving regular updates from internal stakeholders. The ESG Committee provides the Board with regular updates on these efforts. Under the oversight of our Board’s ESG Committee, our Diversity and Inclusion Council is dedicated to creating an understanding of the power of individuality and inclusion. This is accomplished through events, such as our 21-day Racial Equity Habit Building Challenge, which was a series of events that promoted bonding among team members through sharing of perspectives and impactful personal experiences. We proudly celebrate Black History Month, National Hispanic Heritage Month, Pride Month, Veterans Day, Women’s History Month and Asian American Pacific Islander Month.
We believe that inclusion is a growth strategy and provides a competitive advantage. We invite all associates to self-identify their ethnicity, gender and veteran status enabling the Company to build our inclusion roadmap and accelerate meaningful goals to support diversity and inclusion.
We also believe that all associates deserve to be treated with respect and dignity, and we are firmly committed to providing equal employment opportunities in accordance with our Code of Ethics and our Equal Employment Opportunity and Harassment Prevention policies, which are applicable to all our associates.
Talent Acquisition
Our Fort Myers, Florida NSSC is headquarters to our corporate operations focusing on supporting our 1,266 retail locations.
With stores throughout the U.S., Puerto Rico and the U.S. Virgin Islands and franchise locations in Mexico, as well as an online presence for each of our brands, it takes sophisticated technology, resources and infrastructure to ensure our continued success. From finance and accounting to technology, human resources and merchandising careers, we offer diverse opportunities for talented professionals. We remain committed to and focused on attracting talent that is product and customer obsessed like us. We are an equal opportunity employer, and several of our senior recruiters certified are Certified Diversity Recruiters under the AIRS standards on inclusion and diversity best recruiting practices. The Company has also been accepted into the Military Spouse Employment Partnership, which connects military spouses with partner employers, including the Company, that have committed to recruit, hire, promote and retain military spouses. We firmly believe that when potential candidates see themselves represented in the marketing and recruiting materials of potential employers, it increases the likelihood that the candidates will apply for those positions. As a result, we have updated our visual recruitment materials to better represent our diverse workforce.
Learning and Development
We believe that continuous learning is key to associate growth and development. We provide associates access to our online Chico’s FAS University, which includes multiple learning opportunities to grow their skills and careers. These engaging opportunities include instructor-led classes, both virtual and classroom, and self-led content such as articles, eLearnings, and videos. In addition, all full-time associates receive annual trainings on important topics, including, but not limited to, data protection and privacy, insider trading, and unconscious bias, to assist our efforts to maintain a safe, positive and inclusive work environment. Learning and Development is infused in every part of our associate experience, beginning with onboarding and throughout their career at the Company.
We also continue our efforts to map out and communicate career paths for our associates that offer opportunities for growth both inside and outside of the line of direct reporting. We seek opportunities to identify and develop internal talent to meet our business needs.
Total Rewards
Our Company’s philosophy is to provide competitive compensation, benefits and services that help meet the varying needs of our associates. Our total rewards package includes market-competitive pay, short-term incentives, retirement programs, and a long-term incentive plan based on position/role.
The success of the business is connected to the well-being of our associates. In addition to medical coverage, we offer eligible associates dental and vision coverage, health savings and flexible spending accounts, paid time off, employee assistance programs, voluntary short-term and long-term disability and term life insurance. We also have on-site health and fitness centers at our NSSC and distribution center. Additionally, we offer a 401(k) plan with a Company funded match.
Response to COVID-19 Pandemic
In response to the ongoing public health concerns associated with the pandemic, we implemented significant changes determined to be in the best interest of our associates, as well as the communities in which we operate. This includes: offering associates the option of working remotely and tools to effectively do so, implementing substantial safety measures for associates continuing on-site work in our stores and offices, following U.S. Department of State and Centers for Disease Control and Prevention recommendations for international travel and on-campus visitors, encouraging flexible scheduling across our organization to allow associates to receive COVID-19 vaccines, providing all associates with free counseling and support, including, but not limited to, 24-hour access to licensed counselors and work/life and bereavement specialists, and offering on-site vaccines, COVID-19 tests and counseling at our NSSC and Winder campuses to further support associates. We also developed a COVID-19 focused reporting hotline as well as an internal communication strategy designed to successfully guide our associates through the unchartered waters brought by the pandemic, including by providing our associates with regular updates to changes in Company policies as well as guidance and support for unique personal situations related to the pandemic.
Communication and Engagement
We value our associates and recognize the importance of their contributions. We believe that effective communication among all associates is a major factor in our success. We strongly believe that our success depends on associates understanding how their work contributes to the Company’s overall strategy. To this end, we communicate with our workforce through a variety of channels and
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Environmental, Social and Governance Matters

encourage open and direct communication, including Company-wide “All Hands Meetings” with the Executive team, frequent email communications and associate pulse surveys. Our corporate intranet provides news and information on associate services, such as on-site cafes, childcare facility, fitness center, healthcare clinic, auto repair and detailing services, dry cleaning, personal shipping/mail services, corporate discounts and other amenities and services.
We strive to ensure that our associates work in an environment that fosters two-way communication without fear of retaliation. We have an Open-Door policy; an Ethics Hotline operated by an independent third-party vendor available to our associates and members of our global supply chain 24 hours per day, 365 days per year; and a Loss Prevention Hotline. The Company also has mandatory associate training courses designed to educate and reinforce various of our corporate compliance policies on topics like our Code of Ethics, insider trading, Foreign Corrupt Practices Act, anti-harassment, and others. Anyone with information about known or suspected violations of our Code of Ethics (including suspected workplace violence), any of our Company policies, or of any law, is encouraged to take advantage of the available hotlines or report the matter to a member of management, our Human Resources department or our in-house legal department.
We also regularly conduct associate engagement surveys to measure a range of associate engagement drivers such as organizational culture, career growth opportunity and change management, among others. We use the results of these surveys to further refine our learning and development programming and other opportunities.
Social Responsibility
We believe that every person has a right to safe, decent and humane working conditions, whether in facilities operated by us or by third parties and are committed to responsibly source and create the products that our customers love. Our commitment to social responsibility is an integral part of our culture, and we are dedicated to conducting our global operations using ethical business practices and supporting the dignity of our workers. Our Global Code of Conduct (“Code of Conduct”) extends the principles found in our Code of Ethics to our global supply chain. Our Code of Conduct is inspired by universally accepted human rights principles to reduce the risk that we become complicit in human rights violations. It sets forth our expectations for our suppliers regarding social, health and safety and environmental performance. An obligation to comply with the Code of Conduct is incorporated in contracts with our suppliers.
For the Company’s branded products, we have a robust process to foster compliance with our Code of Conduct by our suppliers and to support our goal to maintain stable long-term relationships with suppliers that align with our values. The process focuses on auditing, monitoring performance, and measuring improvements. We also focus on capacity building by conducting surveys and providing special trainings in many of our strategic factories. We believe these efforts improve the lives of those who work at and with the Company and the communities in which we do business.
More details about some of our ESG efforts are available on the Company’s website (www.chicos.fas.com) under “Responsibility” and in the Company’s Social Responsibility Report and Sustainability Report, which are available at the Company’s website by clicking on “Responsibility” and then “Social Responsibility.” The information contained on, or that may be accessed through the Company’s websites is not incorporated by reference into, and is not a part of, this Proxy Statement.
Philanthropy
The Company strives to positively impact our customers, employees and the communities in which we live and do business through service and giving back. Our brand and corporate cause-related initiatives are focused on raising awareness and funds through local and national partnerships as well as regional, community-based philanthropic causes, disaster relief and associate volunteerism. Highlights include:
■
The Soma Bra Donation program encourages associates and customers to donate their gently, or well-worn bras at our participating boutiques and outlet stores, which are sorted and distributed to our charitable and recycling partners. Bras can also be labeled and shipped directly to our recycling partner using our www.soma.com website. Newer and more gently used bras are donated to women in need through our bra donation partner, I Support the GirlsTM, which collects and distributes essential items, including bras, allowing women experiencing homelessness, impoverishment, or distress to stand tall with dignity. More used bras are sent to The Bra RecyclersTM, a textile recycling organization that recycles bra components to reduce the volume of bras that end up in landfills. We also offer our associates and customers the opportunity to make monetary donations to I Support the GirlsTM in stores or online at www.soma.com.

■	The WHBM Denim Recycling program encourages associates and customers to donate their gently, or well-worn denim at our participating boutiques and outlet stores.
■
WHBM’s partnership with Ladies Who LaunchTM, a nonprofit organization with a mission to celebrate and empower women entrepreneurs, in connection with which WHBM donates funding to Ladies Who Launch through the creation and sale of specialty clothing items.

■
Chico’s FAS Cares Volunteer Days and our paid voluntary Community Service Hours policy gives our associates the opportunity to give back by donating their time to support local charities, including our United Way® partner agencies in Southwest Florida.

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■	PROPOSAL 1 Election of Directors
Governance

Governance
Our Board operates within a strong set of governance principles and practices, which reflect discussions with our shareholders and monitoring of suggestions by recognized governance experts and the governance practices of other public companies. Our governance policies generally align with the corporate governance principles for U.S. companies developed by the Investor Stewardship Group (“ISG”), a collective of some of the largest institutional investors and global asset managers, including some of our own investors, that seeks to promote best practices in corporate governance. Some of our key governance principles and practices include:
Board Accountability to Shareholders
■
Majority Voting and Director Resignation Policy. Incumbent directors up for re-election to our Board who fail to receive a majority of the votes cast in an uncontested election must tender their resignation;

■	Declassified Board. Our Board is fully declassified, meaning the full Board is elected annually;
■	Proxy Access. Our Bylaws include a proxy access provision to make it easier for shareholders to nominate director candidates;
■	Right to Call Special Meetings. Our Articles and Bylaws include a mechanism for shareholders to call special meetings of shareholders;
■	Public Governance Documents. The Company discloses its corporate governance documents and its Code of Ethics on the Company’s website;
■	Shareholder Communication Mechanism. The Company provides a mechanism for shareholders to communicate with the Board; and
■	No Poison Pill. The Company does not have a “poison pill” or other similar shareholder rights provisions in its governance documents.
Shareholders’ Voting Rights
■	One-Share One-Vote. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting;
■	One Class of Stock. Shares of common stock are the only outstanding voting securities of the Company; and
■
Amendments to Articles and Bylaws. Amendments to our Articles do not require a super majority vote, except for changes to the provisions regarding the election and removal of directors and shareholder meetings. Our Bylaws may be amended by a vote of the shareholders, and shareholders may prescribe in any bylaw approved by them that such bylaw may not be amended by the Board.

Independent Leadership Structure
■
Eight of Ten Current Directors are Independent. All but two members of our current Board are independent and, if all nine director nominees are elected at the Annual Meeting, seven of our nine continuing directors will be independent following the Annual Meeting;

■	Separate Board Chair and CEO. The CEO and Chair of the Board are currently separate;
■
Independent Board Leadership Structure. The Board currently has a Lead Independent Director. The Board approved a leadership transition plan, effective immediately following the Annual Meeting, pursuant to which the Board will have an independent Chair;

■	Independent Committees. Each of the Audit Committee, Compensation Committee and Governance Committee have all independent members and an independent chair;
■	Annual Leadership Structure Review. The Board’s leadership structure is reviewed annually by our Governance Committee;
■
Independent Directors Executive Sessions. Independent directors regularly meet in executive session at regularly scheduled Board meetings and the Lead Independent Director (or the independent Chair of the Board) communicates any concerns to the CEO or management; and

■	Audit Executive Sessions. The Audit Committee regularly conducts executive sessions with independent auditors, internal audit, the General Counsel and the CFO.
Structures and Practices that Enhance Board Effectiveness
■
Experience Mix. As described above, our Board is comprised of directors with a diverse and appropriate mix of experience and skills relevant to the Company’s business and strategy and to its status as a public company;

■
Diversity. The Board reflects, and seeks in its searches for new directors, diversity of experience and of personal and professional backgrounds, and self-identified diversity characteristics, including gender, race and ethnicity;

■
Risk Oversight. The Board oversees the Company’s Enterprise Risk Management program, which is reviewed at least annually, and has allocated its various risk management and oversight responsibilities among itself and its Audit, Governance, Compensation and ESG Committees to ensure adequate time and resources to effectively monitor Company risk;

■	Resignation/Retirement Policy. Individual directors are required to offer their resignation on certain triggers, including changes in professional circumstances or the attainment of the age of 75;
■	Annual Evaluations. The Board and its Committees engage in a robust annual evaluation process, and beginning in 2021, each director also completed a director peer and self-assessment, described above;
■
Board Refreshment and Succession Planning. The Governance Committee is responsible for identifying new director candidates, reviewing the composition of the Board and making recommendations to the Board on these matters and overseeing the evaluation process for reviewing the performance of individual directors, the Board and its committees;

■	Over-Boarding and Other Significant Activities. The Company’s Governance Guidelines contain provisions limiting
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PROPOSAL 1 Election of Directors	■
Governance

directors’ service on other boards of directors and their committees as well as undertaking business activities that result in significant time commitments or may create conflict of interest or independence issues;
■	Majority Voting for Mergers. Mergers require the affirmative vote of a majority of the outstanding shares of the Company;
■	Board Size and Director Vacancies. The size of the Board can be changed from time to time and vacancies on the Board can be filled by a majority vote of the Board;
■	Directors Removable Only for Cause. Our Articles provide that directors may be removed only for cause by shareholders; and
■
Annual Review of Governance Guidelines. Many of the governance policies of the Company are contained in our Governance Guidelines which are reviewed annually and provided on our website (see discussion of the Governance Guidelines below).

Compensation and Incentive Structure Alignment with Company Goals and Strategy
■	Stock Ownership Guidelines. The Company has robust stock ownership guidelines in place for our directors and our senior officers;
■
Anti-Hedging and Anti-Pledging Policies. The Company’s Insider Trading Policy prohibits officers and directors from engaging in certain speculative transactions, such as short-term trading, short sales, trading on margin and certain stock pledges;

■
Clawback Policy. The Company has an incentive compensation clawback policy in place that authorizes the Company to recoup past incentive compensation from our executive officers in the event of a material restatement, regardless of fault;

■	Third Party Compensation Review. The Compensation Committee engages an independent third party to evaluate the level of compensation provided to our executive officers;
■
Incentive Compensation Practices Align with Long-Term Goals. As described more fully in our compensation discussions below, the Company has incentive compensation practices to ensure alignment with its long-term goals; and

■
Equity Compensation Practices Align with Long-Term Goals. The 2020 Omnibus Plan generally requires a minimum of one-year vesting on grants, prohibits the “recycling” of shares related to stock option exercises, and limits the annual amount of cash and equity compensation that can be granted to non-employee directors for their service as directors. In addition, beginning in 2018, our annual long-term performance equity grants have a 3-year performance period based on Company performance against specific return on net assets (“RONA”) goals. Moreover, beginning with grants in 2020, dividends are not paid on any equity grants, either performance units or time-based shares, prior to vesting.

Corporate Governance Guidelines and Other Materials
As noted above, the Company has adopted Corporate Governance Guidelines. The Governance Guidelines, together with the charters of the Board’s Committees and other governance documents, provide the framework for the governance of the Company which is designed to promote the Board’s independence from management where appropriate, to establish an environment where the Board is able to adequately perform its function as the overseer of management, and to align the interests of the Board and management with the interests of the Company’s shareholders.
The Governance Guidelines are available at the Company’s website (www.chicosfas.com) by clicking on “About Us” and then “Governance Documents & Charters.” In addition to the Company’s Governance Guidelines, other information relating to corporate governance at the Company is available on the Corporate Governance section of the Company’s website, including:
■	Audit Committee Charter
■	Human Resources, Compensation and Benefits Committee Charter
■	Corporate Governance and Nominating Committee Charter
■	Executive Committee Charter
■	Merchant Committee Charter
■	ESG Committee Charter
■	Articles of Incorporation
■	Bylaws
■	Code of Ethics
■	Policy on Granting Equity Awards
■	Stock Ownership Guidelines
■	Complaint Procedures for Accounting Matters
■	Insider Trading Policy
The Company’s shareholders may also obtain printed copies of these documents by writing to Chico’s FAS, Inc., c/o Corporate Secretary, 11215 Metro Parkway, Fort Myers, Florida 33966.
Corporate Governance Structure
A corporate governance structure is typically defined as the system that allocates duties and authority among a company’s shareholders, board of directors, and management. The shareholders elect the Board and vote on certain governance matters. The Board has the ultimate decision-making authority for the Company, except with respect to those matters specifically
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■	PROPOSAL 1 Election of Directors
Governance

reserved for the shareholders. The Board has responsibility for the Company’s long-term strategic plans, for establishing broad corporate policies, for hiring, overseeing and evaluating executive management, particularly the CEO, and for our overall performance and direction, but is not directly involved in our day-to-day operations. The day-to-day operations of the Company are conducted by its management, under the direction of the CEO. Board members keep informed about our business by participating in meetings of the Board and its Committees, by reviewing analyses, reports and other materials provided by Company management during and between Board meetings and through discussions with our CEO and other associates. The Board conducts its business through meetings and through actions taken by written consent in lieu of meetings. Our Board currently consists of ten directors, including eight independent directors, and our Executive Chair and CEO who are not independent. If all of the nominees for election are elected, following the Annual Meeting the Board will be comprised of seven independent directors and two non-independent directors.
Shareholder Engagement
Our Board and management value and consider our shareholders’ perspectives. To help ensure we understand and focus on the priorities that matter most to our shareholders, our directors and senior management proactively conduct investor outreach. In addition to discussing business results, initiatives, strategy and capital structure, we engage our shareholders on various other matters integral to our business and the Company, such as governance practices, risk management and ESG.
Our Board is directly involved in our investor engagement efforts. In the beginning of 2022, our management and directors held outreach discussions with some of our largest shareholders. Feedback received during these meetings is carefully considered and evaluated by our Board and management.
Code of Ethics
The Company and the Board believe that the long-term success of the Company is dependent upon maintaining an ethical business environment and complying with all legal and regulatory requirements. As part of its oversight in that regard, the Company maintains a Code of Ethics that applies to all directors and associates of the Company, including the CEO, the principal financial officer and the principal accounting officer. The Code of
Ethics is available at the Company’s investor relations website (www.chicosfas.com) by clicking on “About Us” and then “Governance Documents & Charters.” The Company intends to post amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s CEO, principal financial officer, principal accounting officer or its directors) at this location on its website. No waivers have been granted under the Code of Ethics.
Affirmative Determination Regarding Director Independence
Under our Governance Guidelines, a substantial majority of the directors serving on our Board is required to be comprised of independent directors. In general, our Board determines independence on the basis of criteria established by the Company and set forth in the Governance Guidelines, which standards meet or exceed those set forth in the NYSE listing standards, and other facts and circumstances it considers relevant. It is the responsibility of the Governance Committee to evaluate whether each director and each director candidate satisfies these independence standards and to make its findings and recommendations to the Board. In making the independence determination, the Governance Committee and the Board consider all relevant facts, circumstances, and material relationships with the Company, including its affiliates (either directly or indirectly or with an organization of which the director is an officer, shareholder, member or a partner) that may interfere with the exercise of a director’s independence from management. A director is considered independent only if the Board affirmatively determines that the director has no material relationship with the Company, either directly or indirectly. In addition, under the Governance Guidelines and the NYSE listing standards a director is not independent if:
■	The director is or has been within the last three years an associate of the Company.
■	An immediate family member of the director is or has been within the last three years an executive officer of the Company.
■
The director has received more than $120,000 in direct compensation from the Company during any twelve-month period within the last three years. This excludes Board and Committee fees or other forms of deferred compensation for prior service.

■
An immediate family member of the director has received more than $120,000 in direct compensation from the Company (excluding for purposes of this computation any direct compensation received as a non-executive associate of the Company) during any twelve-month period within the last three years.

■	The director or an immediate family member of the director is a current partner of the Company’s internal or external auditor.
■	The director is a current employee of the Company’s internal or external auditor.
32	- 2022 Proxy Statement

PROPOSAL 1 Election of Directors	■
Board’s Role in the Risk Management Process

■	An immediate family member of the director is a current employee of the Company’s internal or external auditor and participates in the Company’s audit.
■
Within the last three years, the director or immediate family member of the director was a partner or associate of the Company’s internal or external auditor and personally worked on the Company’s audit.

■
The director or immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on the other company’s compensation committee.

■
The director is a current associate, or an immediate family member of the director is a current executive officer, of a company that has made payment to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues.

Directors who are designated as independent directors are expected to promptly inform the Company of any anticipated changes in their circumstances or relationships that may impact their designation as an independent director or their qualifications to serve on any Board Committee to which they have been appointed.
The Board, based on the evaluation, findings and recommendations of the Governance Committee, has concluded that all of the director nominees, other than Bonnie R. Brooks, our Executive Chair, and Molly Langenstein, our CEO and President, are, and all directors serving during fiscal 2021 other than Ms. Brooks and Ms. Langenstein, were, independent of the Company and its management under the independence standards set forth in the Governance Guidelines, the NYSE independence standards, and the independence standards set forth in Rule 10A-3 under the Exchange Act. These independent directors are: Janice L. Fields, Deborah L. Kerr, Eli M. Kumekpor, John J. Mahoney, Kevin Mansell, Kim Roy, David F. Walker and Stephen E. Watson, and former director William S. Simon. The Board also has affirmatively determined that the members of the Audit, Compensation, and Governance Committees are all, and the members who served on these Committees during fiscal 2021 were all independent directors during such Committee service. Members of the Compensation Committee also qualify as “non-employee directors” as defined in Rule 16b-3 under the Exchange Act.
Board’s Role in the Risk Management Process
Our Board and its Committees serve an important role in overseeing management’s identification, assessment, and mitigation of risks that are material to us. The Board discharges many of its responsibilities and oversight functions with respect to risk through its Audit, Compensation, and Governance Committees. The Board as a whole generally oversees our Enterprise Risk Management (“ERM”) program, including the evaluation of enterprise risk issues and certain risk issues, such as data, cybersecurity, information systems and ESG, as well as those that are not overseen by other Committees, such as litigation and strategic planning.
In particular, the Audit Committee assists the Board in fulfilling its oversight responsibility relating to the performance of our system of internal controls, certain legal and regulatory compliance, and our audit, accounting and financial reporting processes. The Audit Committee also periodically reviews with our General Counsel any legal and regulatory matters that may have a material adverse impact on our financial statements.
The Compensation Committee is responsible for overseeing the management of risks relating to our compensation programs. In April 2021 and in April 2022, the Compensation Committee asked management to review our compensation policies and practices for all associates to identify general areas of risk and to communicate with the Compensation Committee’s independent compensation consultant concerning the design and structure of our executive compensation program. Management performed its review and discussed areas of potential risk. Management concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company because they include multiple incentives, balancing sales, earnings, margin, expense control and return on net assets (or RONA), and include certain compensation awards that are designed to encourage a longer-term focus. In addition, the design and structure of our compensation programs are generally the same across all business units such that the compensation policies and practices throughout the organization do not vary significantly from the overall risk and reward structure of the Company as a whole. Finally, the Company has adopted several policies which further mitigate any risk that the compensation programs could impose on the Company, including stock ownership guidelines, a robust clawback policy, and anti-hedging and anti-pledging policies. The Compensation Committee reviewed management’s assessments and conclusions and discussed them with management.
The Governance Committee oversees risks associated with corporate governance, business conduct and ethics, and board membership, leadership and structure. Further, the Governance Committee oversees the adequacy and effectiveness of the Company’s information security and technology risk management policies and internal controls regarding technology, data privacy and information security.
The Merchant Committee is responsible for overseeing risks relating to the Company’s products. The Merchant Committee reviews with the appropriate officers of each of the Company’s brands merchandising and related matters at the critical stages of product development.
The ESG Committee assists the Board in overseeing ESG risks, including, but not limited to, health and safety, environmental sustainability, human rights, diversity and inclusion, corporate governance, philanthropy and over social and public matters of significance to the Company. The ESG Committee also oversees the Company’s policies, practices and reports with respect to these matters.
As part of the oversight process, each Committee receives reports from members of management concerning the areas of material risk to the Company that are within the purview of that
- 2022 Proxy Statement	33

■	PROPOSAL 1 Election of Directors
Privacy and Information Security

Committee to enable it to understand our risk identification, risk management and risk mitigation strategies. While each Committee is responsible for assisting the Board in evaluating and overseeing certain risks, the entire Board is kept apprised of such risks through regular Committee reports. This enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
To best manage the ongoing risks of the pandemic to our business and our operations, the Company’s leaders and executive officers continue to closely monitor information from public health officials and the government and have measures in place to safeguard our customers, associates and the financial flexibility of the Company. During these unprecedented times, the Board continues to closely partner with the executive officers to review information, assess potential issues, and oversee the development and implementation of strategies to effectively navigate new issues as they arise.
Privacy and Information Security
The Board and its Committees also serve an important role in managing privacy and information security risks. The Board receives updates from senior management multiple times a year covering the Company’s cybersecurity strategy and current cyber trends. Senior management, the internal Data Privacy and Security Committee and the Governance Committee of the Board also provide oversight of privacy and information security programs.
As necessary to identify, manage and reduce these risks, the Company maintains policies related to privacy, acceptable use, and information security which are designed, among other things, to help protect its data and customer data. The Company also maintains cybersecurity insurance coverage as part of its risk management process. The Company maintains a cybersecurity program that uses a risk-based methodology to support the security, confidentiality, integrity, and availability of its information technology systems. The Company tests its cybersecurity via internal and external audits, including by having independent third parties perform penetration testing of these information infrastructures and engaging in tabletop exercises administered via an independent third party to test the Company’s programs. The Company has also developed incident response programs to assist in the management of cyber and other significant events.
Associates also help to manage privacy and information security risks. The Company maintains a security operations center and employs a VP of Global Infrastructure & Security. Additionally, the Company requires its associates to undergo annual privacy and information security training. The Company also provides ongoing information security education and awareness for associates, including, without limitation, regular phishing drills and educational materials regarding information security.
Board and Committee Meetings/Annual Meeting
Board and Committee Meetings
The Board and its Committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. It is the Company’s policy that directors should attend each meeting of the Board and each meeting of the Committees on which they serve. The Board held five regularly scheduled and one special meeting during fiscal 2021 and each incumbent director attended at least 75% of the aggregate of the total number of Board meetings and meetings of Committees on which he or she served.
During fiscal 2021, the non-management directors of the Board met without the Executive Chair and CEO or other members of management present at four of its regularly scheduled Board meetings.
Director Attendance at Annual Meeting
The Company expects all of its directors to attend the Annual Meeting of Shareholders. Nine of our ten then-serving directors attended our annual meeting of shareholders in 2021. The only director who did not attend was William S. Simon, whose term ended at the 2021 annual meeting.
Communications to Non-Management Directors
Our Board highly values shareholder input and regularly engages in calls and in-person meetings with shareholders. Our Board is also available to talk with shareholders at our annual meetings of shareholders, which we have historically hosted at our NSSC in Fort Myers, Florida. Although the Annual Meeting will be held virtually via the Internet this year, our Board will still be available to talk with shareholders. Further, our Board has established a process for shareholders and other interested parties to communicate with the Board. Shareholders and other interested parties who desire to communicate with members of the Board of Directors, individually or as a group (such as our Lead Independent Director or the independent or non-management directors) may do so by writing to the Company’s Corporate Secretary at: Chico’s FAS, Inc., c/o Corporate Secretary, 11215 Metro Parkway, Fort Myers, Florida 33966, or via email to legal@chicos.com. The Corporate Secretary will forward such communications to the intended recipient(s). Any communication directed to the independent directors or non-management
34	- 2022 Proxy Statement

PROPOSAL 1 Election of Directors	■
Compensation of Directors

directors as a group will be forwarded to our Lead Independent Director (or the independent Chair of the Board). The Corporate Secretary will keep a file with copies of such communications (including a log thereof), and may also provide the Board with summaries of all such communications. Directors may at any time review the log or file of such communications and may request copies of any such communications. Solicitations or matters unrelated to the Company will not be forwarded. Communications pertaining to non-executive officer personnel issues or seeking to do business with the Company will be forwarded to the proper business unit within the Company. Our shareholder communication process is available on our corporate website at https://chicosfas.com/investors/investor-resources/faq.
A separate process has been established for dealing with concerns or complaints regarding the Company’s accounting, internal accounting controls, auditing, improper use of the
Company’s assets, or ethical improprieties. Shareholders, associates, and other parties with such concerns or complaints may report these concerns anonymously through the third-party hotline that has been established by the Company by calling (1-888-361-5813) or submitting through www.chicosfasopendoor.ethiscpoint.com. Such parties may also report their concerns directly to the Company’s Audit Committee via the Corporate Secretary as described above. Associates may also report their concerns on these matters internally to the Human Resources, Internal Audit or Legal Departments. However submitted, these reports will promptly be forwarded to the Chair of the Audit Committee and separately to the Senior Vice President - General Counsel & Corporate Secretary and to the Vice President - Internal Audit, and will be handled in accordance with procedures established by the Audit Committee (see “Complaint Procedures for Accounting Matters” available on the Company’s website (www.chicosfas.com) by clicking on “About Us” and then “Governance Documents & Charters”).
Compensation of Directors
General. Our Company is fortunate to have directors whose commitment to Board service is substantial, as reflected in their active engagement with management.
Under our Governance Guidelines, only our non-management directors are entitled to receive compensation for serving on the Board. The Compensation Committee is responsible for reviewing and recommending director compensation to the Board, which it does at least annually. For each of the past several years, the Compensation Committee engaged the services of Frederic W. Cook & Co., Inc. (“FW Cook”), and beginning in August 2021, Meridian Compensation Partners, LLC (“Meridian”), as outside independent consultants, to assist in its analysis and recommendations. As part of its consulting services, FW Cook provided the Compensation Committee with a review and analysis of the prevailing outside director compensation structures for fiscal 2021, utilizing data from the Company’s peer group companies. FW Cook’s review indicated that the Company’s annual non-employee director compensation, as reported in the Company’s proxy statements filed in 2020 and 2021, was positioned between the 25th percentile and the median of the peer group. The Compensation Committee shared that review and analysis with the full Board as part of its recommendation.
The reviews and analyses discussed above were used in connection with implementing the compensation arrangements described below.
Indemnification. We indemnify our directors to the fullest extent permitted by law so that they will serve free from undue concern for personal risk. This indemnification is authorized under our Bylaws, and accordingly we have signed agreements with all Board members obligating us to provide this indemnification to them.
Base Compensation and Non-Equity Benefits.
During fiscal 2021, each non-employee director received an annual retainer of $90,000. The Lead Independent Director received an additional annual retainer of $35,000. In addition, the directors who served as the Chairs for the Audit Committee, Compensation Committee, Governance Committee, Merchant
Committee, and ESG Committee received additional annual retainers of $20,000, $20,000, $15,000, $40,000 and $11,250 respectively.
The Board determined the Merchant Committee Chair retainer in consultation with FW Cook and upon recommendation from the Compensation Committee based on the frequency of the Committee’s meetings and the associated amount of time necessary to prepare for these meetings. To fulfill its role of providing key insights and support for each of the Company’s brands in the areas of merchandising, product development, assortment architecture, competitive insights and consumer insights, the Committee meets with brand management at the critical stages of product development. During fiscal 2021, these meetings were important to the Company’s turnaround strategy, and we anticipate that a similar or greater number of meetings will be necessary in fiscal 2022 for the Merchant Committee to successfully fulfill its role.
All directors are entitled to reimbursement of their reasonable out-of-pocket expenses for attendance at Board and Committee meetings and until the changes described below, non-employee directors were also entitled to elect to participate in the Company’s health insurance program with coverage provided for the director and his or her dependents, with the cost thereof paid by the Company. In February 2017, the Board voted to discontinue offering participation in the Company’s health insurance program to new Board members and to current non-participating Board members. Those Board members participating in the program as of that date were grandfathered so that their participation could continue. During the last fiscal year, Ms. Fields, Mr. Mahoney, Mr. Simon and Mr. Walker participated in this health insurance program. In addition, Board members are eligible to participate in the same merchandise discount program as all of our associates.
Restricted Stock. The Board has the discretion to make equity awards to non-employee directors. It is anticipated that each year around the time of the Annual Meeting of Shareholders, at the discretion of the Board, each continuing non-employee director will be awarded either a determined number of shares or grant value of restricted stock or restricted stock units (“RSUs”) that would vest one year following the grant date. For fiscal 2021, the
- 2022 Proxy Statement	35

■	PROPOSAL 1 Election of Directors
Compensation of Directors

Board approved a non-employee director equity grant value of $145,000. On June 24, 2021, for their respective service as directors, Ms. Fields, Ms. Kerr, Mr. Mahoney, Mr. Mansell, Ms. Roy, Mr. Walker and Mr. Watson each received a grant of 23,053 shares of restricted equity under the Company’s 2020
Omnibus Stock and Incentive Plan, which was equivalent to approximately $145,003 in grant value, with the right to receive such award in the form of restricted stock or RSUs with deferred delivery. Each non-employee director chose to receive restricted stock, which vests on June 24, 2022.
Director Compensation Table
The following table provides information on the compensation for non-employee directors for fiscal 2021.
Name(1)(2)	Fees Earned or Paid in Cash(4) ($)	Stock Awards(5) ($)	All Other Compensation(6) ($)	Total ($)
Janice L. Fields	105,000	145,003	15,651	265,654
Deborah L. Kerr	90,000	145,003	—	235,003
John J. Mahoney	110,000	145,003	15,651	270,654
Kevin Mansell	90,137	145,003	—	235,140
Kim Roy	141,250	145,003	—	286,253
William S. Simon(3)	49,794	—	16,398	66,192
David F. Walker	110,000	145,003	15,651	270,654
Stephen E. Watson	90,000	145,003	—	235,003
(1)
Ms. Brooks as Executive Chair of the Board and Ms. Langenstein as CEO and President, received no additional compensation for their service as members of the Board during fiscal 2021 and are omitted from the table. Compensation received by Ms. Brooks and Ms. Langenstein for their service as executive officers of the Company is reported in the Summary Compensation Table.

(2)	Mr. Kumekpor is not included in this table because he joined the Board during fiscal 2022.
(3)	Mr. Simon did not stand for re-election in 2021 and his service as a director ended June 24, 2021
(4)	The following table shows the breakdown of the Fees Earned or Paid in Cash between the Annual Retainer and Lead Independent Director and Committee Chair Fees, which are paid quarterly, in arrears.
Name	Annual Retainer Fees ($)	Lead Independent Director and Committee Chair Fees ($)	Total Fees Earned or Paid in Cash ($)
Janice L. Fields	90,000	15,000	105,000
Deborah L. Kerr	90,000	—	90,000
John J. Mahoney	90,000	20,000	110,000
Kevin Mansell	68,984	21,153	90,137
Kim Roy	90,000	51,250	141,250
William S. Simon	35,852	13,942	49,794
David F. Walker	90,000	20,000	110,000
Stephen E. Watson	90,000	—	90,000
(5)
The amounts included in the “Stock Awards” column represent the grant date fair value of restricted equity awards granted to directors in fiscal 2021, computed in accordance with FASB ASC 718. The grant date fair value for shares granted to each non-employee director on June 24, 2021 was $6.29 per share. Each then-serving non-employee director held 23,053 shares of restricted stock as of January 29, 2022.

(6)	For Ms. Fields, Mr. Mahoney, Mr. Simon and Mr. Walker, the amount in this column represents Company-paid premiums for health insurance coverage.
36	- 2022 Proxy Statement

■	PROPOSAL 2. ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Summary of the Advisory Resolution
The Company is asking you to approve the compensation of our named executive officers (“NEOs”) as described in this Proxy Statement (the “say-on-pay” vote). The Company’s NEOs are identified in the Summary Compensation Table on page 55 in the Executive Compensation section and the accompanying tables contained in this Proxy Statement on pages 41-53. While the Board and its Compensation Committee will carefully consider the shareholder vote, the vote is advisory in nature and will not be binding on the Board or the Company.
The Company has long demonstrated its commitment to sound executive compensation practices and corporate governance principles, working to ensure that its practices protect and further the interests of shareholders. We believe that our executive compensation program, as described more fully in the Executive Compensation section of this Proxy Statement, is structured (i) to promote a performance-based culture which links the interests of management and shareholders; (ii) to support our business objectives; and (iii) to align our programs with recognized corporate governance best practices because:
■	Our compensation programs strongly support our key business objectives and our focus on increasing shareholder value.
■
The target compensation mix for our executive officers is comprised of base salary, annual incentive bonus, and long-term incentives, representing a mix that is not overly weighted to annual incentives.

■	Our incentive compensation plans use Company-wide measures which encourage focus on the achievement of objectives for the overall benefit of the Company and prevent overemphasis on any one metric.
■	Our long-term incentives are 100% equity-based, and our annual PSUs are subject to three-year RONA performance goals.
■	Annual incentive awards and PSUs are capped at 200% and 175% of target, respectively.
■	A significant portion of NEO compensation is “at risk” so that if the value we deliver to our shareholders declines, so does the compensation we deliver to our NEOs.
■
We set our annual performance goals for the annual cash incentive bonus at the beginning of the fiscal year (and set related quarterly targets aligned to the annual goals at the beginning of each fiscal quarter) so that the determination as to whether the goals have been achieved is based on objective criteria and so that, at the time the goals are set, there remains sufficient uncertainty as to whether they will be achieved so as to more effectively motivate performance.

■	We monitor and compare the compensation programs and pay levels of executives at peer companies so that our compensation programs are competitive and within the range of market practices of our peers.
■
We conduct an annual risk assessment of our compensation programs; as a result of our most recent assessment, we determined that our policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

■	We require non-employee directors and senior executives to maintain meaningful Company stock ownership levels.
■	Officers and directors are not permitted to pledge their Company stock as collateral for a loan, hedge their economic exposures to Company stock, or trade our stock on margin.
■
We have a formal compensation clawback policy for adjustment, cancellation or recovery of incentive-based awards or payments to our executive officers in the event of a material financial restatement, regardless of fault.

■	We do not provide significant perquisites or personal benefits to NEOs.
■
As part of our emphasis on performance-based compensation plans, we do not provide supplemental executive retirement plans or other non-performance-based retirement benefits to the NEOs, other than the tax-qualified 401(k) defined contribution plan available to all associates and the now frozen deferred compensation plan, for certain highly-compensated associates.

■	Our severance policies historically have lined up with competitive practice, and we do not provide tax gross-ups.
As noted below, our compensation philosophy emphasizes pay for performance and places a significant percentage of NEO compensation “at risk.” For fiscal 2021, between 51% - 86% of our executive compensation opportunity was at risk, subject to performance.
In addition, the Company has in the past sought and received shareholder approval for the equity incentive plan that we use to motivate, retain, and reward our executives, most recently the 2020 Omnibus Plan, approved by shareholders in 2020. Compensation provided pursuant to shareholder-approved plans makes up a significant portion of the pay that the Company provided to its NEOs.
At our 2021 Annual Meeting of Shareholders, we received approximately 97% approval of our executive compensation for fiscal 2020.
- 2022 Proxy Statement	37

■	PROPOSAL 2 Advisory Resolution to Approve the Compensation of Our Named Executive Officers

Accordingly, the Board recommends that the shareholders approve the following advisory resolution:
RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to compensation disclosure rules of the
Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative discussion.
The next opportunity for our shareholders to vote to approve the compensation of our named executive officers will be at our 2023 Annual Meeting.
Recommendation
The Board encourages shareholders to endorse the executive compensation program by voting in favor of this resolution. Although the say-on-pay vote is non-binding, the Board and its Compensation Committee, which is comprised entirely of independent directors, will consider the voting results, as well as other communications from shareholders relating to our compensation practices, and take them into account in future determinations concerning our executive compensation program.
THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL.
38	- 2022 Proxy Statement

■	EXECUTIVE OFFICERS
The following table sets forth certain information regarding the Company’s current executive officers.
Executive Officers	Age	Positions	Years with the Company
Bonnie R. Brooks	68	Executive Chair of the Board	3
Molly Langenstein	58	Chief Executive Officer, President and Director	2
Patrick J. Guido	49	Executive Vice President - Chief Financial Officer	(a)
Kristin M. Gwinner	53	Executive Vice President - Chief Human Resources Officer	9
Joseph R. Topper, Jr.	61	Executive Vice President - Chief Digital Officer	1
David M. Oliver	64	Senior Vice President - Finance, Controller and Chief Accounting Officer	10
Wendy L. Hufford	60	Senior Vice President - General Counsel and Corporate Secretary	(a)
(a)	Joined the Company in September 2021.
Non-Director Executive Officers
Patrick J. Guido (“PJ”) is Executive Vice President – Chief Financial Officer of Chico's FAS, Inc. Prior to joining the Company in September 2021, PJ was Chief Financial Officer of Asbury Automotive, one of the largest automotive retailers in the United States. Prior to Asbury, he worked with lululemon athletica inc., a multinational designer, distributor, and retailer of healthy lifestyle inspired athletic apparel and accessories, where he served as Chief Financial Officer. Mr. Guido also spent seven years at VF Corporation, a global leader in branded lifestyle apparel, footwear and accessories with a portfolio of brands that included The North Face, Vans and Timberland. During his tenure at VF Corporation, he served as Treasurer and Vice President of Corporate Development, managing capital allocation strategies, mitigating global financial risk, and executing on multiple strategic initiatives for the company. Mr. Guido has also served in key financial roles within Treasury, Financial Planning and Operations at The Home Depot, Inc. and Saks Incorporated. Mr. Guido received his MBA from Vanderbilt University, and holds a BS from Georgetown University.
Kristin M. Gwinner is Executive Vice President – Chief Human Resources Officer of Chico’s FAS, Inc. Ms. Gwinner joined the Company in December 2012 and has over 20 years of Human Resources experience within the retail and telecommunications industries. Ms. Gwinner has held multiple leadership roles within Chico’s FAS, Inc. leading to her current position as Executive Vice President – Chief Human Resources Officer. Ms. Gwinner initially joined Chico’s FAS, Inc. as Vice President, Human Resources, followed by the roles of Vice President of Talent, Development, and Diversity and Inclusion and Senior Vice President of Human Resources. Previously, Ms. Gwinner served as head of human resources in the role of Vice President, Human Resources for PacSun, a specialty retailer that offers a cross-section of emerging brands and trending fashion based in Anaheim, California from 2010 to 2012. Prior to joining PacSun, Ms. Gwinner served as Sr. Director, Human Resources for T-Mobile US, Inc. a national provider of wireless voice, messaging, and data services. During her time with T-Mobile US, she held numerous positions of increasing scope and worked through several mergers and acquisitions in the telecommunications industry. Ms. Gwinner holds a Masters in Human Resources Management from Troy State University, a Bachelor’s in Business
Management from Florida State University, is SPHR certified, and is a certified Executive Coach (Center for Executive Coaching). Ms. Gwinner currently serves on the Diversity and Inclusion Leadership Council of RILA, the Retail Industry Leaders Association, and on the Board for the Foundation for Lee County Schools.
Joseph R. Topper, Jr. (“Jay”) is Executive Vice President – Chief Digital Officer of Chico’s FAS, Inc., having joined the Company in March 2021. Prior to joining the Company, Mr. Topper served as Chief Digital Officer at FTD® from 2018 to 2020, where he was instrumental in driving the company’s e-commerce business, products and technology functions, supply chain and e-commerce operations, and as Chief Information and Chief Technology Officer from 2016 to 2018. Before that, Mr. Topper served as Chief Information Officer and Chief Technology Officer (“CTO”) at Vitacost.com from 2013 to 2014, where he led technology, fulfillment, distribution, social media and customer service and was the first CTO to re-invigorate and re-architect the company’s technology ecosystem. Mr. Topper is a former Commissioned Officer in the United States Coast Guard and holds a master’s degree in Telecommunications and Computing Management from the NYU Tandon School of Engineering and a bachelor’s degree in Mathematical Sciences from the United States Coast Guard Academy.
David M. Oliver is Senior Vice President – Finance, Controller and Chief Accounting Officer of Chico’s FAS, Inc. He joined the Company in March 2012 and has held multiple leadership roles within Chico’s FAS, Inc. leading to his current position. Mr. Oliver initially joined the Company as Vice President – Finance and Controller, followed by the role of Group Vice President – Finance, Controller, Chief Accounting Officer and Treasurer. Most recently, he served as Interim Chief Financial Officer and Senior Vice President – Controller. Prior to joining the Company, Mr. Oliver held various finance roles with SUPERVALU Inc., a retail and wholesale grocery chain, including Chief Financial Officer – Supply Chain Services, Vice President, Corporate Controller and Vice President, Investor Relations from 2004 to 2012. Mr. Oliver also served as an executive finance officer at the Arden Group, Inc. and The Vons Companies, Inc., both food supermarket retailers, as well as Audit Manager and CPA at the accounting firm Arthur Andersen.
- 2022 Proxy Statement	39

■	EXECUTIVE OFFICERS
Non-Director Executive Officers

Wendy L. Hufford is Senior Vice President – General Counsel and Corporate Secretary of Chico’s FAS, Inc., having joined the Company in September 2021. Ms. Hufford was previously the Founder and President of Effective Dispute Management, LLC, a consulting firm that specialized in process improvement, cost optimization and dispute resolution, where she has had been since 2020. Prior to that, from October 2018 to April 2020, she served as Senior Vice President – General Counsel and Corporate Secretary at Ascena Retail Group, Inc., a Fortune 500 multi-brand retail company, where she was responsible for leading legal, compliance, risk and government affairs of the company. Ascena Retail Group, Inc. filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in July 2020. Ms. Hufford previously was Chief Legal Operating Officer and Vice President – US, Litigation, Risk & Human Resources at
Boehringer Ingelheim, the largest private pharmaceutical company in the world, where she was responsible for law department operations and all litigation, government investigations, information governance, risk management and human resources counseling functions from 2015-2018. Ms. Hufford is a graduate of Colgate University and The Yale Law School.
None of the executive officers or directors who currently serve or who served in such capacities during fiscal 2021 are related to one another. There are no arrangements or understandings pursuant to which any executive officer was elected to office. Executive officers are elected by and serve at the discretion of the Board.
40	- 2022 Proxy Statement

■	COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis describes the material elements of the Company’s executive compensation program, how it is designed to support the achievement of our key strategic and financial objectives, and the compensation decisions the Compensation Committee made under the program for our NEOs as defined under SEC rules, who for fiscal 2021 were:
Named Executive Officers	Current Title
Bonnie R. Brooks	Executive Chair of the Board
Molly Langenstein	Chief Executive Officer, President and Director
Patrick J. Guido	Executive Vice President - Chief Financial Officer
Kristin M. Gwinner	Executive Vice President - Chief Human Resources Officer
Joseph R. Topper, Jr.	Executive Vice President - Chief Digital Officer
David M. Oliver(a)	Senior Vice President - Finance, Controller and Chief Accounting Officer
(a)	Interim Chief Financial Officer and Senior Vice President, Controller until September 2021.
Executive Summary
The below Compensation Discussion and Analysis provides an overview of our business performance for fiscal 2021, highlights the key components and structure of our executive compensation program, discusses the principles underlying our compensation policies and procedures, and addresses other matters we believe explain and demonstrate our performance-based compensation philosophy, including the impact of the pandemic on our business and financial results, and our executive compensation for fiscal 2021.
Strategic Highlights
In fiscal 2021, the Company targeted the below five operating priorities in order to maximize the opportunities in each of its brands - Chico’s, WHBM and Soma:
1.	Continuing our ongoing digital transformation;
2.	Further refining product through fit, quality, fabric and innovation in each of our brands;
3.	Driving increased customer engagement through marketing;
4.	Maintaining our operating and cost discipline; and
5.	Further enhancing the productivity of our real estate portfolio.
The Company’s fiscal 2021 business highlights include:
■
Generated robust results: The Company posted $0.37 net income per diluted share for fiscal 2021, the best performance since 2017, driven by sales growth, gross margin expansion and diligent expense control.

■
Continued improving sales performance at Chico's: Sales at Chico’s continued to grow during the year, as demonstrated by the 33.2% increase in comparable sales for the thirteen weeks ended January 29, 2022 (the “fourth quarter”). Chico's continued to benefit from elevated product styling and quality enhancements, and customers responded enthusiastically to denim, wovens and sweaters. Inventories remained lean, which fueled high productivity and increased full-price sales in the quarter.

■
Continued improving sales performance at WHBM: WHBM continued to deliver exceptional sales gains in fiscal 2021, posting a 45.6% comparable sales increase in the fourth quarter. WHBM continued to benefit from elevated quality and product enhancements, and customers responded positively to denim and new jacket silhouettes. Inventories remained lean, which fueled high productivity and increased full-price sales in the quarter.
■
Continued exceptional sales growth at Soma: Soma posted a 9.5% comparable sales increase over the thirteen weeks ended January 30, 2021 and a 26.2% comparable sales increase over the thirteen weeks ended February 1, 2020. Data from market research firm NPD Group Inc. shows that Soma’s growth continues to outpace the market in non-sport bras, panties and sleepwear. Management believes this research, along with continued strong performance, is a clear indication that Soma is well positioned to capture additional market share and grow into a billion-dollar brand.

■
Enhanced marketing continued to drive traffic as well as new customers: Chico's FAS continued to elevate its marketing, allocating more resources to digital storytelling, influencers and other social efforts. These initiatives are driving more customers to our brands, with total customer count up 17% over fiscal 2020 and the average customer age continuing to trend younger.

■
Improved gross margin: The full year fiscal 2021 gross margin rate rose to 36.7%, the Company’s best performance since fiscal 2017, driven by higher full-price sales, less promotional activity and improved leverage of occupancy costs on higher sales, partially offset by increases in raw materials and freight costs.

■
Continued cost discipline: Selling, general and administrative expenses declined to 33.0% of net sales for fiscal 2021, the Company’s best performance since fiscal 2017, reflecting the impact of sales leverage and the ongoing benefit of cost savings initiatives implemented in prior years.

■	Obtained additional rent reductions: In fiscal 2021, Chico's FAS obtained approximately $22 million in incremental savings
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■	COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Objectives

from landlords in addition to the $65 million of reductions and abatements negotiated during fiscal 2020, for a total savings of $87 million. We believe these renegotiated store leases will provide an occupancy tailwind that will further enhance store profitability.
■	Strengthened balance sheet: The Company ended fiscal 2021 with more than $115 million in cash, even after repaying $50 million of long-term debt during the year.
Financial Highlights
Income per diluted share for fiscal 2021 was $0.37 compared to loss per diluted share of $3.11 in fiscal 2020. Results for fiscal 2021 include the unfavorable impact of litigation settlement charges of approximately $4 million, after-tax. Results for fiscal 2020 include approximately $200 million in significant after-tax non-cash charges as a result of the pandemic. Actual return on net assets (“RONA”) achieved in fiscal 2021 was 17.3%. RONA is defined as (a) net income divided by (b) the “five-point average” (based on balances at the beginning of the first quarter plus the final balances for each quarter of the fiscal year) of net working capital less cash and marketable securities plus fixed assets.
Compensation Philosophy and Objectives
The goal of our executive compensation program is the same as our goal for the Company — motivate executives to achieve multi-year financial and strategic goals and create long-term shareholder value. To this end, we have designed and implemented a compensation program intended to attract, motivate, and retain highly skilled executive officers and reward them for results that increase shareholder value through sustained, profitable financial performance and outstanding leadership that reflects our values and unique culture.
The Company structures our executive compensation program and decisions on the same basic objectives that guide us in establishing all of our compensation programs:

■
Attract and Retain Talented Executives. Compensation should reflect the value of the particular job in the marketplace and should be at the levels necessary to attract and retain the high-caliber talent required to lead our Company. We believe these levels are generally the market median of similarly situated companies.

■	Pay for Performance. Compensation should reward performance that achieves our strategic and financial objectives and enhances shareholder value.
○
Our compensation programs are structured so that if performance exceeds target levels, a NEO’s total compensation may similarly exceed target levels. Likewise, where performance falls short of established goals, the programs will deliver lower levels of compensation.

○
Performance-based programs should enable associates to easily understand how their efforts can affect their pay, both directly through individual performance and indirectly through contributing to the Company’s achievement of its overall strategic, financial, and operational goals.

■
Long-Term Focus and Alignment with Shareholders. Associates at higher levels should have an increasing portion of their compensation in the form of equity-based incentives, where the value is tied to long-term shareholder value creation.

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COMPENSATION DISCUSSION AND ANALYSIS	■
Compensation Philosophy and Objectives

Compensation Highlights
Compensation Elements
Our compensation program balances all aspects of pay for an executive’s responsibilities: a base salary for day-to-day work, a cash incentive bonus for shorter-term results linked to annual
Company performance, and a long-term equity program for aligning the executives’ focus with shareholder value and the long-term performance of the Company.
The following table provides a summary of the direct compensation elements of our executive compensation program, their principal contribution to our compensation objectives, and the key actions and decisions made with respect to each element for fiscal 2021.
	Compensation Element	Objectives and Key Features	Highlights for Fiscal 2021
FIXED	Base Salary
■ Provides appropriate fixed cash compensation necessary to attract and retain executives
■ Reflects position’s relative value in the marketplace, the executive’s scope and breadth of responsibility and individual contribution

■ In fiscal 2021, base salaries for our NEOs remained unchanged from fiscal 2020.
■ Base salaries for the NEOs hired in fiscal 2021 were set at levels intended to be competitive with similarly-situated executives within our peer group and the competitive market.
■ Ms. Langenstein, Ms. Gwinner and Mr. Oliver each received a one-time retention bonus of $100,000, $80,000 and $80,000, respectively, in fiscal 2021 to ensure stability and business continuity.
■ Mr. Guido, who joined the Company in September 2021, received a cash sign-on bonus of $25,000.

AT RISK	Annual Cash Incentive
■ Provides incentive for short-term performance across multiple metrics
■ Focuses executives on achieving specific annual financial and operating results aligned with our business strategies
■ Uses performance measures we believe are key drivers of shareholder value

■ Earned awards for fiscal 2021 were tied to company specific metrics related to total company sales and total company adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) goals established at the beginning of the annual performance period (with related quarterly targets aligned to the annual goals also established at the beginning of each quarter).
■ Bonuses could be earned from 25% to 200% of a target percentage of earned salary based on our performance against goals established at the beginning of the performance period for fiscal 2021.
■ Based on Company performance versus the goals for fiscal 2021, bonuses were funded at approximately 176% of target resulting in payouts of 69% - 211% of earned salary for each of the NEOs.
 ■ Earned bonuses for executives hired during fiscal 2021 were pro-rated based on the portion of the year they were employed with us.

Long-Term Equity Incentives
■ Provides incentive for long-term performance
■ Links compensation earned to the creation of long-term shareholder value
■ Aligns interests of management with those of shareholders
■ Supports retention of key talent

■ In fiscal 2021, equity awards to Ms. Brooks, Ms. Langenstein, Mr. Guido and Mr. Topper consisted of a 50/50 mix of time-based restricted stock, or restricted stock units (“RSUs”) in the case of Ms. Brooks, and performance share units (“PSUs”). For Ms. Gwinner and Mr. Oliver, fiscal 2021 equity awards consisted of an 80/20 mix of time-based restricted stock and PSUs.
■ For Ms. Brooks, Ms. Langenstein, Ms. Gwinner and Mr. Oliver, fiscal 2021 restricted stock, or RSUs in the case of Ms. Brooks, vests 50% one year from the date of grant, 30% two years from the date of grant and 20% three years from the date of grant. As new hires, for Mr. Guido and Mr. Topper, fiscal 2021 restricted stock vest in three equal annual installments.
■ Fiscal 2021 PSUs may be earned from 0% to 175% of a target number of units based on our performance against pre-established RONA goals for a three-year period from fiscal 2021 through fiscal 2023. Three one-year performance goals are set at the beginning of the three-year performance period, performance is measured annually and then averaged at the end of the three-year performance period to determine the final earned award, if any. Based on company performance for fiscal 2021, our NEOs had 175% achievement for the first year of the three-year performance period. This PSU grant will cliff vest on the third anniversary based on the average RONA performance achieved for fiscal 2021 through fiscal 2023.

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■	COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Objectives

Target Pay Mix
There is no pre-established policy or target for the allocation between either cash and non-cash incentive compensation or short-term and long-term incentive compensation. Our total direct compensation mix is designed to provide more upside potential and downside risk for the NEOs because they have substantial influence on and accountability for our performance.
The decisions that the Compensation Committee makes on NEO compensation are performance-based and market-driven. In making compensation decisions, the Compensation Committee reviews all compensation components for the NEOs and compares each element of compensation against a peer group of publicly traded retailers. In setting the various elements of NEO compensation, the Compensation Committee believes that a significant portion of an individual NEO’s compensation should be “at-risk,” which we define as the bonus opportunity under our management bonus plan and the grant-date fair value of equity awards, and “performance-based,” which we define as the bonus opportunity and the performance share unit value. Thus, the Compensation Committee, with the advice of its independent compensation consultant and with the desire to have a significant portion of the NEO compensation at risk, establishes an overall compensation opportunity for each NEO designed to deliver a specific, market-competitive value when our target goals are achieved.
The following chart and graphics describe the percent of pay at-risk for our NEOs, based on annualized base salary and target bonus opportunity, in fiscal 2021:
NEO	2021 Pay At-Risk (%)
Bonnie R. Brooks	86
Molly Langenstein(a)	77
Patrick J. Guido(b)	60
Kristin M. Gwinner(a)	66
Joseph R. Topper, Jr.	60
David M. Oliver(a)(c)	51
(a)	Ms. Langenstein, Ms. Gwinner and Mr. Oliver each received a one-time retention bonus in fiscal 2021 to ensure stability and business continuity which are not considered “at risk” in this table.
(b)	Mr. Guido, who joined the Company in September 2021, received a cash sign-on bonus of $25,000 which is not considered “at risk” in this table.
(c)	For Mr. Oliver, salary excludes supplemental pay of $10,000 per month for service as Interim CFO during fiscal 2021.

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Compensation Philosophy and Objectives

Compensation Risk Mitigation and Governance Highlights
In addition to the items discussed in the table summarizing our direct compensation elements of executive compensation (page 43), we also maintain various compensation policies that align our program with recognized corporate governance best practices:
	WHAT WE DO	WHAT WE DON’T DO
✔	Align Pay to Performance: Our compensation program for NEOs emphasizes variable pay over fixed pay to ensure a linkage to the Company's short and long-term financial performance.	✗	Offer Significant Perquisites: We do not provide significant perquisites or personal benefits to NEOs.
✔
Retain Meaningful Stock Ownership Requirements: We require senior executives and non-employee directors to maintain Company stock ownership levels to align their interests with those of our shareholders.
✗
Offer Supplemental Executive Retirement Plans: As part of our emphasis on performance-based compensation plans, we do not provide supplemental executive retirement plans or other retirement benefits to the NEOs, other than the tax-qualified 401(k) defined contribution plan available to all associates and a deferred compensation plan available to certain highly compensated associates. As of December 31, 2021, the deferred compensation plan has been frozen and partially terminated.

✔
Provide Formal Clawback Policy: We have a compensation clawback policy for adjustment, cancellation or recovery of incentive-based awards or payments to our executive officers in the event of a financial restatement, regardless of fault, to ensure that incentive-based compensation is based on accurate financial data.
✗
Permit Hedging or Pledging: NEOs and directors are not permitted to hedge their economic exposures to the Company stock and are also prohibited from trading our stock on margin and pledging our stock as collateral for a loan.

✔
Mitigate Undue Risk: We conduct an annual risk assessment of all of our compensation policies and practices. After reviewing the 2021 compensation risk assessment, the Compensation Committee determined that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company.
		✗	Provide Excise Tax Gross-Ups: We do not provide excise tax gross-ups on change-in-control severance payments.
✔	Maintain Committee Oversight: The Compensation Committee has the authority to determine, and reduce if appropriate, compensation provided to our NEOs.
✔	Retain an Independent Compensation Consultant: The Compensation Committee retains an outside independent compensation consultant.
✔
Conduct Regular Shareholder Outreach: We conduct regular shareholder outreach regarding our executive compensation practices, including our alignment of pay to performance, to ensure that our practices are aligned with shareholder expectations and interests.

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■	COMPENSATION DISCUSSION AND ANALYSIS
Response to our Annual Say-on-Pay Vote

Pay for Performance
We have confidence that our pay for performance compensation program is functioning as we intended. The following graph shows the three-year (fiscal year 2019 through fiscal year 2021) aggregate pay for the CEO in office at the end of the fiscal year based first on target and then based on what was realized. The difference of approximately $8.5 million, or 162% of target, appropriately reflects the Company’s performance over that time period.

Response to our Annual Say-on-Pay Vote
At our 2021 Annual Meeting of Shareholders, we conducted our annual say-on-pay vote where we asked our shareholders to vote to approve, on an advisory basis, the fiscal 2020 compensation paid to our NEOs. Our shareholders approved our NEO compensation, with approximately 97% of votes cast in favor of our say-on-pay resolution.
We are committed to an open dialog with shareholders and regularly seek and consider shareholder feedback, including the annual shareholder vote on the compensation paid to our NEOs. We conduct regular shareholder outreach regarding our executive compensation practices, including our alignment of pay to performance, to ensure that our practices are aligned with shareholder expectations and interests.
Role of the Compensation Committee and the Executive Officers
The Compensation Committee, in consultation with its independent compensation consultant, reviews, evaluates, and determines the various components of compensation for the CEO and Executive Chair, including establishing base salary, the terms under which cash incentive bonuses may be earned, and the grant value of and terms under which long-term equity incentive awards may be earned. The General Counsel and the Chief Human Resources Officer may assist the Compensation Committee with gathering relevant data but do not participate in recommending or setting the CEO’s or Executive Chair’s compensation.
The Compensation Committee also determines the amount and terms of the cash-based and stock-based compensation for the other NEOs, taking into account recommendations on individual compensation levels and performance evaluation input from the CEO, Executive Chair, the Chief Financial Officer and the Chief Human Resources Officer. No other NEO had an active role in the evaluation, design, or administration of the 2021 executive officer compensation program. Each NEO, however, provides input on individual compensation levels for their respective direct reports.
Role of Independent Compensation Consultant
During fiscal 2021, the Compensation Committee engaged two nationally recognized compensation consulting firms, FW Cook and Meridian, as its independent compensation consultants. The Compensation Committee considered whether both FW Cook and Meridian were independent from management utilizing, among other things, the independence factors required by the Securities and Exchange Commission and incorporated into NYSE Listing Standards. Based on this review, the Compensation Committee determined that both FW Cook and Meridian were
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Response to our Annual Say-on-Pay Vote

independent from Company management and, further, that FW Cook’s and Meridian’s work did not create any conflicts of interest under Rule 10C-1(b)(4)(i)-(vi) of the Exchange Act.
Through July 2021, FW Cook’s work for the Compensation Committee included gathering and analyzing data, performing market assessments, providing information on executive compensation trends and regulatory developments and preparing reports and recommendations. The Compensation Committee considered the input from FW Cook in making NEO compensation decisions. The Compensation Committee also considered information and analyses received from management as well as its own judgment and experience.
Starting in August 2021, the Compensation Committee engaged Meridian as its new independent consultant.
Representatives from FW Cook and Meridian attended Compensation Committee meetings, when requested by the Compensation Committee, and the Compensation Committee Chair interacted with the consultants between meetings to define the nature of work to be conducted, to review materials to be presented at Compensation Committee meetings, and to obtain the consultant’s opinion and perspective on proposals prepared by management.
Setting Executive Compensation — Comparative Data
FW Cook provided the Compensation Committee with relevant market and comparative data and strategic alternatives to consider when making fiscal 2021 compensation decisions and recommendations for our NEOs. The Compensation Committee and FW Cook also utilized benchmark data from Korn Ferry (provided to FW Cook by management), another compensation consulting firm, to provide data for positions below the NEO level and to supplement the comparative data FW Cook provided to the Compensation Committee.
In making compensation decisions, the Compensation Committee reviewed all compensation components for the NEOs, taking into account tally sheets showing each individual component as well as overall compensation for each NEO. The Compensation Committee also compared each element of total compensation against a peer group of publicly traded retailers (the “Compensation Peer Group”), which is reviewed and updated each fall. The Compensation Peer Group generally consists of U.S.-based, publicly traded retailers in the Apparel Retail and Apparel, Accessories and Luxury Goods GICS Industry Codes of generally similar size and scope to us and with which we generally compete for talent and shareholder investment.
In September 2020, FW Cook conducted a review of the prior year’s Compensation Peer Group to ensure the companies were appropriate comparators. Ascena Retail Group, Inc., RTW Retailwinds, Inc., and Tailored Brands, Inc. were removed from the Compensation Peer Group due to filing bankruptcy in 2020.
Peer group selection for the fiscal 2021 compensation analysis focused on companies with revenues between $700 million and $5 billion, which is approximately 0.4x to 2.5x the Company’s latest four quarters of revenue as of the review period. In terms of size, our fiscal 2020 revenue was between the 25th percentile and median of the Compensation Peer Group and our market capitalization was below the 25th percentile of the Compensation Peer Group.
Based on this review, the following 15 companies were selected for inclusion in the Compensation Peer Group used to inform decisions about fiscal 2021 compensation opportunities:
Abercrombie & Fitch Co.	The Cato Corporation	Guess, Inc.
American Eagle Outfitters, Inc.	The Children’s Place, Inc.	Lululemon Athletica, Inc.
The Buckle, Inc.	Designer Brands Inc.	Oxford Industries, Inc.
Caleres, Inc.	Express, Inc.	Urban Outfitters, Inc.
Capri Holdings Limited	Genesco, Inc.	Zumiez Inc.
In September 2021, Meridian conducted a review of the Compensation Peer Group to ensure the companies remained appropriate comparators to inform decisions about fiscal 2022 pay opportunities. As a result of that review, Lululemon Athletica,
Inc. was removed due to its larger size relative to the Company and Carter’s, Inc. was added to maintain a Compensation Peer Group of 15 companies.
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■	COMPENSATION DISCUSSION AND ANALYSIS
Components of Executive Compensation

Components of Executive Compensation
The principal components of our executive compensation program are: base salary, annual cash incentives, long-term equity incentives, and associate benefit plans.
Base Salaries
Base salaries provide appropriate fixed cash compensation necessary to attract and retain executive talent. Base salaries are intended to be competitive, which we define as the median of the Compensation Peer Group or other relevant data source for the executive’s position. The Compensation Committee reviews the base salaries of our NEOs on an annual basis as well as at the time of any promotion or other material change in responsibilities.
In addition to external market data on base salaries, our Compensation Committee also considers the following when setting base salaries: (a) the individual executive’s experience, performance and contribution to the Company’s performance, (b) overall Company-wide performance and (c) the individual’s base salary relative to other executive officers. Base salaries for our NEOs remained unchanged from fiscal 2020.
Executive	2020 Base Salary ($)	2021 Base Salary ($)	Increase/(Decrease) (%)
Bonnie R. Brooks	500,000	500,000	—
Molly Langenstein	1,000,000	1,000,000	—
Patrick J. Guido(a)	N/A	525,000	N/A
Kristin M. Gwinner	500,000	500,000	—
Joseph R. Topper, Jr.(b)	N/A	480,000	N/A
David M. Oliver(c)	375,000	375,000	—
(a)	Mr. Guido joined the Company in September 2021.
(b)	Mr. Topper joined the Company in March 2021.
(c)	Mr. Oliver’s 2020 and 2021 base salary excludes supplemental pay of $10,000 per month for service as Interim CFO.
Annual Cash Incentives
The annual cash incentive component of total compensation is intended to provide incentives to achieve the Company’s annual financial and strategic goals and to encourage teamwork in meeting objectives and overcoming challenges. In fiscal 2021, the annual cash incentive component of total compensation for NEOs was determined pursuant to our management bonus plan.
We generally target total cash compensation (base salary plus cash incentive bonus) when target performance goals are achieved, at or near the market median. Variations to this target positioning may occur as a result of performance, the experience level of the individual, and other market factors. This target competitive positioning takes into account our expectations and desires that, over the long-term, we will be able to generate shareholder returns at or above the median of our peer group.
Each executive has a target bonus expressed as a percentage of earned salary. Actual bonuses earned for fiscal 2021 could range from 25% to 200% of this target, based on performance against the measures and goals determined by the Compensation Committee. In February 2021, in accordance with the Company’s regular practice, the Compensation Committee established the specific performance metrics applicable to the management bonus plan for the 2021 fiscal year as well as the bonus target payment percentage, based on a percentage of earned salary for the fiscal year, for each eligible associate. For fiscal 2021, these measures were total company sales and adjusted EBITDA. Adjusted EBITDA is defined as actual EBITDA less the gain on sale of certain corporate assets. Given the uncertain nature of fiscal 2021, the Compensation Committee determined quarterly targets for these performance metrics, aligning to the fiscal year goals, would also be established at the beginning of each fiscal quarter and a four-quarter average would determine the annual payout. The annual goals for the 2021 fiscal year were set higher than fiscal 2020 actual results achieved as we anticipated a return to profitability driven by higher sales. These metrics were chosen because the Compensation Committee believes that these metrics would provide an incentive to focus on key metrics that support the turnaround of the Company and drive long-term shareholder value.
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Components of Executive Compensation

The following table outlines the weightings of each performance measure and payouts under the management bonus plan for each NEO for fiscal 2021:
Executive	Performance Measures, Weights and Payout
	Total Company Sales	Total Company Adjusted EBITDA	Actual Payout (% of Earned Salary)
Bonnie R. Brooks	50%	50%	176%
Molly Langenstein	50%	50%	211%
Patrick J. Guido	50%	50%	140%
Kristin M. Gwinner	50%	50%	140%
Joseph R. Topper, Jr.	50%	50%	140%
David M. Oliver(a)	50%	50%	69%
(a)
The actual payout as a percent of earned salary reflected in this table includes compensation earned as Interim CFO. Mr. Oliver’s bonus payout was based on fiscal 2021 compensation excluding supplemental pay as Interim CFO.

The fiscal 2021 bonus performance measures, threshold and target goals, actual performance and payout expressed as a percent of target based on assigned weightings for the management bonus plan are presented below. The quarterly performance metric payouts were averaged to attain the total as shown below. The payout percentage noted in the chart below applies to all participants of the management bonus plan.
Performance Measure	Threshold	Target	Actual	Payout (% of Target)
	(dollars in millions)
Full year fiscal 2021
Total Company sales	$1,551.7	$1,705.1	$1,809.9	173%
Total Company adjusted EBITDA(a)	$(4.7)	$18.1	$115.2	178%
Total payout (% of target)				176%
(a)	Adjusted EBITDA is defined as actual EBITDA less the gain on sale of certain corporate assets.
The Compensation Committee believed the approved target metrics under the management bonus plan were challenging, but achievable, and dependent on the successful execution of the Company’s strategic business plans. Numerous factors, however, could cause the Company’s actual results to vary from expected results. It is not possible for the Compensation Committee to reliably calculate the exact likelihood of any NEO achieving threshold or target bonus levels. Historically, NEOs have received bonus payouts ranging from no bonus to target bonus to maximum bonus based on our actual performance. Therefore, the Company seeks to establish goals that will incentivize NEOs to achieve the Company’s objectives. Payouts in any year above the target level indicate significant accomplishment with performance above expectations.
Long-Term Equity Incentives
We provide long-term equity incentives in the form of stock-based compensation to align the interests of management with those of our shareholders, and to motivate and reward key associates for long-term performance and shareholder value creation. Multi-year vesting of equity compensation provides a strong retention mechanism for key talent, which is critical to our long-term success.
The Compensation Committee has established general guidelines for the value of the long-term equity incentives to be granted to each NEO based upon relevant market and comparative data provided by
FW Cook for fiscal 2021 and the NEO’s position within the Company. In determining the size of the individual stock-based awards, the Compensation Committee also considers the number of stock-based awards outstanding and previously granted, the number of stock-based awards remaining available for grant under the 2020 Omnibus Plan, the aggregate amount of current awards, and the amount of awards believed necessary to attract and retain key talent.
Our annual long-term equity incentives granted in fiscal 2021 consisted of restricted stock, or RSUs in the case of Ms. Brooks, and PSUs, each of which are described in more detail below:
Restricted Stock
Awards of restricted stock and RSUs encourage executives not only to create shareholder value, but also to preserve value. In other words, restricted stock has both upside potential and downside risk. The Compensation Committee grants restricted stock or RSUs to further align the interests of management and shareholders and to facilitate the retention of key talent.

Ms. Brooks, Ms. Langenstein, Mr. Guido and Mr. Topper received 50% of their fiscal 2021 target long-term grant value as restricted shares, or RSUs in the case of Ms. Brooks. Ms. Gwinner and Mr. Oliver received 80% of their fiscal 2021 long-term grant value as restricted shares. For Ms. Brooks, Ms. Langenstein, Ms. Gwinner and Mr. Oliver, these share awards vest 50% one year from the date of grant, 30% two years from the date of grant and 20% three years from date of grant. As new hires, for Mr. Guido and Mr. Topper, these share awards vest in equal annual installments over a three-year period from the grant date.

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■	COMPENSATION DISCUSSION AND ANALYSIS
Retirement and Welfare Benefits

Performance Share Units (“PSUs”)
PSUs tie equity compensation earned to the achievement of corporate performance objectives. PSUs are earned based on financial achievements, as well as continued service. That is, assuming the eligible associates remain employed through the relevant vesting dates, they will only earn the performance shares to the extent the Company achieves the designated performance goal. Because the performance goal requires improved overall financial performance over time, PSUs align our executives’ interests with our shareholders’ interest.

Ms. Brooks, Ms. Langenstein, Mr. Guido and Mr. Topper received 50% of their fiscal 2021 target long-term grant value as PSUs. Ms. Gwinner and Mr. Oliver received 20% of their fiscal 2021 target long-term grant value as PSUs. The fiscal 2021 grants may be earned from 0% to 175% of the targeted number of PSUs, based on the average of the Company’s RONA for the three, one-year periods for fiscal 2021 through fiscal 2023, with goals set by the Compensation Committee at the beginning of the three-year performance period. RONA is defined as (a) net income divided by (b) the “five-point average” (based on balances at the beginning of the first quarter plus the final balances for each quarter of the fiscal year) of net working capital less cash and marketable securities plus fixed assets. The Compensation Committee selected RONA as the sole metric for the PSUs because it not only measures profitability, but also the efficient use of our assets.

Performance Share Units (“PSUs”) cont.
Given the uncertain nature of the continued effect of the pandemic when setting fiscal 2021 performance metrics, the RONA target for fiscal 2021 was -18.3%, with a threshold of -25.6% and a maximum of -4.6%. Actual RONA achieved in fiscal 2021 was 17.3%, resulting in 175%, or maximum, achievement of the PSU target for fiscal 2021. Upon the Compensation Committee’s certification of the RONA achieved, fiscal 2021 results will be averaged with fiscal 2022 and fiscal 2023 results relative to goals established at the beginning of the performance period to determine final shares earned. The average of the three-year performance results supports our pay for performance philosophy and ensures that there is an overall focus on the long-term health of our business. No portion of the fiscal 2019 PSUs, which had a three-year performance period of 2019 through 2021, was earned as a result of poor performance in fiscal 2019 and the significant impact of the pandemic in fiscal 2020.

Granting of Equity Awards
The Company has adopted a Policy on Granting Equity Awards. The complete Policy is available under “About Us - Governance Documents & Charters” at www.chicosfas.com. This policy is designed to provide some measure of assurance that equity grant awards are not being manipulated to result in a price that is unreasonably favorable to the recipients of the grants. Since fiscal 2007, the annual equity grant date for all officers has been on or shortly after the date on which the trading window period first opens following the public release reporting year-end earnings. This grant date is generally in late February or early March and is established by the Company well in advance. Because the Compensation Committee does not generally meet on this date, the Compensation Committee authorizes the grant values and the methodology for converting the values into restricted stock, or
RSUs in the case of Ms. Brooks, and PSUs at its meeting immediately preceding the grant date specifying an effective prospective grant date consistent with this policy.
In accordance with this policy, the Compensation Committee approved long-term awards of restricted stock, or RSUs in the case of Ms. Brooks, and PSUs in fiscal 2021 with March 3, 2021 grant dates. Similar to 2020 and 2019, to limit potential shareholder dilution, these award values were calculated based on an assumed $4.00 share price, compared to the actual $2.56 closing price on the date of grant.
The Compensation Committee may also make promotional, new hire, and out-of-cycle equity awards to executives, as deemed appropriate. The grant date for such awards is generally the first business day of the month following the date of promotion or hire.
The following table outlines the grants that were made in fiscal 2021 to each NEO:
Executive	Grant Date	Market Price of Stock ($)	Restricted Stock(c) (#)	Restricted Stock Value ($)	Target Performance Share Units (#)	Target PSU Value ($)
Bonnie R. Brooks	3/3/2021	2.56	500,000	1,280,000	500,000	1,280,000
Molly Langenstein	3/3/2021	2.56	500,000	1,280,000	500,000	1,280,000
Patrick J. Guido(a)	10/1/2021	4.80	41,670	200,016	41,670	200,016
Kristin M. Gwinner	3/3/2021	2.56	227,500	582,400	57,500	147,200
Joseph R. Topper, Jr.(b)	4/1/2021	3.25	50,000	162,500	50,000	162,500
David M. Oliver	3/3/2021	2.56	88,000	225,280	22,000	56,320
(a)	Mr. Guido joined the Company in September 2021.
(b)	Mr. Topper joined the Company in March 2021.
(c)	RSUs in the case of Ms. Brooks.
Retirement and Welfare Benefits
50	- 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	■
Retirement and Welfare Benefits

401(k) Plan
As a means for all eligible associates at all levels of the Company to accumulate retirement savings, we maintain a 401(k) Plan, as amended and restated on January 1, 2015. Eligible associates can elect to defer up to 75% of their respective compensation, subject to statutory limitations, and have it contributed to the plan. The Company has elected to match associate contributions at 50% on the first 6% of the associates’ compensation that is contributed (limited to 3.5% for NEOs).
Employee Stock Purchase Plan
At the 2021 Annual Meeting, shareholders approved the 2021 Employee Stock Purchase Plan (“ESPP”) under which substantially all full-time associates are given the right to purchase shares of our common stock during four specified offering periods each fiscal year. The per-share purchase price for an offering period is the lesser of 85 percent of the value of the stock at the beginning of the offering period or 85 percent of the value of the stock on the purchase date for the offering period. Executive officers are eligible to participate in the ESPP on the same terms as other eligible associates. The initial quarterly offering period under the ESPP began in August 2021 and the first purchases were made in October 2021.
Health and Welfare Benefits
Our executive officers are also eligible to participate in the medical and dental coverage, life and disability insurance, paid time off, and other programs that are generally available to all of our full-time associates.
Other Benefits
We do not provide significant perquisites or personal benefits to NEOs. We provide competitive relocation benefits to newly hired officers, in keeping with industry practices. We offer to pay for an annual physical examination and provide supplemental disability income insurance for all officers, including all NEOs. The annual physical helps to mitigate the risk of losing the services of a member of senior management due to otherwise undetected health issues. The Company believes that the financial security provided to executives through the supplemental disability income insurance is a good investment because it provides a useful tool in the retention of top talent. We value perquisites at their incremental cost to us in accordance with SEC regulations. These amounts, if applicable, are reflected in the Summary Compensation Table below under the column entitled “All Other Compensation” and the related footnotes.
Deferred Compensation Plan
The Company has a nonqualified deferred compensation plan that permits participants, which includes certain executive officers and NEOs, to defer current compensation, on a tax-deferred basis, for long-term or retirement savings (the “deferred compensation plan”). Pursuant to the terms of the plan, participants were allowed to defer a portion of their earned salary. A book account was established for each participant to track the amount of deferred compensation and deemed earnings on those amounts based upon the participant’s selection of various available investment options. In accordance with the terms of the plan, a grantor trust was established to hold assets sufficient to pay benefits under the plan when they become due. The assets in the grantor trust remain subject to the claims of the Company’s creditors and are not the property of the participant until paid to the participant.
All participant deferrals and related earnings are 100% vested and all matching contributions and related earnings vest 25% upon 2 years of service and an additional 25% for each year of service thereafter with accelerated vesting upon retirement after age 65, death, disability and change in control. Based upon the participant’s election and subject to special rules upon death, disability or change in control, benefits are typically paid on the earlier of a specified date or at separation from service and either in a lump sum or in installments. Payments to specified employees that are triggered by separation from service are subject to a 6-month delay. Typically, NEOs are specified employees.
The nonqualified deferred compensation plan was terminated with respect to participant deferrals and related earnings and frozen with respect to matching contributions and related earnings, in each case in accordance with Section 409A of the Internal Revenue Code and effective December 31, 2021. The anticipated distribution date for the terminated portion of the plan is January 2023, subject to applicable tax requirements. Earnings will continue to be credited to the terminated and frozen portions of the plan until benefits are distributed to participants.
Severance and Change in Control Benefits
The Company offers competitive severance benefits to our NEOs in order to attract and retain highly skilled management talent. Many other retailers historically have offered comparable severance benefits. As a result, the Company adopted an Officer Severance Plan, which has provided severance benefits upon certain terminations of employment. The plan is on file with the SEC, as required, and the material terms are summarized on page 60 of this Proxy Statement.
As part of cost-saving measures to mitigate the operating and financial impact of the pandemic during fiscal 2020, the Company temporarily froze eligibility for participation in and benefits under the Officer Severance Plan effective March 31, 2020. On September 14, 2021, the Company adopted the Second Amendment to Chico’s FAS, Inc. Officer Severance Plan (“OSP”) and Summary Plan Description, effective September 14, 2021 (the “Second Amendment”) which reinstated the OSP for eligible associates whose employment is terminated on or after September 14, 2021.
None of these severance benefits provide for tax gross-ups.
- 2022 Proxy Statement	51

■	COMPENSATION DISCUSSION AND ANALYSIS
CEO Pay Ratio

Compensation Governance Policies
Stock Ownership Guidelines
The Company has adopted stock ownership guidelines for our senior officers, including all NEOs, and directors. Compliance with the ownership guidelines is reviewed by the Compensation
Committee annually, typically each June. The following table summarizes our current ownership guidelines for executives and non-employee directors:
Position	Ownership Guidelines
Executive Chair and CEO	5x Base Salary
Executive Vice Presidents	1.5x Base Salary
Senior Vice Presidents	1x Base Salary
Non-Employee Directors	5x Annual Cash Retainer
Until each officer or non-employee director achieves the applicable ownership level, he or she must retain and hold, on an after-tax basis, at least 50% of the shares obtained as a result of a stock option exercise or the vesting of restricted shares and PSUs. Shares counted toward the ownership guidelines include shares owned outright and shares otherwise beneficially owned by such officer or director (as beneficial ownership is defined by the SEC’s rules and regulations), shares acquired by such officer under the Company’s employee stock purchase plan, vested restricted shares granted under any Company equity plan, and deferred but vested RSUs. Unvested restricted and performance shares and unexercised options awarded under any Company equity plan are not counted. All NEOs and non-employee directors are in compliance with the retention requirements of the stock ownership guidelines.
Hedging and Pledging Prohibition
Officers and directors are not permitted to hedge their economic exposures to the Company stock that they own and are not permitted to trade our stock on margin. NEOs, directors and other “insiders” are prohibited from pledging their shares of the Company’s stock.
Clawback Policy
The Company has a “clawback” policy that applies to our executive officers. Under this policy, in the event the Company is required to prepare an accounting restatement, due to material noncompliance of the Company with any then-applicable financial reporting requirement under the securities laws, regardless of fault, the Company may seek recovery of any overpayment of cash and equity incentive-based compensation that was granted after adoption of the policy, and that was based on the financial statements prepared during the three completed fiscal years prior to any such restatement.
Deductibility of Executive Compensation
As a general matter, the Compensation Committee considers tax deductibility pursuant to Section 162(m) of the Internal Revenue Code when setting compensation for our NEOs. Section 162(m) generally sets a limit of $1 million on the amount of compensation that we could deduct for federal income tax purposes in any year with respect to the compensation of each of our NEOs. The Compensation Committee has considered Section 162(m)’s conditions for deductibility, as one of several relevant factors, when structuring compensation arrangements for our executive officers, including our NEOs. However, the Compensation Committee believes it needs flexibility to pursue incentive and retention objectives, even if this means that we would not be able to deduct a portion of executive compensation.
CEO Pay Ratio
Chico’s FAS, Inc. is a Florida-based fashion company founded in 1983 on Sanibel Island, Florida with a portfolio of three omnichannel brands. In addition to our online presence, we operated 1,266 stores in the U.S. as of January 29, 2022. As of
November 5, 2021, our associate population totaled approximately 13,000 associates. Approximately 90% of our workforce is compensated on an hourly basis, and approximately 70% of our workforce is part-time.
52	- 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	■
CEO Pay Ratio

Our store associates are the primary ambassadors of our brands with our customers, and we offer market-based wages, a sales-based bonus and competitive benefits to ensure we attract and retain people who will enable us to deliver our “Most Amazing Personal Service” to our customers.
Our CEO pay ratio for 2021, which was our last completed fiscal year, was estimated and calculated in compliance with the requirements of Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K.
Methodology
For our median associate, we used the same median associate identified for our 2020 CEO pay ratio because there has been no change in our associate population or compensation arrangements during 2021 that we believe would result in a significant change in our CEO pay ratio disclosure.
We validated maintaining the same median associate utilizing the following methodology:
■	We determined that, as of November 5, 2021, our associate population consisted of approximately 13,000 full-time, part-time and temporary associates.
■
We determined our median associate by analyzing the total gross wages paid (salary and bonus) between January 1, 2021 and November 5, 2021 to each associate, other than our CEO, employed as of November 5, 2021.

■	Using the methodology described above, we concluded that for 2021, our median associate was a part-time retail sales associate working at a boutique in South Carolina.
That median associate’s annual total compensation was calculated using the same methodology required for disclosure of compensation to the CEO, under the requirements established by the SEC in the Summary Compensation Table. Accordingly,
■	Our median associate’s fiscal 2021 annual total compensation was $3,932
■	Our CEO’s fiscal 2021 annual total compensation was $5,780,586
■	The ratio of our CEO to Median Associate Compensation is 1,470:1
Our pay ratio is influenced by the fact that approximately 70% of our associates work on a part-time basis. If only full-time associates were used, then the ratio would change materially.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated associate and calculating the pay ratio based on that associate’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
- 2022 Proxy Statement	53

■	HUMAN RESOURCES, COMPENSATION AND BENEFITS COMMITTEE REPORT

■	HUMAN RESOURCES, COMPENSATION AND BENEFITS COMMITTEE REPORT

The following report of the Human Resources, Compensation and Benefits Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.
The Compensation Committee evaluates and establishes compensation for executive officers and oversees the deferred compensation plan, the Company’s equity compensation plans, and other management incentive, benefit and perquisite programs. Management has the primary responsibility for the disclosure of executive compensation in the Company’s financial statements and reporting process. With this in mind, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis found on pages 41-53 of this Proxy Statement. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Compensation Committee with regard to executive compensation and recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.
MEMBERS OF THE HUMAN RESOURCES, COMPENSATION AND BENEFITS COMMITTEE

John J. Mahoney, Chair
Deborah L. Kerr
Kevin Mansell
54	- 2022 Proxy Statement

EXECUTIVE COMPENSATION TABLES	■
Summary Compensation Table

■	EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table includes information concerning compensation for fiscal years 2021, 2020 and 2019 in reference to the NEOs, which consists of the person who served during fiscal 2021 as the Company’s principal executive officer, each person who served during fiscal 2021 as the Company’s principal financial officer and the three most highly compensated executive officers of the Company other than the principal executive officer and the principal financial officers who were serving as executive officers at the end of fiscal 2021. A description of the material terms of the employment agreements for each of the NEOs, including a description of potential post-employment payments, appears below under the headings “Employment Agreements for Named Executive Officers” and “Potential Payments Upon Termination or Change in Control for Named Executive Officers.”
Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3)(4)(5) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(6) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(7) ($)	Total ($)
Bonnie R. Brooks Executive Chair of the Board	2021	500,000	—	2,560,000	—	877,630	—	673	3,938,303
	2020	703,031	—	—	—	548,259	—	—	1,251,290
	2019	933,365	—	4,525,260	—	393,944	—	36,084	5,888,653
Molly Langenstein Chief Executive Officer and President	2021	1,000,000	100,000	2,560,000	—	2,106,312	—	14,274	5,780,586
	2020	844,808	—	1,386,406	—	544,529	—	164,415	2,940,158
	2019	440,659	570,000	1,109,002	—	—	—	55,380	2,175,041
Patrick J. Guido(8) Executive Vice President - Chief Financial Officer	2021	191,827	25,000	400,032	—	269,365	—	40,441	926,665
Kristin M. Gwinner Executive Vice President - Chief Human Resources Officer	2021	500,000	80,000	729,600	—	702,104	—	5,748	2,017,452
	2020	437,500	—	380,000	—	210,573	—	4,910	1,032,983
Joseph R. Topper, Jr.(9) Executive Vice President - Chief Digital Officer	2021	415,385	—	325,000	—	583,286	—	132,053	1,455,724
David M. Oliver(10) Senior Vice President - Controller and Chief Accounting Officer	2021	475,000	80,000	281,600	—	329,111	—	3,192	1,168,903
	2020	437,525	—	237,250	—	98,526	—	6,433	779,734
(1)
For 2021, the amounts in this column include compensation that Ms. Brooks, Ms. Gwinner, Mr. Topper and Mr. Oliver contributed to the Company’s 401(k) defined contribution plan. For 2020, the amounts in this column include compensation that Ms. Gwinner and Mr. Oliver contributed to the Company’s 401(k) defined contribution plan and nonqualified deferred compensation plan. For Ms. Brooks, the 2020 amount in this column includes compensation as CEO and President from February 2020 to June 2020 and as Executive Chair of the Board beginning June 24, 2020. For Ms. Langenstein, the 2020 amount in this column includes compensation as President, Apparel Group from February 2020 to June 2020 and as CEO and President beginning June 24, 2020. For Mr. Oliver, the 2021 and 2020 amounts in this column include supplemental pay of $10,000 per month for service as Interim CFO.

(2)
For 2021, the amount in this column consists of Ms. Langenstein, Ms. Gwinner and Mr. Oliver’s retention bonus to ensure stability and business continuity. For Mr. Guido, the amount in this column consists of his sign-on bonus. For 2019, the amount in this column consists of Ms. Langenstein’s sign-on bonus of $250,000 and minimum guaranteed bonus of $320,000 prorated for time in her role during fiscal 2019.

(3)
The amounts included in the “Stock Awards” column for fiscal years 2021, 2020 and 2019 represent the aggregate grant date fair value of restricted stock, restricted stock units (“RSUs”), and performance share units (“PSUs”) granted in each year presented in the table (excluding any estimated amount for forfeitures related to service-based vesting conditions) in accordance with FASB ASC Topic 718, and does not correspond to the Company’s accounting expense for these awards. For a discussion of the valuation of stock awards, see Note 15 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for fiscal 2021. See the Grants of Plan-Based Awards Table for information on restricted stock, RSUs and PSUs granted in fiscal 2021. The amounts included in the “Stock Awards” column include the grant date fair value in accordance with FASB ASC Topic 718 of PSUs and do not reflect the extent to which the PSUs have been earned. The performance period for the fiscal 2021 PSUs runs through the end of fiscal year 2023; the performance period for the fiscal 2020 PSUs runs through the end of fiscal year 2022; and the performance period for the fiscal 2019 PSUs ran through the end of fiscal year 2021, with no portion of the fiscal 2019 PSUs being earned.

(4)
The amounts included in the “Stock Awards” column for fiscal years 2021, 2020 and 2019 for PSUs are based on the probable outcome at the time of grant, which was achievement at target. The values of the PSUs at the grant date assuming maximum performance would be achieved are 175% of target for grants made in March of fiscal years 2021, 2020 and 2019, 175% of target for grants made in April 2021 and October 2021, and 150% of target for grants made in August 2019, October 2019, July 2020 and September 2020. Based on achievement of the maximum performance level, the grant date fair values would be as follows for the PSUs granted in 2021, 2020 and 2019, respectively, as applicable: Ms. Brooks - $2,240,000, $2,268,000; Ms. Langenstein - $2,240,000, $1,158,554, $403,500; Mr. Guido - $350,028; Ms. Gwinner -- $257,600, $332,500; Mr. Topper -- $284,375; and Mr. Oliver -- $98,560, $222,281.

(5)
The actual amounts that the NEOs will be able to realize from these equity awards will depend on a number of factors including the Company’s actual operating performance, stock price, the vesting terms of the award and the applicable NEO’s continued employment. The disclosure rules require inclusion of the grant date fair value of PSUs (which was target level) even though no portion of the 2019 PSUs was ultimately earned.

(6)
The amounts in this column consist of annual incentive bonus payments earned by each of the NEOs based on Company performance in fiscal 2021, fiscal 2020 and fiscal 2019. For Ms. Brooks, the 2020 amount in this column is based on compensation received as CEO and President from February 2020 to June 2020 and as Executive Chair beginning June 24, 2020. For Ms. Langenstein, the amount in this column is based on compensation received as President, Apparel Group from February 2020 to June 2020 and as CEO and President beginning June 24, 2020. For Mr. Oliver, the 2021 and 2020 amounts in this column were based on fiscal 2021 and 2020 compensation excluding supplemental pay as Interim CFO. See “Compensation Discussion and Analysis–Components of Executive Compensation–Annual Cash Incentives.” Amounts earned with respect to the respective fiscal year are accrued as expenses in such fiscal year, even though such bonuses are paid following the end of the respective fiscal year.

- 2022 Proxy Statement	55

■	EXECUTIVE COMPENSATION TABLES
Fiscal Year 2021 Grants of Plan-Based Awards

(7)
The amounts in this column consist of the Company’s matching contributions to its 401(k) defined contribution plan and deferred compensation plan on behalf of the NEOs, supplemental executive disability premiums paid by the Company on behalf of the NEOs, expenses related to the Company’s executive wellness program, and relocation and travel expenses during the fiscal year, if applicable. In fiscal 2021, “All Other Compensation” includes executive wellness expenses of $9,145 and Company-paid premiums for disability coverage of $5,128 for Ms. Langenstein. Additionally, it includes Mr. Guido’s and Mr. Topper’s relocation and travel expenses of $40,441 and $130,389, respectively. For Ms. Brooks, Ms. Gwinner and Mr. Oliver, perks did not equal or exceed $10,000 for 2021.

(8)	Mr. Guido joined the Company in September 2021.
(9)	Mr. Topper joined the Company in March 2021.
(10)	Mr. Oliver served as Interim Chief Financial Officer and Senior Vice President, Controller until September 2021.
Fiscal Year 2021 Grants of Plan-Based Awards
The following table sets forth certain information with respect to the equity and non-equity incentive awards granted during or for fiscal 2021 to each of our NEOs.
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock Awards(4) ($)
Name(6)	Grant Date	Compensation Committee Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bonnie R. Brooks	N/A	N/A	62,500	500,000	1,000,000
	3/3/2021	2/22/2021							500,000	1,280,000
	3/3/2021	2/22/2021				—	500,000	875,000		1,280,000
Molly Langenstein	N/A	N/A	150,000	1,200,000	2,400,000
	3/3/2021	2/22/2021							500,000	1,280,000
	3/3/2021	2/22/2021				—	500,000	875,000		1,280,000
Patrick J. Guido	N/A	N/A	19,183	153,462	306,923
	10/1/2021	10/1/2021							41,670	200,016
	10/1/2021	10/1/2021				—	41,670	72,923		200,016
Kristin M. Gwinner	N/A	N/A	50,000	400,000	800,000
	3/3/2021	2/22/2021							227,500	582,400
	3/3/2021	2/22/2021				—	57,500	100,625		147,200
Joseph R. Topper, Jr.	N/A	N/A	41,538	332,308	664,615
	4/1/2021	3/31/2021							50,000	162,500
	4/1/2021	3/31/2021				—	50,000	87,500		162,500
David M. Oliver	N/A	N/A	23,438	187,500	375,000
	3/3/2021	2/22/2021							88,000	225,280
	3/3/2021	2/22/2021				—	22,000	38,500		56,320
(1)
These columns show the range of payouts targeted for fiscal 2021 performance under the management bonus plan as described in the section titled “Annual Cash Incentives” in the Compensation Discussion and Analysis. The Threshold amount represents the amount that would have been payable to the executive officer if the Company had achieved just the minimum performance level required for a bonus to be paid to the executive officer for the fiscal year. The Target amount represents the amount that would have been payable to the executive officer if the Company had achieved the targeted performance level for each of the performance measures applicable to the executive officer for the fiscal year. The Maximum amount represents the amount that would have been payable to the executive officer if the Company had achieved the maximum performance level for each of the performance measures applicable to the executive officer for the fiscal year. Pursuant to the management bonus plan, performance for fiscal 2021 was above the target level for each NEO’s respective performance measures. As a result, bonuses were paid at more than the target amount for fiscal 2021 performance for these NEOs as shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

(2)
These columns represent PSUs granted in fiscal 2021 under the 2020 Omnibus Plan, pursuant to which the executives are eligible to earn shares contingent upon the achievement of pre-established metrics. These grants will be earned based on the Company’s RONA that is averaged over a three-year performance period of fiscal 2021 to fiscal 2023. Any shares earned based on the achievement with respect to such goal will vest on March 3, 2024.

(3)
This column represents restricted stock, or RSUs in the case of Ms. Brooks, granted under the 2020 Omnibus Plan. Restricted stock awards and RSUs have no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability, retirement, and change in control). However, restricted stock and RSUs have an implicit performance criterion because the higher the Company’s stock price, the greater the value of the restricted stock award and RSU.

(4)
The amounts in this column represent the aggregate grant date fair value of each equity award, computed in accordance with FASB ASC Topic 718. For PSUs, the amount shown is based on the probable outcome at the time of grant, which was target. For a discussion of the valuation of equity awards, see Note 15 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for fiscal 2021.

56	- 2022 Proxy Statement

EXECUTIVE COMPENSATION TABLES	■
Outstanding Equity Awards at 2021 Fiscal Year End

Outstanding Equity Awards at 2021 Fiscal Year End
The following table outlines outstanding long-term equity-based incentive compensation awards for our NEOs as of January 29, 2022 (last day of fiscal 2021). Each outstanding award is shown separately. The vesting schedule for each award is described in the footnotes to this table. None of our NEOs held stock options as of January 29, 2022.
		Stock Awards
Name	Grant Date(6)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Bonnie R. Brooks	4/24/2019	67,751 (1)	297,427	—	—
	8/20/2019	350,000 (1)	1,536,500	—	—
	8/20/2019	872,550 (2)	3,830,495
	3/3/2021	500,000 (1)	2,195,000	—	—
	3/3/2021	—	—	875,000 (4)	3,841,250
Molly Langenstein	8/1/2019	95,239 (1)	418,099	—	—
	10/1/2019	83,100 (2)	364,809
	3/2/2020	83,334 (1)	365,836	—	—
	3/2/2020	—	—	125,000 (3)	548,750
	7/1/2020	109,376 (1)	480,161	—	—
	7/1/2020	—	—	164,062 (3)	720,232
	3/3/2021	500,000 (1)	2,195,000	—	—
	3/3/2021	—	—	875,000 (4)	3,841,250
Patrick J. Guido	10/1/2021	41,670 (1)	182,931	—	—
	10/1/2021	—	—	72,923 (4)	320,132
Kristin M. Gwinner	3/8/2019	7,217 (1)	31,683	—	—
	10/1/2019	66,480 (2)	291,847
	3/2/2020	33,334 (1)	146,336	—	—
	3/2/2020	—	—	50,000 (3)	219,500
	3/3/2021	227,500 (1)	998,725	—	—
	3/3/2021	—	—	100,625 (4)	441,744
Joseph R. Topper, Jr.	4/1/2021	50,000 (1)	219,500	—	—
	4/1/2021	—	—	87,500 (4)	384,125
David M. Oliver	3/8/2019	5,000 (1)	21,950	—	—
	3/2/2020	18,750 (1)	82,313	—	—
	3/2/2020	—	—	28,125 (3)	123,469
	9/17/2020	75,000 (2)	329,250
	3/3/2021	88,000 (1)	386,320	—	—
	3/3/2021	—	—	38,500 (4)	169,015
(1)
Awards represent unvested restricted stock which vests at the rate of 33-1/3% per year beginning on the first anniversary of the grant date, with the exception of Ms. Brooks’ August 20, 2019 grant which vests at the rate of 25% per year beginning on the first anniversary of the grant date, and Ms. Brooks’ March 2021 RSU grant and Ms. Langenstein, Ms. Gwinner and Mr. Oliver’s March 2021 restricted stock grant which vest 50% on the first anniversary of the grant date, 30% on the second anniversary of the grant date and 20% on the third anniversary of the grant date.

(2)	Awards represent the number of PSUs that were earned but not yet vested as of January 29, 2022. These awards cliff-vest on March 1, 2022.
(3)
Awards represent the number of PSUs that were unearned and not yet vested as of January 29, 2022. The March 2020 PSUs cliff-vest on the third anniversary of the grant date, to the extent earned based on performance over a three-year performance period. The July 2020 PSU cliff-vests on March 2, 2023, to the extent earned based on performance over a three-year performance period beginning in fiscal 2020. The amounts reported are based on achieving the target (100%) level of performance.

(4)
Awards represent the number of PSUs that were unearned and not yet vested as of January 29, 2022. The March 2021, April 2021 and October 2021 PSUs cliff-vest on the third anniversary of the grant date, to the extent earned based on performance over a three-year performance period. The amounts reported are based on achieving the maximum (175%) level of performance for these awards.

(5)
The amounts in this column represent the aggregate fair market value of the restricted stock, RSUs and PSUs as of January 28, 2022, the last business day of fiscal 2021. The closing price of the Company’s stock was $4.39 on that date.

(6)	The March 2019 PSUs granted to certain NEOs are omitted from this table because no portion of the PSUs was earned based on performance over the 2019 to 2021 performance period.
- 2022 Proxy Statement	57

■	EXECUTIVE COMPENSATION TABLES
Fiscal Year 2021 Options Exercised and Stock Vested

Fiscal Year 2021 Options Exercised and Stock Vested
The following table sets forth restricted stock that vested and the value realized upon vesting with respect to our NEOs during fiscal 2021. No RSUs or PSUs held by our NEOs vested during fiscal 2021. Additionally, none of our NEOs exercised stock options during fiscal 2021. The dollar figures in the table below reflect the value on the applicable vesting date.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bonnie R. Brooks	242,751	1,283,398
Molly Langenstein	191,591	1,063,201
Patrick J. Guido	—	—
Kristin M. Gwinner	28,950	79,386
Joseph R. Topper, Jr.	—	—
David M. Oliver	19,442	53,215
Fiscal Year 2021 Retirement Benefits
The Company does not maintain a defined benefit pension plan for any of its associates, including for any of the NEOs. Thus, there are no accumulated pension benefits for any of its NEOs. The only funded retirement benefits that are provided for the Company’s NEOs are those resulting from contributions made under the Company’s 401(k) defined contribution plan.
Fiscal Year 2021 Nonqualified Deferred Compensation
The following table illustrates the deferred compensation benefits under the deferred compensation plan.
Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End(3) ($)
Bonnie R. Brooks	—	—	—	—	—
Molly Langenstein	—	—	—	—	—
Patrick J. Guido	—	—	—	—	—
Kristin M. Gwinner	—	—	17,210	—	348,884
Joseph R. Topper, Jr.	—	—	—	—	—
David M. Oliver	9,853	—	3,146	—	111,818
(1)
For Mr. Oliver, the amount shown in this column represents the deferral of a portion of his annual incentive bonus earned for fiscal 2020 and paid in fiscal 2021, which is reported as fiscal 2020 non-equity incentive plan compensation in the Summary Compensation Table.

(2)
From January 1, 2019 through April 4, 2020, the Company matched 50% on associate base salary deferrals up to 2.5% of their salary under the deferred compensation plan. Effective December 31, 2021, the Company made the decision to terminate the deferred compensation plan with respect to participant deferrals and related earnings and to freeze the plan with respect to matching contributions and related earnings in accordance with the deferred compensation plan terms and requirements under applicable tax laws. The Company does not pay above market earnings on accounts under the deferred compensation plan.

(3)
The aggregate balances shown in this column represent amounts that NEOs earned, but elected to defer, plus earnings (or losses), if applicable. $12,765 of the amount shown for Ms. Gwinner was previously reported as compensation earned by Ms. Gwinner in the Summary Compensation Table in prior years. Account balances may be invested in phantom investments selected by the executive from an array of investment options. The array changes from time to time; as of January 29, 2022, participants could choose among several different investments, including domestic and international equity, income, short-term investment, and blended-fund investment. The participants are not being offered and thus cannot choose a Company stock fund.

58	- 2022 Proxy Statement

EXECUTIVE COMPENSATION TABLES	■
Employment Agreements for Named Executive Officers

Employment Agreements for Named Executive Officers
Bonnie R. Brooks. Ms. Brooks, who currently serves as Executive Chair of the Board, is subject to an at-will employment offer letter dated July 18, 2019. The offer letter contemplated an annual base salary and certain other benefits, as subsequently amended effective June 24, 2020 and February 22, 2021. Ms. Brooks’ current base salary is $500,000. Ms. Brooks is also eligible for an annual bonus under the Company’s management bonus plan. For fiscal 2021, Ms. Brooks’ aggregate annual cash bonus, to the extent earned, has a threshold bonus equal to 25% of her earned salary, a target bonus equal to 100% of her earned salary and a maximum bonus equal to 200% of her earned salary. Ms. Brooks is eligible to be considered for awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.
Molly Langenstein. Ms. Langenstein, who currently serves as CEO and President, is subject to an at-will employment offer letter dated July 15, 2019. The offer letter contemplates an annual base salary and certain other benefits, as subsequently amended effective June 24, 2020. Ms. Langenstein’s fiscal 2021 base salary was $1,000,000 and is subject to annual increases as determined from time to time by the Board. Ms. Langenstein is also eligible for an annual bonus under the Company’s management bonus plan. For fiscal 2021, Ms. Langenstein’s aggregate annual cash bonus, to the extent earned, has a threshold bonus equal to 30% of her base salary, a target bonus equal to 120% of her base salary and a maximum bonus equal to 240% of her base salary. Ms. Langenstein is eligible to be considered for awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.
Patrick J. Guido. Mr. Guido, who currently serves as Executive Vice President - Chief Financial Officer, is subject to an at-will employment offer letter dated September 15, 2021. The offer letter contemplates an annual base salary and certain other benefits. Mr. Guido’s fiscal 2021 base salary was $525,000 and is subject to annual increases as determined from time to time by the Board. Mr. Guido is also eligible for an annual bonus under the Company’s management bonus plan. For fiscal 2021, Mr. Guido’s aggregate annual cash bonus, to the extent earned, has a threshold bonus equal to 20% of his earned salary, a target bonus equal to 80% of his earned salary and a maximum bonus equal to 160% of his earned salary. Mr. Guido is eligible to be considered for awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.
Kristin Gwinner. Ms. Gwinner, who currently serves as Executive Vice President - Chief Human Resources Officer, is subject to an at-will employment offer letter dated November 5, 2012. The offer letter contemplates an annual base salary and certain other benefits, as subsequently amended effective October 1, 2019. Ms. Gwinner’s fiscal 2021 base salary was $500,000 and is subject to annual increases as determined from time to time by the Board. Ms. Gwinner is also eligible for an annual bonus under the Company’s management bonus plan. For fiscal 2021, Ms. Gwinner’s aggregate annual cash bonus, to the extent earned, has a threshold bonus equal to 20% of her earned salary, a target bonus equal to 80% of her earned salary and a maximum bonus equal to 160% of her earned salary. Ms. Gwinner is eligible to be considered for awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.
Joseph R. Topper, Jr. Mr. Topper, who currently serves as Executive Vice President - Chief Digital Officer, is subject to an at-will employment offer letter dated March 9, 2021. The offer letter contemplates an annual base salary and certain other benefits. Mr. Topper’s fiscal 2021 base salary was $480,000 and is subject to annual increases as determined from time to time by the Board. Mr. Topper is also eligible for an annual bonus under the Company’s management bonus plan. For fiscal 2021, Mr. Topper’s aggregate annual cash bonus, to the extent earned, has a threshold bonus equal to 20% of his earned salary, a target bonus equal to 80% of his earned salary and a maximum bonus equal to 160% of his earned salary. Mr. Topper is eligible to be considered for awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.
David Oliver. Mr. Oliver, who currently serves as Senior Vice President - Finance, Controller and Chief Accounting Officer, is subject to an at-will employment offer letter dated February 24, 2012. The offer letter contemplates an annual base salary and certain other benefits, as subsequently amended effective February 13, 2020. Mr. Oliver’s fiscal 2021 base salary was $375,000 and he received $10,000 in supplemental compensation for each month he served as Interim CFO during fiscal 2021. Mr. Oliver is also eligible for an annual bonus under the Company’s management bonus plan. For fiscal 2021, Mr. Oliver’s aggregate annual cash bonus, to the extent earned, has a threshold bonus equal to 12.5% of his earned salary, a target bonus equal to 50% of his earned salary and a maximum bonus equal to 100% of his earned salary. Mr. Oliver is eligible to be considered for awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.
- 2022 Proxy Statement	59

■	EXECUTIVE COMPENSATION TABLES
Officer Severance Plan

Officer Severance Plan
The Company has a formal severance plan, as amended and restated effective January 1, 2020, and further amended on March 31, 2020 and September 14, 2021, for all officer associates at the Vice President level and above, including the Company’s NEOs other than the Executive Chair.
The purpose of the Officer Severance Plan is to promote uniform treatment of senior executives who are involuntarily terminated under certain circumstances or who terminate for “good reason,” as defined in the plan. Certain benefits under the Officer Severance Plan are enhanced if the involuntary termination or termination for good reason occurs within 24 months following a change in control as defined in the plan.
The Officer Severance Plan provides payment of benefits for involuntary termination by the Company in connection with the elimination of an officer’s position, certain changes in an officer’s job responsibilities, termination not as a result of a “disqualifying event” (as defined in the plan), or termination upon or immediately preceding certain reorganizations or sales affecting the Company, but only if the officer is not offered comparable employment after the reorganization or sale. The plan provides payment of benefits for termination by the officer with good reason for any of the following events: (i) a material change in duties or responsibilities or a material reduction in authority, (ii) for officers serving in certain corporate locations (which includes all of the Company’s NEOs other than the Executive Chair), a change of corporate location that is more than 50 miles from current place of employment, or (iii) a reduction in total direct compensation at target of more than 30%. A good reason termination requires the officer to provide written notice to the Company, and the officer must timely terminate employment if the Company does not cure the good reason event within a cure period.
The Officer Severance Plan provides for the following severance benefits:
■
Continued annual base salary, paid in accordance with the Company’s normal payroll practices, for 24 months for the CEO; 12 months for Executive Vice President; 9 months for Senior Vice President; and 6 months for Vice President.

■	A cash payment equal to the officer’s bonus, if earned, but only if the officer terminates employment on or after the last day of the fiscal year and before the bonus is paid.
■
For officers enrolled in healthcare coverage (medical and/or dental plans) offered by the Company, the officer will receive a cash lump sum payment equal to the aggregate COBRA healthcare plan premium costs over the severance period.

■	Reasonable outplacement assistance during the severance period.
In the event a terminated officer’s employment termination occurs within 24 months following a change in control (other than termination for cause in connection with a disqualifying event), the terminated officer shall receive the respective salary and bonus severance benefits in a single lump sum payment as follows: CEO, payment of 24 months of annual base salary plus bonus at target; Executive Vice President, payment of 18 months of annual base salary plus bonus at target; Senior Vice President, payment of 12 months of annual base salary plus bonus at target; and Vice President, payment of 9 months of annual base salary plus bonus at target. Payments under the Officer Severance Plan are subject to a modified cutback provision, where payments to a terminated officer would be reduced if the reduction would produce a better after-tax result for the officer. There would be no reduction, however, if the terminated officer would have a better after-tax result without the reduction.
The provision of severance benefits under the Officer Severance Plan is conditioned upon the officer executing an agreement and release which includes, among other things, non-competition covenants of 24 months for the CEO, 12 months for Executive Vice Presidents and Senior Vice Presidents, and 6 months for Vice Presidents, non-solicitation covenants of 24 months, non-disclosure, non-disparagement and reasonable cooperation covenants and a release of claims against the Company. Payments under the Officer Severance Plan will cease if the terminated officer violates the covenants or other provisions set forth in the agreement and release. The Plan Administrator, in its sole discretion, may also reduce or stop a terminated officer’s remaining unpaid severance benefits if the terminated officer is reemployed by the Company or otherwise provides services to the Company as an independent contractor or consultant during the period in which severance payments are payable. The Plan Administrator, in its sole discretion, may also reduce a terminated officer’s remaining unpaid severance benefits dollar-for-dollar by the amount of base salary, consulting fees or hourly compensation received by the terminated officer from a company other than the Company (an “Other Company”) for providing services to the Other Company. In addition, under the Officer Severance Plan, a terminated officer would still be required to repay any sign-on bonus or relocation benefit in accordance with any applicable policy or other agreement requiring repayment unless the Plan Administrator, in its sole discretion, determined otherwise.
60	- 2022 Proxy Statement

EXECUTIVE COMPENSATION TABLES	■
Potential Payments Upon Termination or Change in Control for Named Executive Officers

Potential Payments Upon Termination or Change in Control for Named Executive Officers
Ms. Langenstein, Mr. Guido, Ms. Gwinner, Mr. Topper and Mr. Oliver are eligible to receive certain post-employment benefits as indicated below in accord ance with the Company’s above-described Officer Severance Plan (payment of which is conditioned upon entry into the above described agreement and release under the Office Severance Plan) and, in certain cases, Ms. Brooks, Ms. Langenstein, Mr. Guido, Ms. Gwinner, Mr. Topper and Mr. Oliver are eligible to receive certain post-employment benefits pursuant to outstanding equity awards granted by the Company.
The following table shows the potential payments upon termination or change in control for our NEOs as if the respective termination or change in control events had occurred on January 28, 2022, the last business day of fiscal 2021.
Name and Termination Scenarios	Cash Severance(1) $	Equity(2)(3) $	Health Benefits(4) $	Other Benefits(5) $	Tax Gross Up $	Total $
Bonnie R. Brooks
w/o Good Reason (Voluntary)(6)	—	—	—	—	N/A	—
w/ Good Reason (Voluntary)(6)	—	—	—	—	N/A	—
For Cause (Involuntary)(6)	—	—	—	—	N/A	—
Death or Disability (Involuntary)(7)	—	10,800,193	—	—	N/A	10,800,193
w/o Cause (Involuntary)(8)	—	4,740,534	—	—	N/A	4,740,534
Change in Control(9)	—	10,603,171	—	—	N/A	10,603,171
Retirement(10)	—	274,018	—	—	N/A	274,018
Molly Langenstein
w/o Good Reason (Voluntary)(6)	—	—	—	—	N/A	—
w/ Good Reason (Voluntary)(6)	4,206,312	—	30,342	—	N/A	4,236,654
For Cause (Involuntary)(6)	—	—	—	—	N/A	—
Death or Disability (Involuntary)(7)	—	8,934,137	—	—	N/A	8,934,137
w/o Cause (Involuntary)(8)	4,206,312	—	30,342	21,000	N/A	4,257,654
Change in Control(11)	4,400,000	7,836,637	30,342	21,000	N/A	12,287,979
Retirement(12)	—	—	—	—	N/A	—
Patrick J. Guido
w/o Good Reason (Voluntary)(6)	—	—	—	—	N/A	—
w/ Good Reason (Voluntary)(6)	794,365	—	9,236	—	N/A	803,601
For Cause (Involuntary)(6)	—	—	—	—	N/A	—
Death or Disability (Involuntary)(7)	—	503,061	—	—	N/A	503,061
w/o Cause (Involuntary)(8)	794,365	—	9,236	21,000	N/A	824,601
Change in Control(11)	1,417,500	411,595	13,854	21,000	N/A	1,863,949
Retirement(12)	—	—	—	—	N/A	—
Kristin M. Gwinner
w/o Good Reason (Voluntary)(6)	—	—	—	—	N/A	—
w/ Good Reason (Voluntary)(6)	1,282,104	—	13,109	—	N/A	1,295,213
For Cause (Involuntary)(6)	—	—	—	—	N/A	—
Death or Disability (Involuntary)(7)	—	2,129,835	—	—	N/A	2,129,835
w/o Cause (Involuntary)(8)	1,282,104	—	13,109	21,000	N/A	1,316,213
Change in Control(11)	1,350,000	2,003,622	19,664	21,000	N/A	3,394,286
Retirement(12)	—	—	—	—	N/A	—
Joseph R. Topper, Jr.
w/o Good Reason (Voluntary)(6)	—	—	—	—	N/A	—
w/ Good Reason (Voluntary)(6)	1,063,286	—	19,516	—	N/A	1,082,802
For Cause (Involuntary)(6)	—	—	—	—	N/A	—
Death or Disability (Involuntary)(7)	—	603,625	—	—	N/A	603,625
w/o Cause (Involuntary)(8)	1,063,286	—	19,516	21,000	N/A	1,103,802
Change in Control(11)	1,296,000	493,875	29,274	21,000	N/A	1,840,149
Retirement(12)	—	—	—	—	N/A	—
David M. Oliver
w/o Good Reason (Voluntary)(6)	—	—	—	—	N/A	—
w/ Good Reason (Voluntary)(6)	690,361	—	11,378	—	N/A	701,739
For Cause (Involuntary)(6)	—	—	—	—	N/A	—
Death or Disability (Involuntary)(7)	—	1,112,316	—	—	N/A	1,112,316
w/o Cause (Involuntary)(8)	690,361	—	11,378	13,500	N/A	715,239
Change in Control(11)	562,500	1,064,026	15,171	13,500	N/A	1,655,197
Retirement(12)	—	481,947	—	—	N/A	481,947
- 2022 Proxy Statement	61

■	EXECUTIVE COMPENSATION TABLES
Potential Payments Upon Termination or Change in Control for Named Executive Officers

(1)
The cash severance associated with any covered termination under the Officer Severance Plan other than change in control is to be paid as income continuation, but is shown in the aggregate and not as a discounted present value. For Ms. Langenstein, the cash severance associated with a change in control termination includes 24 months of salary and cash bonus at her target. For all other scenarios for Ms. Langenstein, the cash severance associated with a covered termination includes 24 months of salary and earned bonus under the Bonus Plan based on the Company’s performance for 2021. For Mr. Guido, Ms. Gwinner and Mr. Topper, the cash severance associated with a change in control termination scenario under the Officer Severance Plan includes 18 months of salary and cash bonus at their target. For all other scenarios, the cash severance associated with a covered termination under the Officer Severance Plan includes 12 months of salary and earned bonus under the Bonus Plan based on the Company’s performance for 2021. For Mr. Oliver, the cash severance associated with a change in control termination scenario under the Officer Severance Plan includes 12 months of salary and cash bonus at his target. For all other scenarios, the cash severance associated with a covered termination under the Officer Severance Plan includes 9 months of salary and earned bonus under the Bonus Plan based on the Company’s performance for 2021. Ms. Brooks is not eligible to receive cash severance associated with any covered termination under the Officer Severance Plan.

(2)
Equity value for accelerated vesting of restricted stock, RSUs and PSUs assumes a value of $4.39 per share, which equals the Company’s stock price on January 28, 2022, the last business day of the 2021 fiscal year. No value is included for stock option vesting because none of the NEOs held outstanding stock options as of that date. Each equity award outstanding on January 28, 2022 was granted pursuant to the Company’s prior 2012 Omnibus Stock and Incentive Plan (the “2012 Omnibus Plan”) or current 2020 Omnibus Plan, except that Ms. Brooks also received an award of PSUs granted in August 2019 outside of the 2012 Omnibus Plan as an employment inducement award as permitted under NYSE Rule 303A.08. Accelerated vesting, if any, for each award is determined in accordance with the grant agreements and, for those equity awards granted pursuant to the 2012 Omnibus Plan or 2020 Omnibus Plan, in accordance with such plan, assuming in each case that the respective termination or change in control event occurred on January 28, 2022.

(3)
Notwithstanding the vesting provisions described in footnotes (6) through (12) to this table, the August 2019 RSA granted to Ms. Brooks (“Brooks CEO RSA”), the August 2019 PSU awards granted to Ms. Brooks under the 2012 Omnibus Plan and outside of the 2012 Omnibus Plan (together, the “Brooks 2019 PSUs”), the October 2019 PSUs and the PSUs granted in 2020 and 2021 will be forfeited if, prior to the vesting date, the executive violates the restrictive covenants set forth in the grant agreements, except that under the October 2019 PSUs and the PSUs granted in 2020 and 2021 the forfeiture provision related to such covenants does not apply following termination of employment after a change in control. The specific restrictive covenants applicable to each award are described in the respective grant agreement and include a combination of one or more of the following: (i) confidentiality covenants, (ii) 12-month or 24-month non-competition and non-solicitation covenants, (iii) non-disparagement covenants, and (iv) 5-year reasonable cooperation covenants.

(4)
For Ms. Langenstein, Mr. Guido, Ms. Gwinner, Mr. Topper and Mr. Oliver, health benefits associated with a covered termination under the Officer Severance Plan are paid in a lump sum and the amount shown represents an estimate using monthly COBRA premium costs over their respective period of income continuation. Ms. Brooks is not eligible to receive health benefits associated with a covered termination under the Officer Severance Plan.

(5)
Represents an estimate of maximum outplacement assistance associated with a covered termination under the Officer Severance Plan, which has historically not been provided in the case of voluntary termination with Good Reason without a change in control.

(6)
In the event of voluntary termination with or without Good Reason or an involuntary termination for Cause, all shares of unvested restricted stock, all unvested RSUs and all unvested PSUs are forfeited.

(7)
In the event of Ms. Brooks’ death or disability (i) unvested restricted stock and unvested RSUs become 100% vested, except that, with respect to the Brooks CEO RSA, only the next tranche of unvested shares under the award becomes vested, (ii) with respect to the Brooks 2019 PSUs, prorated portions of the unvested awards become vested with respect to time-based vesting, subject to performance-based vesting, shown based on actual performance through January 28, 2022, and (iii) unvested March 2021 PSUs become 100% vested with respect to time-based vesting, subject to continued performance-based vesting, shown at maximum level based on performance through January 28, 2022. For the NEOs other than Ms. Brooks, in the event of an executive’s death or disability (i) unvested restricted stock becomes 100% vested, (ii) unvested October 2019 PSUs become 100% vested with respect to time-based vesting, subject to performance-based vesting, shown based on actual performance through January 28, 2022, (iii) unvested March 2020 PSUs and July 2020 PSUs become 100% vested with respect to time-based vesting, subject to continued performance-based vesting, shown at target level, respectively, based on performance through January 28, 2022, (iv) unvested September 2020 PSUs become 100% vested with respect to time-based vesting, subject to continued performance-based vesting, shown based on actual performance through January 28, 2022, and (v) unvested March 2021, April 2021 and October 2021 PSUs become 100% vested with respect to time-based vesting, subject to continued performance-based vesting, shown at maximum level, respectively, based on performance through January 28, 2022.

(8)
In the event of involuntary termination without Cause, in the absence of Compensation Committee action to accelerate vesting, unvested restricted stock, unvested RSUs and unvested PSUs are forfeited, except that (i) with respect to the April 2019 RSA granted to Ms. Brooks (“Brooks Interim CEO RSA”), a prorated portion of unvested restricted stock under the award becomes vested, (ii) with respect to the Brooks CEO RSA, the next tranche of unvested shares under the award becomes vested, and (iii) with respect to the Brooks 2019 PSUs, prorated portions of the unvested awards become vested with respect to time-based vesting, subject to performance-based vesting, shown based on actual performance through January 28, 2022.

(9)
For Ms. Brooks, in the event of a change in control (i) unvested restricted stock and unvested RSUs become 100% vested if the buyer does not assume the awards, or, if the awards are assumed, upon involuntary termination without Cause within 24 months following the change in control (or, with respect to the Brooks CEO RSA, upon involuntary termination without Cause or for Good Reason within 24 months following the change in control), (ii) with respect to the Brooks 2019 PSUs, unvested Brooks 2019 PSUs become 100% vested with respect to time-based vesting, subject to performance-based vesting, shown based on actual performance through January 28, 2022, if the buyer does not assume the awards, or, if the awards are assumed, upon involuntary termination without Cause or for Good Reason within 24 months following the change in control, and (iii) with respect to the March 2021 PSU granted to Ms. Brooks, unvested March 2021 PSUs become 100% vested with respect to time-based vesting, with performance-based vesting based on actual performance for completed years within the performance period (shown at maximum level based on performance through January 28, 2022) and target level performance for incomplete years if the buyer does not assume the awards or, if the awards are assumed, upon involuntary termination without Cause, death or disability following the change in control.

(10)
In the event of Ms. Brooks’ retirement at or after age 55, with combined age and years of service of 65 or more and approval of the Board, unvested restricted stock, unvested RSUs and unvested PSUs are forfeited, except that, with respect to the Brooks Interim CEO RSA, a prorated portion of unvested restricted stock under the award becomes vested. Equity awards granted to NEOs beginning in 2021 do not provide for accelerated vesting upon retirement.

(11)
For the NEOs other than Ms. Brooks, in the event of a change in control (i) unvested restricted stock becomes 100% vested if the buyer does not assume the awards or, if the awards are assumed, upon involuntary termination without Cause within 24 months following the change in control, (ii) unvested October 2019 PSUs become 100% vested with respect to time-based vesting, subject to performance-based vesting, shown based on actual performance through January 28, 2022, if the buyer does not assume the awards or, if the awards are assumed, upon involuntary termination without Cause, death or disability following the change in control, (iii) unvested March 2020 PSUs and July 2020 PSUs become 100% vested with respect to time-based vesting, with performance-based vesting based on actual performance for completed years within the performance period (shown at target level based on performance through January 28, 2022) and target level performance for incomplete years, if the buyer does not assume the awards or, if the awards are assumed, upon involuntary termination without Cause, retirement, death or disability following the change in control, (iv) unvested September 2020 PSUs become 100% vested with respect to time-based vesting, subject to performance-based vesting, shown based on actual performance through January 28, 2022, if the buyer does not assume the awards or, if the awards are assumed, upon involuntary termination without Cause, retirement, death or disability following the change in control, and (v) unvested March 2021, April 2021 and October 2021 PSUs become 100% vested with respect to time-based vesting, with performance-based vesting based on actual performance for completed years within the performance period (shown at maximum level based on performance through January 28, 2022) and target level performance for incomplete years, if the buyer does not assume the awards or, if the awards are assumed, upon involuntary termination without Cause, death or disability following the change in control.

62	- 2022 Proxy Statement

EXECUTIVE COMPENSATION TABLES	■
Indemnification Agreements

(12)
With respect to restricted stock and PSUs granted in 2019 and 2020 to the NEOs other than Ms. Brooks, in the event of retirement at or after age 55, with combined age and years of service of 65 or more and approval of the Compensation Committee, prorated portions of unvested restricted stock and prorated portions of unvested PSUs become vested, with the unvested October 2019 PSUs subject to performance-based vesting, shown based on actual performance through January 28, 2022, the unvested March 2020 PSUs and July 2020 PSUs subject to continued performance-based vesting, shown at target level, respectively, based on performance through January 28, 2022, and the unvested September 2020 PSUs subject to continued performance-based vesting, shown based on actual performance through January 28, 2022. No amount is reported for “retirement” for Ms. Langenstein and Ms. Gwinner as these executives were not eligible for retirement as of January 28, 2022. Equity awards granted to NEOs beginning in 2021 do not provide for accelerated vesting upon retirement.

Indemnification Agreements
We have entered into indemnification agreements with all of our directors and certain executive officers under which we have agreed to indemnify them against all direct and indirect costs of any type or nature whatsoever (including attorneys’ fees) incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. These directors and officers are to be indemnified to the fullest extent now or hereafter permitted by the Florida Business Corporation Act. The indemnification agreements also provide for the advancement of expenses to these directors and officers in connection with any such suit or proceeding.
- 2022 Proxy Statement	63

■	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Board and the Company are committed to maintaining the highest legal and ethical conduct while fulfilling their responsibilities and recognize that related party transactions can present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of the Company and its shareholders. Nevertheless, the Company recognizes that there are situations where related party transactions may be in, or may not be inconsistent with, the best interests of the Company and its shareholders. Therefore, the Board has adopted a written Related Party Transactions Policy for the reasonable prior review and oversight of related party transactions. Subject to certain pre-approved transactions, any transaction or relationship that involves a director, director nominee, executive officer, greater than 5% shareholder or any of their immediate family members that constitutes a “related party transaction” requires full disclosure to and review by the Governance Committee of all facts and circumstances concerning the transactions and relationships, including, but not limited to, the related party’s interest in the transaction, the approximate dollar amount involved, and whether the transaction is undertaken in the ordinary course of business. The related party may not participate in the discussion or approval of the transaction beyond providing relevant information to the Governance Committee. The Governance Committee will only approve or ratify a related party transaction if the Governance Committee determines in good faith that, under all of the circumstances, the transaction is consistent with the interests of the Company and its shareholders. For this purpose, a “related party transaction” is any transaction, arrangement or relationship in which (1) the aggregate amount involved will or may be expected to exceed $120,000; (2) the Company is a participant; and (3) a related party has or will have a direct or indirect interest. Other than compensation arrangements fully described elsewhere in this Proxy Statement, there have been no related party transactions since January 31, 2021, and there are none proposed currently.
64	- 2022 Proxy Statement

■	PROPOSAL 3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
Appointment Proposed for Ratification
The Audit Committee has selected Ernst & Young LLP (“EY”) as the Company’s independent certified public accountants for the current fiscal year ending January 28, 2023 (fiscal 2022). Ratification of the Company’s independent certified public accountants is not required by the Company’s Bylaws or otherwise, but the Board has decided to seek such ratification as a matter of good corporate practice. In the event of a negative vote, the Audit Committee will review its future selection of its independent certified public accountants in light of that result. Even in the event of a positive vote, the Audit Committee in its discretion may select a different independent certified public accounting firm at any time during fiscal 2022 if it determines it to be in the best interests of the Company and our shareholders. EY has audited the accounts of the Company since first being engaged by the Company effective July 1, 2002. Representatives of EY are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions by shareholders.
We have been advised by EY that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in the Company or its subsidiaries.
Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG
LLP AS OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE PERIOD SPECIFIED.
Fees to Independent Accountants
The following table presents fees for professional services rendered by EY for the audit of the Company’s annual financial statements for fiscal 2021 (ended January 29, 2022) and fiscal 2020 (ended January 30, 2021) and fees billed for audit-related services, tax services and all other services rendered by EY for fiscal 2021 and fiscal 2020.
	Fiscal 2021	Fiscal 2020
Audit Fees	$ 1,478,000	$ 1,899,820
Audit-Related Fees	3,000	3,000
Tax Fees	93,103	178,578
Total	$1,574,103	$2,081,398
Audit Fees
Fees for audit services include aggregate fees billed for professional services rendered for the annual audits of the Company’s financial statements included in Form 10-K filings, the reviews of the Company’s quarterly reports on Form 10-Q, other SEC filings and audit consultations and the Sarbanes-Oxley Section 404 attestation.
Audit-Related Fees
Fees for audit-related services in fiscal 2021 and 2020 include the Company’s use of EY’s online research tools.
- 2022 Proxy Statement	65

■	PROPOSAL 3 Proposal to Ratify the Appointment of Ernst & Young LLP as Independent Certified Public Accountants

Tax Fees
Fees for tax services in fiscal 2021 and 2020 were principally related to special tax and international tax projects.
All audit-related services, tax services and other services in fiscal 2021 and 2020 were pre-approved by the Audit Committee, which concluded that the provision of such services by EY was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The Company’s pre-approval policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.
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■	AUDIT COMMITTEE REPORT
The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.
The Audit Committee consists of three directors and operates under a written charter adopted by the Board of Directors. The current members of this Committee are David F. Walker (Chair), John J. Mahoney and Kim Roy. Each member of the Committee is independent in the judgment of the Company’s Board of Directors, as required by NYSE listing standards and as set forth in the Company’s Governance Guidelines. This Committee is responsible for selecting, engaging, evaluating and negotiating fee arrangements with the Company’s independent certified public accountants (the “Independent Accountants”) with input from the Company’s Board and management. Management is responsible for the Company’s accounting, internal controls and the financial reporting process. The Independent Accountants are responsible for performing an audit of internal control over financial reporting that is integrated with an audit of the Company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board in the United States (“PCAOB”), and for expressing opinions thereon. This Committee’s responsibility is to monitor and oversee these processes.
The members of this Committee do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Independent Accountants, nor can this Committee certify that the Independent Accountants are “independent” under applicable rules. This Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management, internal auditors, and the Independent Accountants on the basis of several factors, including the information it receives, discussions with management, internal auditors, and the Independent Accountants, and the experience of this Committee’s members in business, and with financial and accounting matters.
As part of its oversight of the Company’s financial reporting process, this Committee reviews and discusses with both management and the Company’s Independent Accountants all annual and quarterly financial statements prior to their issuance, including receiving reports on the matters discussed in management’s Disclosure Committee meetings. This Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended January 29, 2022 (“fiscal 2021”), with management and the Company’s Independent Accountants. Management advised the Audit Committee that the Company’s fiscal 2021 consolidated financial statements had been prepared in accordance with accounting principles generally accepted in the United States, and presented significant accounting and disclosure matters to this Committee. Discussions with the Independent Accountants regarding the Company’s fiscal 2021 audited financial statements included the Independent Accountants’ judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates used in the Company’s financial statements, as well as other matters, as required to be discussed by the applicable requirements of the PCAOB and the SEC and under the Audit Committee’s charter.
This Committee annually evaluates, with input from management and the internal auditor, the quality of services and sufficiency of resources provided by the Independent Accountants, communications and interactions with the Independent Accountants, and assesses the Independent Accountants’ independence, objectivity and professional skepticism. The Company’s Independent Accountants provided this Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the Independent Accountants’ communications with the Audit Committee concerning its independence, and this Committee discussed the results of the evaluation process with the Independent Accountants, including their independence from the Company.
In addition, this Committee reviewed key initiatives and programs aimed at maximizing the effectiveness of the Company’s internal and disclosure control structure. As part of this process, this Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and control.
Based upon this Committee’s discussion with management, the internal auditor, and the Independent Accountants, this Committee’s review of the representations of management, and the report of the Independent Accountants to this Committee, and subject to the limitations on the role and responsibilities of this Committee described above and in this Committee’s charter, this Committee recommended that the Board of Directors approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K filed with the SEC as of and for the fiscal year ended January 29, 2022.
MEMBERS OF THE AUDIT COMMITTEE
David F. Walker, Chair
John J. Mahoney
Kim Roy
- 2022 Proxy Statement	67

■	SECURITY OWNERSHIP
The following tables set forth the number of shares of the Company’s common stock beneficially owned by (1) each of its directors and nominees to become a director, (2) each NEO, (3) all current directors and executive officers as a group and (4) each person known to the Company as having beneficial ownership of more than 5% of the Company’s common stock together with such owner’s address as of April 25, 2022.
Stock Ownership of Directors and Executive Officers
Name of Beneficial Owner	Current Beneficial Holdings(1)(2)	Shares Subject to Options(3)	Total Beneficial Ownership(1)	Percent of Class(4)
Bonnie R. Brooks	1,087,809	—	1,087,809	*
Patrick J. Guido	112,872	—	112,872	*
Kristin M. Gwinner	381,511	—	381,511	*
Molly Langenstein	1,491,596	—	1,491,596	1.2%
David M. Oliver	222,831	—	222,831	*
Joseph R. Topper, Jr.	117,143	1,324	118,467	*
Janice L. Fields(5)	90,683	—	90,683	*
Deborah L. Kerr(5)	112,493	—	112,493	*
Eli M. Kumekpor	—	—	—	*
John J. Mahoney	207,596	—	207,596	*
Kevin Mansell	23,053	—	23,053	*
Kim Roy	99,841	—	99,841	*
David F. Walker	211,596	—	211,596	*
Stephen E. Watson(5)	212,259	—	212,259	*
All Current Directors and Executive Officers as a Group (15 persons)	4,462,919	1,324	4,464,243	3.6%
*Less than one percent
(1)
For purposes of this table, a person is deemed to be the beneficial owner of shares under applicable SEC rules, if she or he (a) has or shares voting power or investment power with respect to such shares, or (b) has the right to acquire ownership of such shares within 60 days. “Voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose or direct the disposition of shares, irrespective of any economic interest in such shares. All shares are held with sole voting and investment power and none of such shares are pledged.

(2)
The shares listed also include restricted stock which has not yet vested and which is subject to forfeiture as follows: Ms. Brooks: 350,000; Mr. Guido: 112,872; Ms. Gwinner: 201,619; Ms. Langenstein: 970,965; Mr. Oliver: 88,976; Mr. Topper: 104,536; Ms. Fields: 23,053; Ms. Kerr: 23,053; Mr. Mahoney: 23,053; Mr. Mansell: 23,053; Ms. Roy: 23,053; Mr. Walker: 23,053; and Mr. Watson: 23,053.

(3)
Represents an estimated number of shares that may be acquired within 60 days after April 25, 2022 under the ESPP. The number of shares was estimated by dividing the amount of the individual’s payroll deductions for the current offering period by an assumed per-share purchase price equal to 85 percent of the closing price of the common stock on the grant date for the offering period (February 1, 2022). Under the ESPP, the actual per-share purchase price for the offering period is the lesser of (a) 85 percent of the closing price of the common stock on the grant date for the offering period or (b) 85 percent of the closing price of the common stock on the purchase date for the offering period (April 29, 2022). Accordingly, the per-share purchase price and the actual number of shares to be acquired for each participant in the ESPP are not determinable until the purchase date for the offering period.

(4)
In calculating the percentage ownership for a given individual or group, the number of shares of common stock outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within 60 days held by such individual or group, but are not deemed outstanding by any other person or group.

(5)	The amounts for Ms. Fields, Ms. Kerr and Mr. Watson exclude 55,550, 36,250 and 19,300 RSUs, respectively, with deferred delivery.
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SECURITY OWNERSHIP	■
Stock Ownership of Certain Beneficial Owners

Stock Ownership of Certain Beneficial Owners
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	19,579,890(2)	15.6%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	7,923,804(3)	6.3%
Renaissance Technologies LLC / Renaissance Technologies Holdings Corporation 800 Third Avenue New York, NY 10022	6,426,014(4)	5.1%
(1)
For purposes of this table, a person is deemed to be the beneficial owner of shares under applicable SEC rules, if she or he (a) has or shares voting power or investment power with respect to such shares, or (b) has the right to acquire ownership of such shares within 60 days. “Voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to invest or direct the investment of shares, irrespective of any economic interest in such shares.

(2)
The ownership information set forth herein is based in its entirety on the material contained in Amendment No. 13 to Schedule 13G filed with the SEC on January 27, 2022 by BlackRock, Inc. and its affiliates (collectively, “BlackRock”). Such shares are owned by one or more entities controlled by BlackRock, Inc., including BlackRock Fund Advisors, which beneficially owns 5% or more of the shares of the Company’s common stock outstanding. As reported in such filing, such shares are owned as follows: (i) 19,579,890 shares held by BlackRock with respect to which it has sole investment power and (ii) 19,420,846 shares with respect to which it has sole voting power.

(3)
The ownership information set forth herein is based in its entirety on the material contained in Amendment No. 1 to Schedule 13G filed with the SEC on February 9, 2022 by The Vanguard Group (“Vanguard”). As reported in such filing, such shares are owned as follows: (i) 7,741,034 shares held by Vanguard with respect to which it has sole investment power, (ii) 182,770 shares with respect to which it has shared investment power, and (iii) 147,078 shares with respect to which it has shared voting power.

(4)
The ownership information set forth herein is based in its entirety on the material contained in Amendment No. 3 to Schedule 13G filed with the SEC on February 11, 2022 by Renaissance Technologies Holdings Corporation (“RTHC”) and its majority-owned subsidiary Renaissance Technologies LLC (“RTC”). As reported in such filing, such shares are owned as follows: (i) 6,426,014 shares held by RTHC and RTC with respect to which each has sole investment power, and (ii) 6,358,315 shares with respect to which each has sole voting power.

10b5-1 Trading Plans
We permit our officers and directors to adopt trading plans under Rule 10b5-1 promulgated under the Exchange Act, which allows shareholders to establish prearranged written plans to buy or sell shares or exercise stock options in accordance with predetermined formulas. Rule 10b5-1 plans allow shareholders to buy or sell shares of the Company’s common stock according to their plan on a regular basis (for example, weekly or monthly or in accordance with another predetermined formula), regardless of any subsequent nonpublic information they receive. As of May 6, 2022, no Company officers or directors were known by the Company to have adopted and have in effect a Rule 10b5-1 trading plan. However, officers and directors have adopted such plans in the past and may adopt such plans in the future.
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■	INFORMATION ABOUT THE 2022 ANNUAL MEETING AND VOTING

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held June 23, 2022
The Notice of Annual Meeting of Shareholders, this Proxy Statement and our 2021 Annual Report are available via the Internet at https://materials.proxyvote.com/168615. This site does not have “cookies” that identify visitors to the site.
What is the purpose of the meeting?
At the Annual Meeting, shareholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Shareholders, which consists of the election of directors, approval of an advisory resolution to approve the compensation of our named executive officers, ratification of the appointment of the Company’s independent certified public accountants, and to transact such other business as may properly come before the meeting or any adjournments or postponements thereof. In addition, the Company’s management will report on the performance of the Company and respond to questions from shareholders.
When are these materials being sent?
Under rules adopted by the SEC we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability to most of our shareholders of record. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request a printed copy may be found in the Notice. You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice. This permits us to conserve natural resources and reduces our printing costs, while giving shareholders a convenient and efficient way to access our proxy materials and vote their shares.
The proxy materials are first being mailed or made available to shareholders on or about May 6, 2022.
Why did I receive these proxy materials?
You have received these proxy materials because you are a shareholder of the Company, and our Board is soliciting authority, or your proxy, to vote your shares at the Annual Meeting and at any adjournments or postponements thereof. The proxy materials include our Notice of Annual Meeting of Shareholders, Proxy Statement and 2021 Annual Report. These materials also include the proxy card or voting instruction form for the Annual Meeting. Proxies are being solicited on behalf of our Board. The proxy materials include detailed information about the matters that will be discussed and voted on at the Annual Meeting and provide updated information about our Company that you should consider in order to make an informed decision when voting your shares.
Can I access the Company’s proxy materials online?
Yes. The Proxy Statement and 2021 Annual Report may be accessed at https://materials.proxyvote.com/168615. This site does not have “cookies” that identify visitors to the site.
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What is a proxy?
It is your legal designation of another person to vote on matters transacted at the Annual Meeting based upon the stock you own. That person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. The proxy included with this Proxy Statement designates each of Molly Langenstein, Patrick J. Guido and Wendy L. Hufford as proxies for the Annual Meeting.
What is a proxy statement?
It is a disclosure document that SEC regulations require us to give you so that you can make an informed voting decision when we ask you to designate individuals as proxies to vote on your behalf.
What is the difference between a shareholder of record and a shareholder who holds stock in street name?
If your shares are registered in your name, you are a shareholder of record. When you properly vote in accordance with the instructions provided on the proxy card or Notice of Internet Availability, you are instructing the named proxies to vote your shares in the manner you indicate on your proxy.
If your shares are held through a broker or other institution, which is usually the case if you hold your shares in a brokerage or similar account, your shares are held in “street name” and you are the beneficial owner. In this case, your broker or other institution or its respective nominee (broker or other nominee) is the shareholder of record for your shares. As the holder of record, only your broker or other nominee is authorized to vote or grant a proxy for your shares. When you properly vote in accordance with the instructions provided in the voting instruction form, you are giving your broker, or other nominee instructions on how to vote the shares they hold for you.
Applicable SEC and NYSE regulations limit the matters your broker may vote on without having been instructed to do so by you, especially as they relate to the election of directors and compensation matters. As a result, if you do not instruct your broker on how to vote your shares regarding the election of the directors or the advisory vote on the resolution to approve executive compensation, your shares will not be voted on these matters. We urge you to instruct your broker about how you wish your shares to be voted.
What is the record date and what does it mean?
The record date for the Annual Meeting is April 25, 2022. The record date is established by the Board of Directors as required by law and the Company’s Articles and Bylaws. Shareholders of record of our common stock at the close of business on the record date are entitled to:
(a)	receive notice of the Annual Meeting; and
(b)	vote at the Annual Meeting and any adjournments or postponements thereof.
No shareholders who become shareholders of record after the record date will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof.
What constitutes a “quorum” for the meeting?
A certain minimum number of shares must be present (which includes shares present in person or represented by proxy) at a meeting before any shareholder vote at the meeting can be effective. A quorum of shares must be present to conduct business at the meeting. For the Annual Meeting, the quorum requirement will be satisfied if a majority of the outstanding shares of common stock entitled to be cast on the matters submitted is present in person or represented by proxy. You are part of the quorum if you have voted by proxy. Abstentions and broker non-votes (discussed below) count as “shares present” at the meeting for purposes of determining a quorum. Virtual attendance at our Annual Meeting constitutes being present in person for purposes of the quorum for the meeting.
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■	Information About the 2022 Annual Meeting and Voting

Who is entitled to vote and how many votes do I have?
If you are a shareholder of record at the close of business on the record date, you can vote. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting. Shares of common stock, par value $0.01 per share, are the only outstanding voting securities of the Company. If your shares are held in street name at the close of business on the record date, you will have the right to instruct your broker or other nominee how to vote your shares, although specific procedures depend on the terms of your account arrangement. As of the record date, there were 125,141,959 common shares outstanding.
How do I vote my shares?
If you are a shareholder of record, you may vote by proxy in three convenient ways: by telephone, via the Internet or by completing, signing and returning the proxy card in the pre-paid envelope provided, if you receive a printed copy of the proxy materials. Simply follow the instructions provided on the Notice of Internet Availability or proxy card. Internet voting is provided on the Notice of Internet Availability and Internet and telephone voting information is provided on the proxy card. If you receive a printed copy of the proxy materials and vote via the Internet or by telephone, there is no need to return a proxy card. However, you may still vote by proxy by using the proxy card.
If your shares are held in street name, you will be able to vote using the voting instruction form provided to you by your broker or other nominee, and Internet and telephone voting may also be available per the instructions provided on such voting instruction form.
Your vote is important. Follow the instructions from your broker or other nominee included with our proxy materials, or contact your broker or other nominee to request a voting instruction form to vote before or during the meeting. Whether or not you plan to attend the meeting, we urge you to vote using your voting instruction form to ensure that your vote is counted.
If you are a participant in the Chico’s FAS, Inc. Managed Share Plan or the Chico’s FAS, Inc. 2021 Employee Stock Purchase Plan, please refer to the instructions provided by the Administrator of such plan in order to direct it how to vote your shares. If you are a former participant in the Chico’s FAS, Inc. Second Amended and Restated 2002 Employee Stock Purchase Plan that expired in 2020 and the Administrator of such plan still holds shares purchased under such plan in an account for you, please refer to the instructions provided by the Administrator in order to direct it how to vote your shares. Please note that you must return your vote instructions with respect to any shares held through the Chico’s Managed Share Plan or in your account under the 2021 Employee Stock Purchase Plan and/or the expired Second Amended and Restated 2002 Employee Stock Purchase Plan (collectively, the “Plan shares”) no later than 11:59 P.M. ET on June 20, 2022. Please note that you may not vote any Plan shares during the meeting, as such shares may only be voted through the Administrator. Since your vote is important, we urge you to vote promptly to ensure that your Plan shares are represented.
Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy before the polls close at the Annual Meeting in several ways.
A shareholder who has given a proxy may revoke it at any time before it is exercised at the meeting by:
■	delivering to the Company’s Corporate Secretary a written notice stating that the proxy is revoked;
■	signing and delivering a proxy card bearing a later date;
■	voting again by telephone or via the Internet; or
■	attending and voting during the meeting.
Please note, however, that if your shares are held in street name and you wish to revoke a proxy, you may need to contact your broker or other nominee to change any prior voting instructions.
Your vote must be received before the polls close at the Annual Meeting. While you can change your vote by voting during the Annual Meeting, attendance at the meeting will not, by itself, revoke a proxy. If your shares are held in street name, please contact your broker or other nominee for instructions on how to change your vote.
If I submit a proxy, how will my shares be voted?
By giving us your proxy, you authorize the individuals named as the proxies on the proxy card to vote your shares in accordance with the instructions you provide. You may vote for or against any or all of the director candidates and any or all of the other proposals. You may also abstain from voting. If you vote via the Internet or by telephone, you must indicate how you wish to vote on each proposal.
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Information About the 2022 Annual Meeting and Voting	■

If you sign and return a proxy card without indicating your instructions, your shares will be voted:
■	FOR election of the nine directors, nominated herein;
■	FOR approval of the advisory resolution to approve the compensation of our named executive officers; and
■	FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent certified public accountants for the fiscal year ending January 28, 2023 (fiscal 2022).
If your shares are held in street name, the voting instruction form you receive from your broker or other nominee should describe how your shares will be voted by the broker or other nominee if you return voting instructions.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy as soon as possible.
What are the Board’s recommendations?
The Board’s recommendations regarding the proposals to be considered at the Annual Meeting are set forth together with the descriptions of the proposals in this Proxy Statement. In summary, the Board recommends a vote:
■	FOR election of the nine directors, nominated herein (see page 10);
■	FOR approval of the advisory resolution to approve the compensation of our named executive officers (see page 37); and
■	FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent certified public accountants for the fiscal year ending January 28, 2023 (fiscal 2022) (see page 65).
My shares are held in street name. How are my shares voted if I do not return voting instructions?
If your shares are held in street name, under NYSE rules your shares may be voted on certain “routine” matters by the broker or other nominee, even if you do not provide voting instructions. When a proposal is not a “routine” matter under NYSE rules, the broker or other nominee cannot vote the shares on that proposal unless they have received prior voting instructions from the beneficial owner of the shares with respect to that proposal. This inability to vote the shares in such an instance is a “broker non-vote.”
Proposal 3, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for fiscal 2022, is considered a routine matter on which your broker or other nominee who holds your shares can vote your shares even if it has not received instructions from you. All other proposals in this Proxy Statement are non-routine matters and accordingly your broker or other nominee cannot vote your shares on those proposals without your instructions.
Although broker non-votes are not voted on non-routine matters, they will be counted in determining whether a quorum is present. If your shares are held in street name, we urge you to instruct to your broker or other nominee how to be vote your shares so you may participate in these matters.
What are abstentions and broker non-votes?
An abstention occurs when a share is present at a meeting (in person or represented by proxy) but indicates that the holder of record abstains from voting on the election of directors or any other proposal. As discussed above, a broker non-vote occurs when a broker or other nominee holding shares for another does not vote on a particular proposal because it does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.
What vote is required to approve each proposal?
Election of Directors. Our Board of Directors has instituted a majority vote standard in uncontested elections where a majority of the shares voted on the election of a director must be in favor of his or her election. This means that a director nominee will be elected if the number of votes cast “FOR” that nominee by holders entitled to vote exceeds the number of votes cast “AGAINST” that nominee.
Advisory Resolution to Approve Executive Compensation. The advisory resolution to approve the compensation of our named executive officers (the “say-on-pay” vote) will be approved if the number of votes cast “FOR” approval of such advisory resolution by holders entitled to vote exceeds the number of votes cast “AGAINST” approval of the advisory resolution. While the Board
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■	Information About the 2022 Annual Meeting and Voting

of Directors and its Compensation Committee will consider the shareholder vote, the final vote is advisory in nature and will not be binding on the Board or the Company.
Ratification of Appointment of Accountants. The appointment of Ernst & Young LLP as the Company’s independent certified public accountants for fiscal 2022 will be ratified if the number of votes cast “FOR” ratification of the appointment by holders entitled to vote exceeds the number of votes cast “AGAINST” the ratification of the appointment.
Other Matters. If any other matter requiring a shareholder vote should come before the meeting, the vote required will be determined in accordance with applicable law, the NYSE rules, and our Articles and Bylaws, as applicable.
How are abstentions and broker non-votes counted when tabulating the vote?
Abstentions, that is, a properly submitted proxy marked “ABSTAIN,” and broker non-votes with respect to a particular matter do not count in any vote totals for or against any matter presented for a shareholder vote at this Annual Meeting, even though the shares associated with such abstentions and broker non-votes are counted as “shares present” for purposes of determining whether there is a quorum present at the Annual Meeting. Accordingly, for purposes of such votes, abstentions and broker non-votes will have the same effect as a share that is not present or otherwise not voted.
Election of Directors. Abstentions and broker non-votes will have no effect on the outcome of the election of candidates for directors as they do not count as either “FOR” or “AGAINST” votes.
Advisory Resolution to Approve Executive Compensation. Abstentions and broker non-votes will have no effect on the outcome of the advisory resolution to approve executive compensation as they do not count as either “FOR” or “AGAINST” votes.
Ratification of Appointment of Accountants. Abstentions will have no effect on the outcome of the ratification of the appointment of the accountants as they do not count as either “FOR” or “AGAINST” votes.
Where can I find the voting results of the Annual Meeting?
We will report the voting results on a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.
Who is paying for the preparation and mailing of the proxy materials and how will solicitations be made?
We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf in person or by telephone, mail, or electronic transmission by our directors, officers or associates, who will receive no additional compensation for such solicitation. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material on our behalf to shareholders and the Company will reimburse such institutions for their out-of-pocket expenses incurred. The Company has not engaged any outside service provider to assist in the solicitation of proxies.
What does it mean if I receive more than one package of proxy materials or Notice of Internet Availability?
This means that you have multiple accounts holding Chico’s FAS, Inc. shares. These may include: accounts with our transfer agent, American Stock Transfer and Trust Company, Plan shares discussed above, and accounts with a broker, bank or other holder of record. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on every proxy card, voting instruction form or Notice of Internet Availability that you receive to ensure that all of your shares are voted.
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Do I have to attend the 2022 Annual Meeting in order to vote my shares?
No. Whether or not you plan to attend this year’s meeting, you may vote your shares by proxy. It is important that all shareholders participate by voting, regardless of the number of shares owned.
Regardless of whether you plan to attend the Annual Meeting or the number of shares of stock you own, please take the time to vote by proxy as soon as possible so that your shares are represented at the meeting.
When and where is our 2022 Annual Meeting?
We will be holding our Annual Meeting on June 23, 2022, beginning at 9:00 A.M., ET, via the Internet at www.virtualshareholdermeeting.com/CHS2022.
In light of the ongoing public health concerns associated with the pandemic, for the safety of all of our stakeholders, including our shareholders, and taking into account federal, state and local guidance that has been issued, we have determined that the 2022 Annual Meeting will be held in a virtual meeting format only, with no physical in-person meeting.
We aim to provide shareholders the same rights and comparable opportunities for participation that have been historically provided at our in-person annual meetings. As with an in-person meeting, at our virtual Annual Meeting, shareholders will be able to attend, vote and submit questions. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials. Additional information can also be found at https://materials.proxyvote.com/168615.
How can I attend our 2022 Annual Meeting?
Shareholders who owned shares as of the record date, or their duly appointed proxies, and our guests may attend the virtual Annual Meeting.
If you are a shareholder as of the record date, or a duly appointed proxy, you may attend, vote and submit questions virtually at our Annual Meeting by logging in at www.virtualshareholdermeeting.com/CHS2022 on your smart phone, tablet or computer. To enter the meeting, you will need your 16-digit control number. The control number will be included on your Notice of Internet Availability, proxy card, voting instruction form or other applicable proxy notice. If your shares are held in “street name,” your control number should be included with your voting instructions received from your broker or other nominee. Please follow the instructions on your Notice of Internet Availability, proxy card, voting instruction form or other applicable proxy notice that you received for accessing the virtual Annual Meeting. If your broker or other nominee has not provided you with your control number, please contact them for instructions on how to attend the virtual Annual Meeting.
If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to vote or submit questions.
Online access for the virtual Annual Meeting will begin at 8:45 A.M. ET on June 23, 2022. We encourage you to access the meeting website prior to the start time to have ample time to test your computer audio system.
Rules of conduct for the virtual Annual Meeting will be available once you log in to the meeting website.
A replay of the meeting will available on the Company’s website at www.chicosfas.com under “Investors” and under the subcategory “Events & Presentations” as soon as practicable following the meeting.
Can I vote during the virtual Annual Meeting?
Except as noted below, shareholders with a 16-digit control number can vote during the virtual Annual Meeting. To vote during the virtual Annual Meeting, shareholders can log in to the meeting website at www.virtualshareholdermeeting.com/CHS2022 and follow the instructions provided on the website. There will be a vote button that, when clicked, will display the proposals and voting choices. You will be able to vote by selecting your voting direction from the options shown on the screen. Confirmation that your vote has been received should appear once submitted. For as long as the polls remain open during the virtual Annual Meeting, you will be able to change your vote by selecting another voting direction or cancel your vote by pressing the cancel button before the Annual Meeting concludes. We encourage you to vote your proxy via the Internet, QR Code, telephone or proxy card prior to the Annual Meeting, even if you plan to attend the virtual Annual Meeting.
If you are a participant in the Chico’s FAS, Inc. Managed Share Plan or the Chico’s FAS, Inc. 2021 Employee Stock Purchase Plan, please refer to instructions provided by the Administrator of such plan in order to direct it how to vote your shares. If you are a former participant in the Chico’s FAS, Inc. Second Amended and Restated 2002 Employee Stock Purchase Plan that expired in
- 2022 Proxy Statement	75

■	Information About the 2022 Annual Meeting and Voting

2020 and the Administrator of such plan still holds shares purchased under such plan in an account for you, please refer to the instructions provided by the Administrator in order to direct it how to vote your shares. Please note that you must return your vote instructions with respect to any shares held through either the Chico’s Managed Share Plan or in your account under the 2021 Employee Stock Purchase Plan and/or the expired Second
Amended and Restated 2002 Employee Stock Purchase Plan (collectively, the “Plan shares”) no later than 11:59 P.M. ET on June 20, 2022. You may not vote any Plan shares during the virtual Annual Meeting, as such shares may only be voted through the Administrator. Since your vote is important, we urge you to vote promptly to ensure that your Plan shares are represented.
Can I ask questions at the virtual Annual Meeting?
We expect to hold, to the extent feasible and practical, a live question and answer session during the virtual Annual Meeting. Shareholders with a 16-digit control number who attend and participate in our virtual Annual Meeting at www.virtualshareholdermeeting.com/CHS2022 will have an opportunity to submit questions live via the Internet during a designated portion of the meeting. These shareholders may also submit a question in advance of the Annual Meeting at www.proxyvote.com. In both cases, shareholders must have available their control number provided on their Notice of Internet Availability, proxy card, voting instruction form or other applicable proxy notice.
Shareholders will be able to submit questions during the virtual Annual Meeting, by locating the “Ask A Question” box on the virtual Annual Meeting website and following the instructions.
We intend to answer questions pertinent to Company matters as time allows during the meeting. Questions that are substantially similar may be grouped together and answered once to avoid repetition. Shareholder questions related to personal or customer related matters, that are not pertinent to Annual Meeting matters, or that contain derogatory references to individuals, use offensive language, or are otherwise out of order or not suitable for the conduct of the Annual Meeting will not be addressed during the meeting.
If more questions are presented than time permits to be answered during the meeting, after the meeting we will post on the Company’s website at www.chicosfas.com under “Investors” and under the subcategory “Events & Presentations” a document that summarizes and answers the questions received that were not answered during the meeting.
What if I need technical assistance?
If you encounter any technical difficulties accessing the virtual Annual Meeting during the check-in or meeting, please call the technical support number that will be posted on the login page.
Please be sure to log on by 8:45 A.M. ET on June 23, 2022, so that any technical difficulties may be addressed before the virtual Annual Meeting begins.
76	- 2022 Proxy Statement

■	SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2023 ANNUAL MEETING
The Company’s 2023 Annual Meeting of Shareholders is currently expected to be held on June 22, 2023. To be eligible under the SEC shareholder proposal rule (Rule 14a-8 promulgated under the Exchange Act) for inclusion in next year’s proxy statement, and form of proxy, a shareholder must submit the proposal in writing so that we receive it by January 6, 2023 and must comply with Rule 14a-8 under the Exchange Act.
Even if a shareholder proposal is not eligible for inclusion in our proxy statement pursuant to Rule 14a-8, the proposal may still be offered for consideration at the 2023 Annual Meeting according to the procedures set forth in the Company’s Articles. The Company’s Articles contain requirements for certain advance notice to the Company of any shareholder proposal and of any nominations by shareholders of persons to stand for election as directors at a shareholders’ meeting.
Notice of director nominations must be submitted by a shareholder of record and must set forth the information required by the Company’s Articles. If your shares are held in street name, you may contact the broker or other nominee that holds your shares for information about how to register your shares directly in your name as a shareholder of record. Notice of shareholder proposals and of director nominations (other than proxy access director nominations) must be timely given in writing to the Corporate Secretary of the Company prior to the meeting at which the proposals are to be presented or the directors are to be elected. To be timely, notice must be received at the principal executive offices of the Company not less than 60 days prior to the meeting of shareholders; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was given or public disclosure of the date of the annual meeting was made, whichever first occurs. For the 2023 Annual Meeting, this notice must be received no later than the close of business on April 23, 2023 and must provide certain other information as described in the Company’s Articles.
A shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years shares of the Company’s common shares representing an aggregate of at least 3% of our outstanding shares, may nominate and include in our proxy materials director nominees constituting up to 20% of the Company’s Board, provided that the shareholder(s) and nominee(s) satisfy the requirements set forth in the Company’s Bylaws. Notice of proxy access director nominees must be received by our Corporate Secretary no earlier than the close of business on December 7, 2022 and no later than the close of business on January 6, 2023 to be included in the Company’s Proxy Statement for the 2023 Annual Meeting and form of proxy; provided, however, that in the event the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the previous year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the notice of proxy access director nominees must be delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.
In each case, the notice must include the information specified in our Articles or Bylaws, including information concerning the proposal or nominee, as the case may be, and information about the shareholder’s ownership of and agreements related to our stock.
In addition to satisfying the requirements in our Articles or Bylaws, to comply with the SEC’s new universal proxy rules (once effective), shareholders who intend to solicit proxies for the 2023 Annual Meeting in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (i) no later than April 24, 2023; or (ii) if the 2023 Annual Meeting is more than 30 days before or after June 23, 2023, then no later than the later of 60 days prior to the 2023 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting is first made by the Company.
Our Articles and Bylaws can be reviewed at the Company’s investor relations website (www.chicosfas.com) by clicking on “About Us” and then “Governance Documents & Charters.”
We will not entertain any proposals or nominations at the 2023 Annual Meeting that do not meet the requirements of Rule 14a-8, Rule 14a-19 and our Articles and Bylaws, as applicable. We strongly encourage shareholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination. Complete copies of our Articles and our Bylaws provisions governing these requirements are available to any shareholder without charge upon request from the Corporate Secretary of the Company.
All shareholder proposals and director nominations must be delivered or mailed to Chico’s FAS, Inc., c/o Corporate Secretary, 11215 Metro Parkway, Fort Myers, Florida 33966.
- 2022 Proxy Statement	77

■	OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors had not been informed of any matters proposed to be presented for action at the Annual Meeting other than the proposals specifically set forth in the Notice of Annual Meeting of Shareholders and referred to herein. If any other matters are properly presented for action at the Annual Meeting, the proxies will vote in their best judgment on such matters after consultation with the Board of Directors or, if no recommendation is given, in their own discretion.
The Company will provide without charge to any shareholder upon written request, a copy of the Company’s Annual Report on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended January 29, 2022 (fiscal 2021), as filed with the SEC (without exhibits). All such requests should be delivered to Wendy L. Hufford, Corporate Secretary, Chico’s FAS, Inc. at the address set forth on the Notice of Annual Meeting of Shareholders. Copies of exhibits will be provided upon written request and payment of a reasonable fee to cover the costs of reproduction and mailing.
By Order of the Board of Directors,

Wendy L. Hufford
Corporate Secretary
78	- 2022 Proxy Statement

CHICO'S FAS INC

CHICO'S FAS, INC.
ATTN: WENDY HUFFORD
11215 METRO PARKWAY
FORT MYERS, FL 33966-1206

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 22, 2022 for shares held directly and by 11:59 P.M. ET on June 20, 2022 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CHS2022**

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 22, 2022 for shares held directly and by 11:59 P.M. ET on June 20, 2022 for shares held in a Plan. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D78399-P67510 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHICO'S FAS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Bonnie R. Brooks	☐	☐	☐
1b. Janice L. Fields	☐	☐	☐
1c. Deborah L. Kerr	☐	☐	☐
1d. Eli M. Kumekpor	☐	☐	☐
1e. Molly Langenstein	☐	☐	☐
1f. John J. Mahoney	☐	☐	☐
1g. Kevin Mansell	☐	☐	☐
1h. Kim Roy	☐	☐	☐
1i. David F. Walker	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Proposal to approve an advisory resolution approving the compensation of our named executive officers.	☐	☐	☐
3. Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending January 28, 2023 (fiscal 2022).	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and 2021 Annual Report to Shareholders are available at www.proxyvote.com.

D78400-P67510

CHICO'S FAS, INC.
Annual Meeting of Shareholders
June 23, 2022 9:00 A.M., ET
This proxy is solicited by the Board of Directors.

The undersigned, a shareholder of CHICO'S FAS, INC. (the "Company"), hereby appoints Molly Langenstein, Patrick J. Guido and Wendy L. Hufford, and each of them, attorney and proxy of the undersigned, each with full powers of substitution, for and on behalf of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held via the Internet at www.virtualshareholdermeeting.com/CHS2022 at 9:00 A.M., ET, on June 23, 2022 and at any adjournments or postponements thereof (the "Annual Meeting"), and to vote at the Annual Meeting all the shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting, with the same effect as if the undersigned were personally present at the Annual Meeting, all as described in the Company's Proxy Statement dated May 6, 2022 relating to the Annual Meeting, and the undersigned hereby authorizes and instructs the above named proxies to vote as specified herein and in the best judgment of the named proxies after consultation with the Board of Directors or, if no recommendation is given, in their own discretion for other matters that may properly be presented for action at the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all nominees for director listed on this proxy, FOR the advisory resolution approving the compensation of the Company's named executive officers, FOR ratification of the appointment of Ernst & Young LLP as the Company's independent certified public accountants and in the best judgment of the named proxies after consultation with the Board of Directors or, if no recommendation is given, in their own discretion for other matters that may properly be presented for action at the Annual Meeting.

Continued and to be marked, dated and signed on reverse side